     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

              BERMUDA                                 7382                             NOT APPLICABLE
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                        THE ZURICH CENTRE, SECOND FLOOR
                               90 PITTS BAY ROAD
                             PEMBROKE HMO8, BERMUDA
                                (441) 292-8674*
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

   * Tyco International Ltd. maintains its registered and principal executive offices at The Zurich Centre,
 Second Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda. The executive offices of Tyco's principal
 United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire
                                     03833.
                 The telephone number there is (603) 778-9700.
                         ------------------------------

                                   COPIES TO:

   ABBE L. DIENSTAG, ESQ.       MEREDITH B. CROSS, ESQ.         FATI SADEGHI, ESQ.           ALAN D. SCHNITZER, ESQ.
 KRAMER LEVIN NAFTALIS &       WILMER, CUTLER & PICKERING    SENIOR CORPORATE COUNSEL      SIMPSON THACHER & BARTLETT
          FRANKEL LLP             2445 M STREET, N.W.      TYCO INTERNATIONAL (US) INC.       425 LEXINGTON AVENUE
      919 THIRD AVENUE          WASHINGTON, D.C. 20037             ONE TYCO PARK            NEW YORK, NEW YORK 10017
  NEW YORK, NEW YORK 10022          (202) 663-6000         EXETER, NEW HAMPSHIRE 03833           (212) 455-2000
       (212) 715-9100                                             (603) 778-9700

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                                                          PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                       AMOUNT TO BE           OFFERING PRICE          AGGREGATE OFFERING
          SECURITIES TO BE REGISTERED                    REGISTERED(1)              PER UNIT                  PRICE(2)
Common Shares, par value $0.20 per share........          67,653,865             Not Applicable   $                 3,157,744,158

                                                       PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                       AMOUNT OF
          SECURITIES TO BE REGISTERED                REGISTRATION FEE(3)
Common Shares, par value $0.20 per share........  $                  789,437

(1) Represents the estimated maximum number of Tyco common shares issuable upon consummation of the merger of C. R. Bard, Inc. with a subsidiary of the Registrant, assuming the exercise of all outstanding options and other rights to purchase or acquire shares of Bard common stock. The exact number of shares to be issued will be calculated based upon a specified average trading price of Tyco common shares over a specified period prior to the consummation of the merger. The Registrant does not expect the number of Tyco common shares actually issued to exceed this number.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended, based on the product of (i) $56.01, the average of the high and low sale prices of Bard common stock on the New York Stock Exchange on June 15, 2001 and (ii) 56,378,221, the expected maximum number of shares of Bard common stock to be acquired in the merger, which number includes 5,703,870 shares of Bard common stock subject to issuance pursuant to outstanding Bard stock options and other rights to acquire Bard common stock.
(3) .00025 of the Proposed Maximum Aggregate Offering Price.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          SUBJECT TO COMPLETION,
                                                             DATED JUNE 15, 2001

                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974

Dear Bard Shareholder:

    You are cordially invited to attend a special meeting of shareholders of C.
R. Bard, Inc., which will be held at             on       , 2001 at
      a.m., Eastern Time.

    At the meeting, you will be asked to approve a merger agreement that Bard has entered into with subsidiaries of Tyco International Ltd. The merger agreement provides for the merger of Bard with a Tyco subsidiary, as a result of which Bard will become an indirect Tyco subsidiary and holders of Bard common stock will become Tyco shareholders. Tyco has guaranteed the obligations of its subsidiaries under the merger agreement.

    In the merger, Bard shareholders will receive Tyco common shares for each share of Bard common stock they own based upon an exchange ratio which is designed to give Bard shareholders Tyco common shares with a value of $60.00 for each of their shares of Bard common stock. In no event, however, will Bard shareholders receive more than 1.2 Tyco common shares for each of their shares of Bard common stock. We expect the merger to be a tax-free transaction for holders of Bard common stock.

    Tyco common shares and Bard common shares are both listed on the New York Stock Exchange. Tyco is listed under the symbol "TYC" and Bard is listed under the symbol "BCR".

    The accompanying proxy statement/prospectus provides a detailed description of the proposed merger and the merger consideration, as well as the effects of the merger on you as a shareholder and on Bard. I urge you to read the enclosed materials carefully.

    AFTER CAREFUL CONSIDERATION, THE BARD BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF BARD AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    YOUR VOTE IS VERY IMPORTANT. APPROVAL OF THE MERGER AGREEMENT REQUIRES AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF BARD SHARES ENTITLED TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. AS A SHAREHOLDER OF RECORD, YOU CAN VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR MARK YOUR VOTE ON THE PROXY CARD, SIGN AND DATE IT AND MAIL IT IN THE ENVELOPE PROVIDED. This action will not limit your right to vote in person if you wish to attend the special meeting and vote personally.

                                                      Sincerely yours,

                                                      William H. Longfield
                                                      Chairman and Chief Executive Officer

    SEE "RISK FACTORS" BEGINNING ON PAGE   FOR A DISCUSSION OF ISSUES WHICH
SHOULD BE CONSIDERED BY SHAREHOLDERS WITH RESPECT TO THE MERGER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TYCO COMMON SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This proxy statement/prospectus is dated             , 2001 and is first
being mailed to shareholders on or about             , 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

    This document incorporates by reference important business and financial information about Tyco and Bard from documents that are not included in, or delivered with, this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to Tyco and Bard that are incorporated in this document by reference by requesting them in writing, or by telephone, from the appropriate company:

           TYCO INTERNATIONAL LTD.                           C. R. BARD, INC.
       THE ZURICH CENTRE, SECOND FLOOR                      730 CENTRAL AVENUE
              90 PITTS BAY ROAD                        MURRAY HILL, NEW JERSEY 07974
           PEMBROKE HM 08, BERMUDA                            ATTN: SECRETARY
               (441) 292-8674                                 (908) 277-8000

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY       , 2001 IN
ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

    See also "Where You Can Find More Information" on page i.

                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON              , 2001

                            ------------------------

TO THE SHAREHOLDERS OF
  C. R. BARD, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of C. R.
Bard, Inc. will be held at             on       , 2001 at       a.m., Eastern
Time for the following purpose:

        To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 29, 2001, among Bard, Tyco Acquisition Corp. XXII
    (NV), a Nevada corporation and a wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, and S2 Mergersub Inc., a New Jersey corporation and a wholly-owned subsidiary of Tyco Acquisition, pursuant to which, among other things, Bard would become an indirect subsidiary of Tyco and holders of Bard common stock would become Tyco shareholders, as more fully explained in the proxy statement/ prospectus that accompanies this notice.

    Only holders of record of Bard common stock at the close of business on
      , 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. The affirmative vote of the holders of shares representing at least a majority of the votes cast by holders of Bard common stock entitled to vote is required to approve the merger agreement.

    All shareholders are urged to attend the meeting in person or to vote by proxy. Shareholders who do not expect to attend the meeting are requested to vote either: (1) by phone as directed on the enclosed proxy card; (2) over the Internet as directed on the enclosed proxy card; or (3) by completing, signing and dating the enclosed proxy card and returning it promptly in the self-addressed envelope provided.

                                          By Order of the Board of Directors,

                                          Nadia C. Adler

                                          SECRETARY

Murray Hill, New Jersey
            , 2001

                      WHERE YOU CAN FIND MORE INFORMATION

    Tyco and Bard file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room                  Northeast Regional Office
450 Fifth Street, N.W.                 7 World Trade Center
Room 1024                              Suite 1300
Washington, DC 20549                   New York, New York 10048

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The filings of Tyco and Bard with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

    You can also inspect reports, proxy statements and other information about Tyco and Bard at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Tyco filed a registration statement on Form S-4 to register with the SEC the Tyco common shares to be delivered in connection with the merger. This document is a part of that registration statement and constitutes a prospectus of Tyco, in addition to being a proxy statement of Bard for the special meeting of Bard shareholders. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to that document) in the manner described above.

    This document incorporates by reference the following documents that Tyco and Bard have previously filed with the SEC:

TYCO SEC FILINGS (FILE NO. 001-13836)                             PERIOD
-------------------------------------          ---------------------------------------------
Annual Report on Form 10-K                     Fiscal year ended September 30, 2000

Quarterly Reports on Form 10-Q                 Quarterly periods ended December 31, 2000 and
                                                 March 31, 2001

Current Reports on Form 8-K                    Filed on November 1, 2000, November 15, 2000,
                                                 February 9, 2001, March 15, 2001,
                                                 March 29, 2001, April 3, 2001, May 24,
                                                 2001 and June 15, 2001

The description of Tyco common shares as set   Filed on March 1, 1999
  forth in its Registration Statement on
  Form 8-A/A

BARD SEC FILINGS (FILE NO. 001-06926)                             PERIOD
-------------------------------------          ---------------------------------------------
Annual Report on Form 10-K                     Fiscal year ended December 31, 2000

Quarterly Report on Form 10-Q                  Quarterly period ended March 31, 2001

Current Reports on Form 8-K                    Filed on March 14, 2001, April 18, 2001 and
                                                 June 15, 2001

The description of Bard common stock as set    Filed on October 12, 1995
  forth in its Registration Statement on
  Form 8-A

    Tyco and Bard also are incorporating by reference additional documents that they file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date that the offering of Tyco common shares through this document is completed. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included in this document.

    Tyco has supplied all information contained or incorporated by reference in this document relating to Tyco, and Bard has supplied all such information relating to Bard.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT WHEN DECIDING HOW TO VOTE ON THE MERGER. NEITHER TYCO NOR BARD HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT
FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED       , 2001.
YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS DOCUMENT NOR THE DELIVERY OF TYCO COMMON SHARES IN CONNECTION WITH THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................      i

QUESTIONS AND ANSWERS ABOUT THE TYCO/BARD MERGER............      1

SUMMARY.....................................................      4
  The Companies.............................................      4
  The Special Meeting.......................................      5
  The Merger................................................      6
  Comparison of Rights of Shareholders of Bard and
    Shareholders of Tyco....................................      8

RISK FACTORS................................................      9

FORWARD LOOKING INFORMATION.................................     11

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO AND
  BARD......................................................     12
  Selected Consolidated Historical Financial Data of Tyco...     13
  Selected Consolidated Historical Financial Data of Bard...     15
  Comparative Per Share Information.........................     17
  Comparative Market Value Information......................     18
  Recent Developments.......................................     19

C. R. BARD, INC. SPECIAL MEETING............................     20
  Proxy Statement/Prospectus................................     20
  Date, Time and Place......................................     20
  Purpose of the Bard Special Meeting.......................     20
  Record Date; Voting Rights; Quorum; Required Vote.........     20
  Recommendation of the Board of Directors of Bard..........     21
  Proxies; Revocation.......................................     21
  Solicitation of Proxies...................................     21

THE MERGER..................................................     22
  Background of the Merger..................................     22
  Financial Forecast........................................     24
  Recommendation of the Board of Directors of Bard; Reasons
    of Bard for the Merger..................................     24
  Opinion of Financial Advisor to Bard......................     28
  Reasons of Tyco for the Merger............................     34
  Interests of Certain Persons in the Merger................     34
  Material U.S. Federal Income Tax and Bermuda Tax
    Consequences............................................     37
  Accounting Treatment......................................     40
  Regulatory Approvals Required for the Merger..............     41
  U.S. Federal Securities Law Consequences..................     42
  Dividends.................................................     42
  Stock Exchange Listing....................................     42
  Dissenters' Rights........................................     42

THE MERGER AGREEMENT........................................     43
  General...................................................     43
  The Merger................................................     43
  Effective Time............................................     43
  Merger Consideration......................................     43
  Exchange of Bard Common Stock.............................     44
  Representations and Warranties............................     45

                                                                PAGE
                                                              --------
  Conduct of Business by Bard...............................     45
  Conduct of Business by Tyco...............................     46
  No Solicitation...........................................     47
  Certain Other Covenants...................................     48
  Conditions to the Merger..................................     51
  Additional Conditions to Obligation of Tyco Acquisition...     51
  Additional Conditions to Obligation of Bard...............     52
  Termination...............................................     52
  Amendment and Waiver; Parties in Interest.................     55
  Guarantee.................................................     55

COMPARATIVE PER SHARE PRICES AND DIVIDENDS..................     56
  Tyco......................................................     56
  Bard......................................................     57

COMPARISON OF RIGHTS OF STOCKHOLDERS OF BARD AND
  SHAREHOLDERS OF TYCO......................................     58

LEGAL MATTERS...............................................     70

EXPERTS.....................................................     70

FUTURE STOCKHOLDER PROPOSALS................................     70

ANNEXES
  Annex A--Agreement and Plan of Merger and Related
    Guarantee
  Annex B--Opinion of UBS Warburg LLC

                QUESTIONS AND ANSWERS ABOUT THE TYCO/BARD MERGER

Q.  WHY ARE BARD AND TYCO PROPOSING THE MERGER?

A. The merger will give Bard shareholders the opportunity to participate in a substantially larger and more diversified public company. Furthermore, the price offered by Tyco is designed to give Bard shareholders a significant premium for their shares over the value of Bard common stock on May 29, 2001, the last trading day before the merger was publicly announced.

    In addition, Bard's lines of vascular, urological, oncological and surgical products are complementary to related products manufactured and marketed by Tyco's healthcare group. With the greater resources available to Tyco, the merger should provide a means to significantly enhance the development and distribution of Bard's products.

    The reasons Bard and Tyco are proposing the merger are discussed in more detail later in this document. See "Recommendation of the Board of Directors of
Bard; Reasons of Bard for the Merger" beginning on page   and "Reasons of Tyco
for the Merger" beginning on page   .

Q.  WHAT WILL I RECEIVE IN THE MERGER?

A. If the merger is completed, holders of Bard common stock will receive Tyco common shares in exchange for each of their shares of Bard common stock based upon an exchange ratio which is designed to give Bard shareholders Tyco common shares with a value of $60.00 for each of their shares of Bard common stock, so long as the value of a Tyco common share is at least $50.00. For these purposes, the value of the Tyco common shares received by Bard shareholders will be based on an average share price of Tyco common shares prior to the special meeting as described below. In no event, however, will Bard shareholders receive more than
1.2 Tyco common shares for each of their shares of Bard common stock. Cash will be paid instead of fractional Tyco shares.

Q. HOW IS THE EXCHANGE RATIO OF TYCO COMMON SHARES FOR BARD COMMON STOCK DETERMINED?

A. The exchange ratio will equal $60.00 divided by the average share price of Tyco common shares, unless the average share price is less than $50.00, in which case the exchange ratio will be fixed at 1.2, which is determined by dividing $60.00 by $50.00. The average share price of Tyco common shares will be computed by taking the average of the daily volume-weighted averages of the per share selling price of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the third trading day immediately preceding the special meeting of Bard's shareholders to vote on the merger.

    If the average share price of Tyco's common shares is less than $50.00, the number of Tyco common shares the Bard shareholders will receive will have a value of less than $60.00 based on the average share price. Bard shareholders also should be aware that the market value of Tyco shares that they receive at the time the merger is consummated could be less than $60.00 per share of Bard common stock, even if the Tyco average share price is not less than $50.00. This would happen if the market value of Tyco shares at the time of the merger were less than the average Tyco share price used to determine the exchange ratio. See the risk factor entitled "Bard shareholders could receive less than $60.00 in
value of Tyco common shares for each share of Bard common stock" on page   . See
also "Merger Consideration" beginning on page   .

    The closing price of Tyco common shares on the New York Stock Exchange on
      , 2001 was $    . If this price were the average price of Tyco common
shares during the pricing period referred to above, the exchange ratio would be
      .

Q.  HOW WILL I KNOW WHAT THE ACTUAL EXCHANGE RATIO IS?

A.  You can call             , toll free in the United States and Canada (banks
and brokers call collect at             ), at any time beginning on
            , 2001, after the close of business, for the average share price of Tyco common shares for the preceding five trading days and the exchange ratio that would be in effect based on that average share price. The actual average share price and the actual exchange ratio will be calculated before the Bard special meeting, as described above, and will be available at the above numbers
after the close of business on             . You are urged to call these numbers
before the Bard special meeting.

Q.  WHEN WILL THE MERGER TAKE EFFECT?

A. The merger is expected to take effect after the closing conditions set forth in the merger agreement, including the approval of the merger agreement by the Bard shareholders and the receipt of regulatory clearances, have been satisfied or waived. We currently expect to be able to complete the merger in the fourth calendar quarter of 2001.

Q.  WHAT SHAREHOLDER APPROVAL IS NEEDED?

A. The affirmative vote of the holders of shares representing at least a majority of votes cast by holders of Bard common stock entitled to vote is required to approve the merger agreement. The approval of Tyco shareholders is not required.

Q.  WHAT IF I DON'T VOTE?

A. If you fail to vote by proxy, including voting by phone or over the Internet, or in person, it will have no effect on the approval of the merger agreement.

    If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you respond and abstain from voting, your proxy will have no effect on the approval of the merger agreement.

Q.  WHAT SHOULD I DO NOW?

A. After carefully reading and considering the information contained in this document, you should cast your vote on the merger either (1) by phone as directed on the enclosed proxy card; (2) over the Internet as directed on the enclosed proxy card; or (3) by completing, signing and dating your proxy card and returning it promptly in the self-addressed envelope provided. You also can attend the special meeting and vote in person. The Bard Board of Directors recommends that you vote FOR approval of the merger agreement.

Q.  WHEN SHOULD I SEND IN MY PROXY CARD? CAN I CHANGE MY VOTE?

A. You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting. You can change your vote at any time prior to the special meeting by submitting a later dated, signed proxy card. You also can change your vote by attending the special meeting and voting in person.

Q.  IF MY SHARES OF BARD STOCK ARE HELD BY A BANK OR BROKER, HOW CAN I VOTE?

A. If your shares are held by a bank, broker or other nominee, you must contact the nominee to vote on your behalf. The nominee cannot vote your shares without receiving instructions from you. If you instruct a nominee on how to vote your shares, you must follow directions received from that nominee if you wish to change your vote.

Q. WILL I RECEIVE A PHYSICAL CERTIFICATE FOR THE TYCO SHARES THAT ARE DELIVERED TO ME IN THE MERGER?

A. No. If you are a record holder of Bard common stock, your Tyco common shares will be issued under Tyco's Direct Registration System. This means your shares will be held in an account maintained by Mellon Investor Services LLC, Tyco's transfer agent. If you want a physical certificate, you can request one at any time. If you hold your Bard common stock through a bank, broker or other nominee, you will initially hold your Tyco common shares through that nominee.

Q.  SHOULD I SEND IN MY BARD STOCK CERTIFICATES NOW?

A. No. After the merger is completed, you will receive written instructions on how to exchange your Bard stock certificates for Tyco common shares. Please do not send in your Bard stock certificates with your proxy.

Q.  WHAT SHOULD I DO IF I HAVE QUESTIONS?

A.  You should call 1-800-   -    (toll free in the United States and Canada) or
1-212-   -
collect.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE I. IN PARTICULAR, YOU SHOULD READ THE MERGER AGREEMENT AND THE OPINION OF UBS WARBURG LLC, WHICH ARE ATTACHED TO THIS DOCUMENT AS ANNEXES A AND B, RESPECTIVELY.

                                 THE COMPANIES

TYCO INTERNATIONAL LTD.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 292-8674

    Tyco is a diversified manufacturing and service company that, through its subsidiaries:

    - designs, manufactures and distributes electrical and electronic components and multi-layer printed circuit boards;

    - designs, engineers, manufactures, installs, operates and maintains undersea cable communications systems;

    - designs, manufactures and distributes disposable medical supplies and other specialty products;

    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems; and

    - designs, manufactures and distributes flow control products and provides environmental consulting services.

    In addition, as a result of Tyco's acquisition of The CIT Group, Inc. on June 1, 2001, Tyco is a leading source of financing and leasing capital for companies in more than 30 industries, including many of today's leading industries and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. CIT commenced operations in 1908 and has developed a broad array of "franchise" businesses that focus on specific industries, asset types and markets, which are balanced by client, industry and geographic diversification.

    Tyco operates in more than 100 countries around the world and expects revenues for its fiscal year ending September 30, 2001 to exceed $37 billion.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in its existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco reviews acquisition opportunities in the ordinary course of business, some of which may be material and some of which are currently under investigation, discussion or negotiation. There can be no assurance that any of such acquisitions will be consummated.

    Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI".

    Tyco's registered and principal executive offices are located at the above address in Bermuda. The executive offices of Tyco's principal United States subsidiaries and of Tyco Acquisition and Mergersub are located at One Tyco Park, Exeter, New Hampshire 03833, and the telephone number there is (603) 778-9700.

    For additional information regarding the business of Tyco, please see Tyco's Form 10-K and other filings of Tyco with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information" on page i.

C. R. BARD, INC.
730 Central Avenue
Murray Hill, New Jersey 07974
(908) 277-8000

    Bard is a leading multinational developer, manufacturer and marketer of health care products in the fields of vascular, urology, oncology and surgical specialty products, including:

    - Vascular Diagnosis and Intervention Products. Bard's line of vascular diagnosis and intervention products includes peripheral angioplasty stents, catheters, guide wires, introducers and accessories, vena cava filters and biopsy devices; electrophysiology products including cardiac mapping and electrophysiology laboratory systems, and diagnostic and temporary pacing electrode catheters; fabrics and meshes and implantable blood vessel replacements.

    - Urological Diagnosis and Intervention Products. Historically, Bard has been known for its products in the urological field, where its Foley catheter is the leading device for bladder drainage. Bard offers a complete line of other urological diagnosis and intervention products including procedure kits and trays and related urine monitoring and collection systems; urethral stents; and specialty devices for incontinence, endoscopic procedures and stone removal.

    - Oncological Diagnosis and Intervention Products. Bard's line of oncological diagnosis and intervention products include specialty access catheters and ports, gastroenterological products and endoscopy products.

    - Surgical Specialties Products. Bard's surgical specialties products include meshes for hernia repair, irrigation devices for orthopaedic and laparoscopic procedures, laparoscopic accessories and topical hemostasis products.

    Bard's common stock is listed on the New York Stock Exchange under the symbol "BCR".

    For additional information regarding the business of Bard, please see Bard's Form 10-K and other filings with the SEC which are incorporated by reference into this document. See "Where You Can Find More Information" on page i.

                          THE SPECIAL MEETING (PAGE  )

    The special meeting of Bard shareholders will be held on   , 2001, at
      a.m., Eastern Time, at       ,             , New Jersey       .

    The record date for Bard shareholders entitled to receive notice of and to
vote at the Bard special meeting is the close of business on       , 2001. On
that date, there were       shares of Bard common stock outstanding. Each holder
of record of Bard common stock is entitled to one vote per share on the merger.

SHAREHOLDER VOTE REQUIRED

    The affirmative vote of a majority of the votes cast by the holders of Bard shares entitled to vote is required to approve the merger agreement.

                              THE MERGER (PAGE   )

    The proposed merger is pursuant to a merger agreement between Bard and two Tyco subsidiaries, Tyco Acquisition Corp. XXII (NV) and S2 Mergersub Inc. In the merger, Bard will merge with Mergersub and will become a direct subsidiary of Tyco Acquisition and an indirect subsidiary of Tyco. Tyco has guaranteed the obligations of its subsidiaries under the merger agreement.

THE EXCHANGE RATIO; MERGER CONSIDERATION

    The exchange ratio is designed to give Bard shareholders a number of Tyco common shares with a value of $60.00 for each of their shares of Bard common stock, so long as the value of a Tyco common share is at least $50.00. If the value of a Tyco common share is less than $50.00, Bard shareholders will only receive 1.2 Tyco common shares for each of their shares of Bard common stock. The value of a Tyco common share for these purposes will be an average share price calculated by taking the average of the daily volume-weighted averages of the per share selling price of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the third trading day immediately preceding the date of the special meeting of Bard's shareholders to vote on the approval of the merger
agreement. Assuming the special meeting is held as scheduled on             ,
2001, the average share price will be calculated over the period of
            , 2001 through       , 2001.

    The market value of Tyco shares that Bard shareholders receive at the time the merger is consummated could be less than $60.00 per share of Bard common stock, even if the Tyco average share price is not less than $50.00. This would happen if the market value of Tyco shares at the time of the merger were less than the average Tyco share price used to determine the exchange ratio. See the risk factor entitled "Bard shareholders could receive less than $60.00 in value
of Tyco common shares for each share of Bard common stock" on page   .

DISSENTERS' RIGHTS

    Under New Jersey law, which governs the merger, Bard shareholders will not have any dissenters' rights as a result of the merger.

RESTRICTIONS ON THE ABILITY TO SELL TYCO COMMON SHARES

    All Tyco common shares received by shareholders of Bard in connection with the merger will be freely transferable except for Tyco common shares received by Bard shareholders who are considered to be "affiliates" of Bard under the Securities Act. See "U.S. Federal Securities Law Consequences" beginning on page
  .

TAX TREATMENT

    The receipt of Tyco common shares in the merger will generally be tax-free to Bard shareholders for United States federal income tax purposes, except for tax with respect to any gain on cash received in lieu of fractional Tyco common shares.

    To review the tax consequences of the merger in greater detail, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on
page   .

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    In considering the recommendation of Bard's Board of Directors in favor of the merger, shareholders should be aware that members of Bard's Board of Directors and Bard's executive officers will receive benefits as a result of the merger that will be in addition to or different from the benefits received by Bard shareholders generally. For example, each outstanding option to purchase shares of Bard common stock held by Bard's directors and executive officers (as well as each such option held by other Bard employees), whether or not then exercisable, will become, in accordance with the terms of the merger agreement, fully vested and exercisable at the consummation of the merger. Bard's executive officers will be entitled to certain other benefits if the merger is completed. In addition, under certain qualifying circumstances, Bard's executive officers will be entitled to receive severance benefits upon actual or constructive termination of their employment within certain time periods following the
merger. See "Interests of Certain Persons in the Merger" beginning on page   .

CONDITIONS TO THE MERGER

    The consummation of the merger depends upon satisfaction of a number of conditions, including:

    - continuing effectiveness of the registration statement of which this document is a part;

    - approval of the merger agreement by the Bard shareholders;

    - the absence of legal restraints to the consummation of the merger, including the receipt of all necessary material regulatory clearances; and

    - receipt of opinions regarding the tax-free nature of the merger in respect of the Tyco common shares received.

    For further details, see "Conditions to the Merger" beginning on page   .

TERMINATION OF THE MERGER

    Either Bard or Tyco Acquisition may terminate the merger agreement if:

    - both parties consent in writing;

    - the merger is not consummated by January 31, 2002 through no fault of the party seeking to call off the merger;

    - the Bard shareholders do not approve the merger agreement;

    - there are legal restraints preventing the merger;

    - a representation or warranty of the other party is untrue as of a particular date or when made or becomes untrue, and the failure cannot be remedied; or

    - the other party materially breaches any covenant or agreement and that breach cannot be remedied.

    Tyco Acquisition also may terminate the merger agreement if Bard's Board of Directors adversely withdraws, modifies or changes its approval, adoption or recommendation of the merger agreement, recommends an alternative acquisition transaction with a third party, or fails either to include its recommendation of the merger agreement in this proxy statement/prospectus or to solicit proxies in favor of the merger agreement.

    Subject to certain conditions, Bard may terminate the merger agreement to accept an acquisition proposal that is financially more favorable to Bard shareholders than the proposed merger with Tyco Acquisition.

    For further details, see "Termination" beginning on page   .

TERMINATION FEE AND EXPENSES; NO SOLICITATION PROVISIONS

    If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Bard may be required to pay a termination fee of $105 million to Tyco and/or pay reasonable out-of-pocket expenses of up to $5 million in the aggregate to Tyco and Tyco Acquisition. Tyco Acquisition may be required to pay Bard up to $5 million of Bard's reasonable out-of-pocket expenses if the merger is terminated under certain circumstances.
See "Fees and Expenses" beginning on page   for a discussion of the
circumstances in which the fee and expenses are payable.

    Bard has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Bard may respond to unsolicited transaction proposals if required by the fiduciary duties of Bard's Board. Bard must promptly notify Tyco if it receives proposals for any such alternative acquisition transactions. See "No
Solicitation" beginning on page   .

    The termination fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with Bard from proposing an alternative acquisition transaction.

ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase by Tyco in accordance with United States generally accepted accounting principles.

OPINION OF FINANCIAL ADVISOR TO BARD

    Bard engaged UBS Warburg LLC to act as Bard's financial advisor for the transaction. On May 29, 2001, UBS Warburg delivered its oral opinion to the Bard Board of Directors, subsequently confirmed in its written opinion, dated
May 29, 2001, that, as of that date and based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by Bard shareholders in the merger is fair from a financial point of view to such holders. See "Opinion of Financial Advisor to
Bard" beginning on page   . The full text of the written opinion of UBS Warburg
is attached as Annex B to this document. You should read this opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken in delivering this opinion.

     COMPARISON OF RIGHTS OF SHAREHOLDERS OF BARD AND SHAREHOLDERS OF TYCO

    The rights of Tyco shareholders are governed by Bermuda law and Tyco's Memorandum of Association and Bye-laws. The rights of Bard shareholders are governed by New Jersey law and Bard's Certificate of Incorporation and By-laws. The rights of Tyco shareholders under Bermuda law are different from the rights of shareholders of Bard under New Jersey law. For a summary of material differences between the rights of Tyco shareholders and Bard shareholders, see "Comparison of Rights of Shareholders of Bard and Shareholders of Tyco"
beginning on page   .

                                  RISK FACTORS

    In evaluating the merger and the merger agreement, Bard shareholders should take into account the following risk factors:

BARD SHAREHOLDERS COULD RECEIVE LESS THAN $60.00 IN VALUE OF TYCO COMMON SHARES FOR EACH SHARE OF BARD COMMON STOCK.

    The merger agreement values the Tyco common shares that Bard shareholders will receive based upon the average share price of the Tyco common shares. The average share price of Tyco common shares will be calculated by taking the average of the daily volume-weighted average of the per share selling prices of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the third trading day immediately preceding the date of the Bard special meeting. If the average share price is less than $50.00, the exchange ratio will be fixed at 1.2 Tyco common shares (the exchange ratio determined by dividing $60.00 by $50.00), and the value of Tyco common shares that Bard shareholders will receive for each share of Bard common stock, based upon the average share price, will be less than $60.00.

    Bard shareholders also could receive less than $60.00 in value of Tyco common shares for each share of Bard common stock if the market value of the Tyco common shares at the time of the consummation of the merger is less than the calculated average share price. There exists the possibility that the merger may not be consummated immediately after the special meeting of Bard shareholders because of the need to obtain certain regulatory clearances. In these circumstances, the market price for Tyco common shares at the time the merger is consummated is likely to be different from both the average share price used to calculate the exchange ratio and the market price for Tyco common shares at the time of the Bard special meeting. The market price of Tyco common shares fluctuates for many reasons, including changes in Tyco's businesses, operations and prospects, regulatory considerations and general market and economic conditions. Because the exchange ratio will be fixed a few days prior to the Bard special meeting, the number of Tyco common shares Bard shareholders will receive in the merger will not be affected by or adjusted for the market price of Tyco common shares at the time the merger is consummated. If there were a decline in the price of Tyco shares during the period between the special meeting and the consummation of the merger, the merger consideration would not be recalculated, the value of Tyco common shares that Bard shareholders would receive for each share of Bard common stock would be less than $60.00 and Bard shareholders would not have an opportunity to vote again on the merger.

THE OPINION OBTAINED BY BARD FROM ITS FINANCIAL ADVISOR SPEAKS AS OF ITS DATE AND DOES NOT REFLECT SUBSEQUENT CHANGES IN CIRCUMSTANCES.

    Bard shareholders should be aware that the opinion of UBS Warburg, Bard's financial advisor, which addresses the fairness from a financial point of view of the consideration to be received by Bard shareholders in the merger, is based on financial, economic, market and other conditions as they existed as of the date of such opinion and not at any later time. Changes in such conditions, many of which are beyond the control of Tyco, Bard or UBS Warburg, and on which the opinion of UBS Warburg is based, may alter the value of Tyco or Bard or their respective stock prices at the time the merger is completed. Bard does not intend to obtain an updated opinion from UBS Warburg prior to the Bard special meeting or the consummation of the merger.

THE RIGHTS OF SHAREHOLDERS OF TYCO UNDER BERMUDA LAW ARE IN SOME WAYS NOT AS FAVORABLE AS THE RIGHTS OF SHAREHOLDERS OF BARD UNDER NEW JERSEY LAW.

    - Shareholders may be more limited in their ability to obtain jurisdiction over Tyco outside Bermuda, so that certain remedies available to shareholders of Bard, such as class action lawsuits under United States federal and New Jersey law, might not be available to Tyco shareholders.

    - The right to bring a derivative action in the name of a company for a wrong to the company committed by present or former directors of the company is more limited under Bermuda law than under New Jersey law.

    - Under Bermuda law and Tyco's Bye-laws, only shareholders holding 5% or more of the outstanding Tyco shares or numbering 100 or more are entitled to propose a resolution at a Tyco general meeting. Tyco's Board of Directors can waive these requirements, and the staff of the SEC has taken the position that the SEC's proxy rules may require Tyco to include in its proxy material proposals of shareholders who do not satisfy such requirements. Bard shareholders do not have to satisfy such requirements to propose a resolution at a Bard shareholders meeting.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT BARD'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed, Bard may be subject to the following material risks:

    - Bard may be required to pay Tyco a termination fee of $105 million, plus up to $5 million of expenses incurred by Tyco;

    - the price of Bard common stock may decline to the extent that the current market price of Bard common stock reflects a market assumption that the merger will be completed; and

    - costs related to the merger, such as legal, accounting and certain financial advisor fees, must be paid even if the merger is not completed.

    If the merger agreement is terminated and Bard's Board of Directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. The obligation to pay Tyco a termination fee in certain circumstances could also serve as a deterrent to any other potential merger partner. In addition, while the merger agreement is in effect and subject to the limited exceptions
described under "No Solicitation" beginning on page   of this Proxy Statement/
Prospectus, Bard is prohibited from directly or indirectly soliciting or encouraging the initiation of any inquiries or proposals regarding certain extraordinary transactions, such as a merger, sale of assets or similar transactions with any party other than Tyco.

                          FORWARD LOOKING INFORMATION

    Certain statements contained in or incorporated by reference into this document are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the timing or benefits of the merger and the value of the Tyco common shares to be received by Bard shareholders as consideration for the merger, as well as expectations with respect to future sales and other results of operations, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and Bard, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things:

    - the impact of fluctuations in the share price of Tyco common shares;

    - overall economic and business conditions;

    - the demand for Tyco's and Bard's goods and services;

    - competitive factors in the industries in which Tyco and Bard compete;

    - the risk factors described above under the heading "Risk Factors";

    - changes in U.S. and non-U.S. government regulations;

    - changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

    - results of litigation;

    - interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations;

    - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

    - the ability to achieve anticipated synergies in connection with the acquisition of Bard, Tyco's recent acquisition of CIT and other acquisitions;

    - the timing, impact and other uncertainties of future acquisitions by Tyco; and

    - the timing of construction and the successful operation of the TyCom Global Network, by Tyco's majority owned subsidiary, TyCom Ltd., Tyco's undersea cable communications business.

    For additional factors that might affect such forward-looking statements with respect to Bard, see the factors identified under the heading "Cautionary Statement Regarding Forward Looking Information" in Bard's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. See "Where You Can Find More Information" on page i.

        SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO AND BARD

    The following information is being provided to assist you in analyzing the financial aspects of the merger. The selected financial information for Tyco for the six months ended March 31, 2001 and 2000 was derived from the unaudited Consolidated Financial Statements included in Tyco's Quarterly Report on
Form 10-Q for the quarterly period ended March 31, 2001. The data presented for Tyco for the six months ended March 31, 2001 and 2000 are unaudited and, in the opinion of Tyco's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Tyco's results for the six months ended March 31, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2001. The selected financial information for Tyco for the fiscal years ended
September 30, 2000, 1999 and 1998 was derived from the audited Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000. The selected financial information for Tyco for the nine months ended September 30, 1997 was derived from the audited Consolidated Financial Statements included in Tyco's Annual Report on
Form 10-K/A filed on June 26, 2000. The selected financial information for Tyco for the year ended December 31, 1996 was derived from the audited Consolidated Financial Statements included in Tyco's Current Report on Form 8-K filed on
June 3, 1999.

    The information for Bard has been derived from the unaudited Consolidated Financial Statements included in Bard's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and from Bard's audited Consolidated Financial Statements for the years ended December 31, 1996 through 2000. The data presented for Bard for the quarters ended March 31, 2001 and 2000 are unaudited and, in the opinion of Bard's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Bard's results for the quarter ended March 31, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending
December 31, 2001 or for any future period.

    The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Tyco and Bard with the SEC. See "Where You Can Find More Information" on page i.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TYCO(1)

                                  SIX MONTHS ENDED                                           NINE MONTHS
                                      MARCH 31,             YEAR ENDED SEPTEMBER 30,            ENDED         YEAR ENDED
                                ---------------------   ---------------------------------   SEPTEMBER 30,    DECEMBER 31,
                                 2001(2)     2000(2)     2000(3)     1999(4)     1998(5)      1997(6)(7)      1996(8)(9)
                                ---------   ---------   ---------   ---------   ---------   --------------   -------------
                                     (UNAUDITED)
                                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Net sales...................  $16,918.7   $13,708.7   $28,931.9   $22,496.5   $19,061.7      $12,742.5       $14,671.0
  Operating income............    3,085.0     2,536.9     5,474.4     2,190.8     1,948.1          125.8           587.4
  Income (loss) from
    continuing operations.....    2,156.5     1,612.7     4,520.1     1,067.7     1,168.6         (348.5)           49.4
  Income (loss) from
    continuing operations per
    common share(10):
      Basic...................       1.24        0.95        2.68        0.65        0.74          (0.24)           0.02
      Diluted.................       1.22        0.94        2.64        0.64        0.72          (0.24)           0.02
  Cash dividends per common
    share(10).................                                       See (11) below.
CONSOLIDATED BALANCE SHEET
  DATA (END OF PERIOD):
  Total assets................  $53,440.7               $40,404.3   $32,344.3   $23,440.7      $16,960.8       $14,686.2
  Long-term debt..............   16,859.8                 9,461.8     9,109.4     5,424.7        2,785.9         2,202.4
  Total shareholders'
    equity....................   20,576.3                17,033.2    12,369.3     9,901.8        7,478.7         7,022.6

--------------------------

 (1) On April 2, 1999, October 1, 1998, August 29, 1997 and August 27, 1997,
     Tyco merged with AMP Incorporated, United States Surgical Corporation, Keystone International, Inc. and Inbrand Corporation, respectively. On July 2, 1997, Tyco, formerly called ADT Limited, merged with Tyco International Ltd., a Massachusetts corporation at the time ("Former Tyco"). These five combinations were accounted for under the pooling of interests method of accounting. As such, the consolidated financial data presented above include the effect of the mergers, except for the period prior to January 1, 1997, which does not include Inbrand due to immateriality.

 (2) Operating income in the six months ended March 31, 2001 includes a charge of $184.3 million for the write-off of purchased in-process research and development, a non-recurring charge of $39.0 million related to the write-up of inventory under purchase accounting, a charge of $25.1 million for the impairment of long-lived assets and a net credit of $2.3 million for restructuring and other non-recurring items. Operating income in the six months ended March 31, 2000 includes charges of $99.0 million for the impairment of long-lived assets and a net credit of $74.4 million for merger, restructuring and other non-recurring items. See Notes 2, 6 and 7 to the Consolidated Financial Statements contained in Tyco's quarterly report on Form 10-Q for the quarterly period ended March 31, 2001, which is incorporated by reference in this document.

 (3) Operating income in the fiscal year ended September 30, 2000 includes a net charge of $176.3 million, of which $1.0 million is included in cost of sales, for restructuring and other non-recurring charges, and charges of $99.0 million for the impairment of long-lived assets. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which is incorporated by reference in this document. Income from continuing operations for the fiscal year ended September 30, 2000 includes a one-time pre-tax gain of $1,760.0 million related to the issuance of common shares by a subsidiary. See Note 15 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

 (4) Operating income in the fiscal year ended September 30, 1999 includes charges of $1,035.2 million for merger, restructuring and other non-recurring charges, of which $106.4 million is included in cost of sales, and charges of $507.5 million for the impairment of long-lived assets related to the mergers with U.S.

     Surgical Corporation and AMP and AMP's profit improvement plan. See Notes 12 and 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

 (5) Operating income in the fiscal year ended September 30, 1998 includes charges of $80.5 million primarily related to costs to exit certain businesses in U.S. Surgical Corporation's operations and restructuring charges of $12.0 million related to the continuing operations of U.S. Surgical Corporation. In addition, AMP recorded restructuring charges of $185.8 million in connection with its profit improvement plan and a credit of $21.4 million to restructuring charges representing a revision of estimates related to its 1996 restructuring activities. See Note 16 to the Consolidated Financial Statements contained in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

 (6) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. Accordingly, the nine-month transition period ended September 30, 1997 is presented.

 (7) Operating income in the nine months ended September 30, 1997 includes charges related to merger, restructuring and other non-recurring costs of $917.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone, and Inbrand, and charges of $24.3 million for litigation and other related costs and $5.8 million for restructuring charges in U.S. Surgical Corporation's operations. The results for the nine months ended September 30, 1997 also include a charge of $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp.

 (8) Prior to their respective mergers, ADT, Keystone, U.S. Surgical Corporation and AMP had December 31 fiscal year ends and Former Tyco had a June 30 fiscal year end. The selected consolidated financial data have been combined using a December 31 fiscal year end for ADT, Keystone, Former Tyco, U.S. Surgical Corporation and AMP for the year ended December 31, 1996.

 (9) Operating income in 1996 includes non-recurring charges of $744.7 million related to the adoption of Statement of Financial Accounting Standards
     No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and the United Kingdom, $98.0 million to exit various product lines and manufacturing operations associated with AMP's operations and $8.8 million of fees and expenses related to ADT's acquisition of Automated Security (Holdings) plc, a United Kingdom company.

 (10) Per share amounts have been retroactively restated to give effect to the mergers with Former Tyco, Keystone, Inbrand, U.S. Surgical Corporation and AMP; a 0.48133 reverse stock split (1.92532 after giving effect to the subsequent stock splits) effected on July 2, 1997; and two-for-one stock splits distributed on October 22, 1997 and October 21, 1999, both of which were effected in the form of a stock dividend.

 (11) Tyco has paid a quarterly cash dividend of $0.0125 per common share since July 2, 1997, the date of the Former Tyco/ADT merger. Prior to the merger with ADT, Former Tyco had paid a quarterly cash dividend of $0.0125 per share of common stock since January 1992. ADT had not paid any dividends on its common shares since 1992. U.S. Surgical Corporation paid quarterly dividends of $0.04 per share in the year ended September 30, 1998 and the nine months ended September 30, 1997 and aggregate dividends of $0.08 per share in 1996. AMP paid dividends of $0.27 per share in the first two quarters of the year ended September 30, 1999, $0.26 per share in the first quarter and $0.27 per share in the last three quarters of the year ended September 30, 1998, $0.26 per share in each of the three quarters of the nine months ended September 30, 1997 and aggregate dividends of $1.00 per share in 1996. The payment of dividends by Tyco in the future will depend on business conditions, Tyco's financial condition and earnings and other factors.

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BARD

                                       QUARTER ENDED
                                         MARCH 31,                          YEAR ENDED DECEMBER 31,
                                   ---------------------   ----------------------------------------------------------
                                     2001     2000(1)(2)   2000(1)(3)   1999(1)(4)   1998(1)(5)   1997(6)    1996(7)
                                   --------   ----------   ----------   ----------   ----------   --------   --------
                                        (UNAUDITED)
                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
  Net sales......................  $  284.8    $  268.5     $1,098.8     $1,036.5     $1,164.7    $1,213.5   $1,194.4
  Income from continuing
    operations...................      33.2        31.5        106.9        118.1        252.3        72.3       92.5
  Income from continuing
    operations per common share:
  Basic..........................      0.65        0.62         2.11         2.31         4.54        1.27       1.62
  Diluted........................      0.65        0.62         2.09         2.28         4.51        1.26       1.61
  Cash dividends per common
    share........................      0.21        0.20         0.82         0.78         0.74        0.70       0.66

CONSOLIDATED BALANCE SHEET DATA
  (END OF PERIOD):
  Total assets...................  $1,104.8                 $1,089.2     $1,126.4     $1,079.8    $1,279.3   $1,332.5
  Long-term debt.................     200.5                    204.3        158.4        160.0       340.7      342.8
  Shareholders' investment.......     637.5                    613.9        574.3        567.6       573.1      601.5

------------------------

(1) In 1998, Bard announced a series of strategic dispositions of its cardiology businesses. The first in the series was Bard's 1998 sale of its cardiac catheter lab business. This sale resulted in a 1998 pretax gain of $329.2 million ($3.03 diluted per share after tax). Following the sale of the cardiac catheter lab business, Bard completed in 1999 the sale of its cardiopulmonary business. This disposition resulted in a 1999 pretax gain of $9.2 million ($0.12 diluted per share after tax). In the first quarter of 2000, Bard settled all remaining open issues related to the 1998 dispositions of its cardiology businesses and recorded a pretax gain of $15.4 million ($0.19 diluted per share after tax).

(2) In the quarter ended March 31, 2000 Bard settled all remaining open issues related to the 1998 dispositions of its cardiology businesses (see
    (1) above) and recorded a pretax gain of $15.4 million ($0.19 diluted per share after tax). In addition, the first quarter included a charge of $9.3 million ($0.11 diluted per share after tax) related to product line acquisitions and a charge of $5.4 million ($0.07 diluted per share after tax) related to legal settlements and research grants.

(3) During 2000, Bard announced that it would not exercise its option to acquire the remaining capital stock of Endologix, Inc., which resulted in a pretax charge of $40.3 million. The net after-tax effect of this charge amounted to $27.2 million ($0.53 diluted per share after tax).

    Additionally, operating income for 2000 included a net gain of $5.0 million from the settlement of legal and patent infringement claims, a gain of $11.0 million from asset dispositions, a charge of $9.3 million related to the acquisition of several businesses and a charge of $7.3 million related to other items, including $2.8 million in contributions. In addition, Bard settled all remaining open issues related to the 1998 dispositions of its cardiology businesses and recorded a pretax gain of $15.4 million ($0.19 diluted per share after tax). The net after-tax effect of all these items (excluding the Endologix write-off described above) amounted to an after-tax gain of $8.7 million ($0.17 diluted per share after tax). The net after-tax effect of all these 2000 items (including the Endologix write-off) amounted to an after-tax charge of $18.5 million ($0.36 diluted per share after tax).

(4) During 1999, Bard recorded a charge of $9.7 million related to investments made in several ventures no longer deemed to be financially viable. The net after-tax effect of this charge amounted to $6.3 million ($0.12 diluted per share after tax). Also during 1999 Bard completed the sale of its cardiopulmonary business and recorded a pre-tax gain of $9.2 million ($0.12 diluted per share after tax).

(5) Operating income for 1998 included a pre-tax gain of $329.2 million ($3.03 diluted per share after tax) related to the sale of the cardiac catheter lab business. Operating income for 1998 also includes a net gain of $48.6 million from patent and legal settlements, a charge of $34.1 million for the write-down of several businesses, a charge of $6.4 million related to business acquisitions, a charge of $3.2 million related to a manufacturing restructuring and a charge of $10.1 million related to other items including the retiring of $60.0 million of long-term debt. Excluding the sale of the cardiac cath lab business, the net after-tax effect of these items amounted to an after-tax loss of $7.1 million ($0.13 diluted per share after tax).

(6) Operating income for 1997 included a charge of $44.1 million ($0.53 diluted per share after tax) related to the restructuring of Bard's global manufacturing operations. In addition to the manufacturing restructuring, operating income for 1997 includes the gain on the sale of several product lines of $24.5 million, a charge for the impairment of certain investments and intangible assets of $8.5 million and the settlement of a legal claim of $2.0 million. The net after-tax effect of these items amounted to a loss of $21.7 million ($0.38 diluted per share after tax).

(7) Operating income for 1996 included a charge for the impairment of certain assets of $31.0 million, a charge of $10.0 million related to the reorganization of certain manufacturing operations, a charge of $9.0 million to combine operations related to acquisitions made during the year, a charge of $3.5 million for legal and patent settlements, net and $9.2 million in income related to royalty payments received on sales of products for prior periods. The net after-tax effect of these items amounted to a loss of $26.1 million ($0.45 diluted per share after tax). Also, during 1996, Bard reversed certain tax reserves approximating $15.0 million that were no longer deemed necessary.

                       COMPARATIVE PER SHARE INFORMATION

                                                                           TYCO AND BARD
                                                                             UNAUDITED     BARD EQUIVALENT
                                       TYCO HISTORICAL   BARD HISTORICAL     PRO FORMA      UNAUDITED PRO
                                          PER SHARE         PER SHARE      COMBINED PER       FORMA PER
                                            DATA             DATA(1)       SHARE DATA(2)    SHARE DATA(2)
                                       ---------------   ---------------   -------------   ---------------
AT OR FOR THE SIX MONTHS ENDED
  MARCH 31, 2001 (UNAUDITED)
Income from continuing operations per
  common share(3):
  Basic..............................      $  1.24           $  0.82          $ 1.22           $ 1.28
  Diluted............................         1.22              0.81            1.21             1.27
Cash dividends per common share......                             See (4) below
Book value per common share..........        11.74             12.58           13.10            13.79
AT OR FOR THE YEAR ENDED
  SEPTEMBER 30, 2000
Income from continuing operations per
  common share(3):
  Basic..............................      $  2.68           $  2.11          $ 2.66           $ 2.80
  Diluted............................         2.64              2.09            2.62             2.76
Cash dividends per common share......                             See (4) below
Book value per common share..........        10.11             12.06           11.57            12.18

------------------------

(1) Tyco has a September 30 fiscal year end. Bard has a December 31 year end. For purposes of the above comparative per share information, operating results for the six months ended March 31, 2001 reflect the results of Tyco and Bard for such period; and the operating results for the fiscal year ended September 30, 2000 reflect the results of Tyco for such period and of Bard for the year ended December 31, 2000. Accordingly, the results for the quarter ended December 31, 2000 for Bard, which includes net sales of $280.3 million and income from continuing operations of $8.3 million, have been included in the operating results for the fiscal year ended
    September 30, 2000 and in the operating results for the six months ended March 31, 2001. For the book value per common share at March 31, 2001, the financial position at March 31, 2001 was used for both Tyco and Bard; and at September 30, 2000, the financial position at September 30, 2000 was used for Tyco and the financial position at December 31, 2000 was used for Bard.

(2) The Tyco and Bard unaudited pro forma combined income and book value per common share are based on Bard shareholders receiving 1.0526 Tyco common shares for each share of Bard common stock held, corresponding to a Tyco share price of $57.00, which was the closing price per Tyco common share on the New York Stock Exchange on May 29, 2001, the last trading day prior to the public announcement of the merger. The Bard equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 1.0526.

(3) See Notes (2) and (3) to "Selected Consolidated Historical Financial Data of
    Tyco" on page   for information on certain non-recurring items.

(4) See Note (11) to "Selected Consolidated Historical Financial Data of Tyco"
    on page   and see "Selected Historical Financial Data of Bard" on page   for
    information on cash dividends per common share.

                      COMPARATIVE MARKET VALUE INFORMATION

    The following table sets forth:

    - the closing prices per share and aggregate market value of Tyco common shares and of Bard common stock on the New York Stock Exchange, on
      May 29, 2001, the last trading day prior to the public announcement of the
      proposed merger, and on             , 2001.

    - the equivalent price per share and equivalent market value of Bard common stock, based on the exchange ratio that would apply if the Tyco average share price during the pricing period were equal to the Tyco closing price
      on the New York Stock Exchange on May 29, 2001 and             , 2001.

                                                     TYCO              BARD             BARD
                                                  HISTORICAL        HISTORICAL     EQUIVALENT(1)
                                               ----------------   --------------   --------------
On May 29, 2001
  Closing price per common share.............  $          57.00   $        46.00   $        60.00
  Market value of common shares(2)...........  $100,242,320,058   $2,331,020,146   $3,040,461,060

On             , 2001
  Closing price per common share.............  $                  $                $
  Market value of common shares(2)...........  $                  $                $

------------------------

(1) The Bard equivalent data for May 29, 2001 corresponds to an exchange ratio
    of 1.0526, and the Bard equivalent data for       , 2001 corresponds to an
    exchange ratio of       .

(2) Market value based on 1,758,637,194 Tyco common shares and 50,674,351 shares
    of Bard common stock outstanding as of May 29, 2001 and   Tyco common shares
    and   shares of Bard common stock outstanding as of       , 2001, excluding
    shares held in treasury or by subsidiaries.

    Market values are likely to differ from values based on the average share price. See the risk factor entitled "Bard shareholders could receive less than $60.00 in value of Tyco common shares for each share of Bard common stock" on
page   .

                              RECENT DEVELOPMENTS

    On May 17, 2001, Tyco announced that it had entered into a definitive agreement with Cambridge Protection Industries, L.L.C., a portfolio company of GTCR Golder Rauner, L.L.C., to acquire for cash its electronic security systems businesses, which includes SecurityLink, and provides services to approximately one million residential, commercial and government customers. The transaction is valued at approximately $1 billion and is subject to customary regulatory review. The businesses will be integrated within Tyco's Fire and Security Services segment, and the transaction will be accounted for as a purchase.

    On June 1, 2001, Tyco acquired CIT, an independent commercial finance company. Immediately prior to the consummation of the transaction, a subsidiary of Tyco purchased 71 million shares of CIT for approximately $2.5 billion in cash from Dai-Ichi Kangyo Bank, Ltd. Additionally, Tyco issued approximately
132.1 million common shares, valued at approximately $6.9 billion. This number includes approximately 7.1 million shares issuable from time to time on exchange of certain exchangeable shares issued by a subsidiary of CIT. Tyco is accounting for the acquisition as a purchase. The historical Consolidated Financial Statements of CIT as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 and the Tyco and CIT unaudited pro forma combined condensed financial information for the quarter ended
December 31, 2000, for the year ended September 30, 2000 and as of December 31, 2000 were filed by Tyco with the SEC on Form 8-K on April 3, 2001. The Unaudited Condensed Consolidated Financial Statements of CIT as of March 31, 2001 and December 31, 2000 and for the three months ended March 31, 2001 and 2000 and the Tyco and CIT unaudited pro forma combined condensed financial information for the six months ended March 31, 2001, for the year ended September 30, 2000 and as of March 31, 2001 were filed by Tyco with the SEC on Form 8-K on May 24, 2001. See "Where You Can Find More Information" on page i.

    On June 6, 2001, Tyco sold 39,000,000 common shares for approximately
$2.198 billion through Lehman Brothers Inc. in an underwritten public offering. Lehman Brothers also has a 30-day option to purchase up to an additional 5,247,787 common shares to cover over-allotments. The offering was made pursuant to Tyco's shelf registration statement. Proceeds of the offering will be used to repay debt incurred to finance recent acquisitions.

                        C. R. BARD, INC. SPECIAL MEETING

PROXY STATEMENT/PROSPECTUS

    This proxy statement/prospectus is being furnished to Bard shareholders in connection with the solicitation of proxies by Bard's Board of Directors in connection with the proposed merger. This proxy statement/prospectus is first
being mailed to Bard shareholders on or about July   , 2001.

DATE, TIME AND PLACE

    The special meeting of Bard shareholders will be held on             , 2001,
at       , Eastern Time, at             .

PURPOSE OF THE BARD SPECIAL MEETING

    At the special meeting, Bard shareholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 29, 2001, among Bard and two of Tyco's subsidiaries, Tyco Acquisition and Mergersub. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger agreement provides, among other things, that Mergersub will be merged with and into Bard and each outstanding share of Bard common stock will be converted into the right to receive Tyco common shares. The obligations of Tyco Acquisition and Mergersub under the merger agreement are guaranteed by Tyco. Bard is not proposing any matters other than the approval of the merger agreement at the Bard special meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

    The close of business on             , 2001 is the record date for
determining the holders of Bard common stock who are entitled to receive notice of and to vote at the special meeting or at any adjournment of the special meeting.

    Bard has one class of capital stock outstanding: common stock, par value $0.25 per share. Each holder of common stock is entitled to one vote for each share held. The holders of shares of Bard common stock entitled to cast a majority of the votes at the special meeting must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

    The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote is required to approve the merger agreement. On the
record date,       shares of Bard common stock were outstanding, excluding
shares held in treasury, and were held by approximately       holders of record.

    Bard's executive officers and directors and their affiliates have voting
power with respect to an aggregate of approximately       shares of Bard common
stock, or approximately     % of Bard's total voting power, outstanding as of
the record date. It is currently expected that each such executive officer and director of Bard and his or her affiliates will vote the shares of Bard common stock beneficially held by him or her for the approval of the merger agreement.

    Votes cast by proxy, including votes cast by phone or over the Internet, or in person at the Bard special meeting will be tabulated and will determine whether or not a quorum is present. Pursuant to New Jersey law, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present but will not be counted as votes for purposes of determining whether a majority of the votes cast has approved the merger agreement and, therefore, will have no effect on the approval of the merger agreement. A broker or other record holder or nominee will vote shares of Bard stock only if the holder of such shares provides instructions on how to vote by following the instructions provided by such broker, record holder or nominee.

    Because approval of the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of shares of Bard common stock entitled to vote, abstentions and broker non-votes will have no effect on the approval of the merger agreement. All shareholders are urged to attend the meeting in person or to vote by proxy. Shareholders who do not expect to attend the meeting are requested to vote either: (1) by phone as directed on the enclosed proxy card; (2) over the Internet as directed on the enclosed proxy card; or (3) by completing, signing and dating the enclosed proxy card and returning it promptly in the self-addressed envelope provided.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BARD

    BARD'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BARD BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF BARD AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT. SEE "RECOMMENDATION OF THE BOARD OF DIRECTORS OF BARD; REASONS OF BARD FOR THE
MERGER" BEGINNING ON PAGE   AND "INTERESTS OF CERTAIN PERSONS IN THE MERGER"
BEGINNING ON PAGE   .

PROXIES; REVOCATION

    A proxy card is enclosed for use by Bard shareholders. Bard's Board of Directors requests that shareholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. IF YOU HAVE QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND
SUBMITTING PROXY CARDS, PLEASE CONTACT                   , A FIRM RETAINED BY
BARD, AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

    All properly executed proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A shareholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to any of the persons named as proxies or to Bard addressed to the Secretary or by attending the special meeting and voting in person. A proxy that has been properly executed, but has otherwise been left blank, will be voted for the approval of the merger agreement, unless the proxy is revoked before the vote is taken. The Bard Board of Directors is unaware of any other matters that may be presented for action at the Bard special meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by proxies in the enclosed form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the Bard special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Management of Bard may use the services of its directors, officers and employees in soliciting proxies. These persons will not receive any additional compensation therefor, but will be reimbursed for their out-of-pocket expenses. Bard will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority
for the execution of proxies. In addition, Bard has retained             to
assist with the solicitation of proxies for a fee not to exceed $      , plus
reimbursement of out-of-pocket expenses. Bard and Tyco will pay their respective expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. If the merger is not consummated, the parties will share equally in the printing expenses.

                                   THE MERGER

    This section, together with the following two sections, describes the material aspects of the proposed merger, including the merger agreement. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as Annex A to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the registration statement of which this document forms a part. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

BACKGROUND OF THE MERGER

    At various times prior to the negotiations that led to the execution of the merger agreement, representatives of Tyco and Bard had discussions concerning possible strategic transactions. These discussions did not result in any agreement.

    Bard's management continually reviews its short- and long-term growth prospects. While confident with its short- and long-term business plans, Bard's management began to anticipate pressure on Bard's long-term growth prospects due principally to potential competition from larger companies with greater financial and operational resources and the trend toward consolidation in the medical device industry. Following presentations by Bard's financial advisor, UBS Warburg, to Bard's management, Bard's management made presentations to Bard's Board regarding Bard's business and prospects. Bard's Board then authorized management to explore strategic initiatives addressing Bard's long-term growth prospects. Bard engaged UBS Warburg to assist it in this regard, including to approach third parties to assess their interest in exploring strategic transactions. In January 2001, to address the anticipated pressure on Bard's prospects for growth, Bard announced several strategic initiatives aimed at providing greater operating efficiency in order to enhance future funding of research and development and accelerate long-term revenue growth. Bard announced that it would consolidate all non-manufacturing U.S. operations into a single location in the United States, that it would begin a multi-year project to substantially reduce its number of manufacturing facilities and that it was exploring alternatives for the consolidation of its administrative functions located outside the United States.

    In late April 2001, Mark Swartz, Tyco's Executive Vice President and Chief Financial Officer, called William H. Longfield, Bard's Chairman and Chief Executive Officer, and suggested that Mr. Longfield, L. Dennis Kozlowski, Tyco's Chairman and Chief Executive Officer, and Mr. Swartz meet to discuss a possible merger transaction between the two companies. On May 3, 2001, Messrs. Kozlowski, Swartz and Longfield met at Tyco's New York offices and discussed the possible acquisition of Bard by Tyco. During this meeting, Mr. Kozlowski indicated that, subject to Tyco's due diligence review of Bard, negotiation of definitive agreements and approval by Tyco's Board of Directors, Tyco would be willing to exchange $58.00 in Tyco common shares for each share of Bard common stock. Mr. Longfield indicated that, subject to corresponding conditions, Bard would be willing to accept $62.00 in Tyco common shares for each share of Bard common stock. Mr. Longfield invited representatives of Tyco to discuss the businesses of Bard and Tyco and to obtain further information to assist Tyco in the valuation of Bard and in its due diligence activities. Shortly thereafter, Tyco accepted Mr. Longfield's invitation to pursue further discussions. On May 9, 2001, Tyco's outside legal counsel delivered an initial draft of the merger agreement to Bard's outside legal counsel.

    At a meeting held on May 14, 2001, Tyco's Board of Directors received management presentations on the proposed acquisition of Bard. The Board discussed various factors relevant to the transaction, including the product synergies between Tyco's healthcare group and Bard, potential cost reductions and the status of Tyco's due diligence investigation of, and price negotiations with, Bard. Following these discussions, Tyco's Board approved the acquisition of Bard in a share for share exchange transaction in the price range under discussion between the parties. The approval was subject to the conclusion of due diligence to the satisfaction of Mr. Kozlowski and the negotiation of transaction terms consistent with the Board's approval.

    Between May 14 and May 17, 2001, representatives of Tyco and Bard met at Tyco's offices in New York and conducted a business, financial, accounting and legal due diligence review of Bard. In the course of their investigation, Tyco's personnel reviewed documentation and conducted discussions with Bard's management concerning Bard's financial condition, facilities, operations, human resources programs, intellectual property, tax posture, environmental compliance and other business and legal matters. Tyco's due diligence of Bard continued through the execution of the merger agreement.

    Beginning on May 21, 2001, legal representatives of Bard and Tyco commenced discussions regarding the terms and conditions of the proposed merger agreement and various other legal, financial, accounting and regulatory issues, including, among other things, the structure of the transaction, the treatment of Bard's employee benefit plans, the identification of required regulatory filings and the tax treatment of the proposed transaction.

    Also on May 21, 2001, Bard's senior management and representatives of Bard met with Tyco's senior management to conduct due diligence on Tyco. Bard and its advisors continued to conduct further due diligence on Tyco.

    Between May 3, 2001 and May 24, 2001, Mr. Longfield engaged in informal conversations with the other members of Bard's Board to advise them of, and update them on, the discussions taking place between Bard and Tyco. At a meeting held on May 24, 2001, Bard's Board of Directors, with the assistance of Bard's outside financial and legal advisors, considered the benefits to Bard and its shareholders of various strategic options, the results of the due diligence undertaken by Bard and its advisors with respect to Tyco and the terms of the proposed merger agreement. Bard's outside legal counsel reviewed with Bard's Board of Directors the proposed terms of the merger agreement. Following this discussion, Bard's financial advisor, UBS Warburg, provided Bard's Board of Directors with financial analyses with respect to the proposed transaction and responded to questions raised by Bard's Board of Directors regarding its analyses. Bard's Board of Directors then engaged in a full discussion of the terms of the proposed merger, including the strategic benefits of the combination, the terms and conditions of the proposed merger agreement and the analyses of UBS Warburg.

    On May 25, 2001, Mr. Swartz informed Mr. Longfield that Tyco would be willing to exchange $60.00 in Tyco common shares for each share of Bard common stock, based on an average share price of Tyco common shares to be calculated just prior to the vote of Bard's shareholders on the merger agreement.
Mr. Longfield indicated that he was prepared to submit Tyco's proposal to Bard's Board of Directors.

    On May 29, 2001, Bard's Board of Directors met after the close of business to continue its discussions regarding the merger and to review further the terms and conditions of the proposed merger with its outside financial and legal advisors. At the May 29 meeting, UBS Warburg rendered its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the matters referred to in its opinion, the consideration to be received by Bard shareholders in the merger was fair from a financial point of view to such shareholders. UBS Warburg also provided Bard's Board of Directors with an update to the financial analyses provided in the May 24 meeting that served as the basis for its opinion. Following this discussion, Bard's outside legal counsel provided Bard's Board of Directors with an update of the proposed terms of the merger agreement. Bard's Board of Directors concluded that the proposed merger and merger agreement were advisable and in the best interests of Bard and its shareholders. Bard's Board of Directors then approved the merger agreement and resolved to recommend that Bard's shareholders vote to approve the merger agreement. Bard's Board of Directors then authorized management to proceed with the final negotiation and execution of the merger agreement.

    Also on May 29, 2001, outside legal counsel for Tyco and Bard negotiated the remaining terms of the merger agreement, and that evening the parties executed the definitive merger agreement. On the morning of May 30, 2001, before the opening of the market, the parties issued a joint press release announcing the transaction.

FINANCIAL FORECAST

    As part of its preparation of its annual budget, Bard's management from time to time has prepared internal financial projections regarding its anticipated future operations for the year. In the course of the discussions described in "Background of the Merger," Bard provided certain of these internal projections to its financial advisor and to Tyco.

    The internal financial projections prepared by Bard's management reflected projected information, a summary of which is set forth below. The projections include Bard's projected results through December 31, 2001. See the risk factor entitled "Failure to complete the merger could negatively impact Bard's stock
price and future business and operations" on page   and "Background of the
Merger" beginning on page   .

                                                         YEAR ENDED DECEMBER 31,
                                                                 2001(1)
                                                         -----------------------
                                                         (IN MILLIONS EXCEPT PER
                                                              SHARE AMOUNT)
INCOME STATEMENT DATA:
Total revenue..........................................         $1,190.00
Net income.............................................         $  141.60
Earnings per share.....................................         $    2.75

------------------------

(1) The financial projections are subject to all of the risks and uncertainties associated with Bard's long-term strategic growth plan. See "Recommendation of the Board of Directors of Bard; Reasons of Bard for the Merger" beginning
    on page   .

    The above-referenced projections were not prepared with a view toward public disclosure, and investors should not rely on such projections. Bard is not including these projections in this proxy statement/prospectus to influence your vote with respect to the merger or the merger agreement, but because these projections were made available to Tyco. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Bard management. In particular, the projections may be affected by Bard's ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are
beyond Bard's control. See "Forward-Looking Information" on page   .
Accordingly, actual results are likely to vary significantly from those set forth in such projections. In addition, such projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or generally accepted accounting principles. None of Bard, Bard's Board, Bard's advisors, agents, representatives, or independent consultants and none of Tyco, Tyco's Board, Tyco's advisors, agents, representatives or independent consultants assumes any responsibility for the accuracy of these projections, nor do they assume any obligation to update or revise these projections. Bard does not intend to make publicly available any update or other revisions to any of the projections to reflect circumstances existing after the date of preparation of the projections.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BARD; REASONS OF BARD FOR THE MERGER

    AFTER CAREFUL CONSIDERATION, THE BARD BOARD DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTERESTS OF BARD AND ITS SHAREHOLDERS TO ENTER INTO THE MERGER AGREEMENT. ACCORDINGLY, THE BARD BOARD

HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT BARD SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    In deciding to approve the merger agreement, the Bard Board consulted with Bard management, as well as Bard's financial and legal advisors, and considered the following strategic factors:

    - SIZE AND SCALE. The medical devices markets in which Bard operates continue to experience a period of consolidation involving competitors, customers and suppliers, making size and scale increasingly important to a company's success. The acquisition opportunities currently available to Bard, even if successfully consummated on acceptable terms and conditions, may not provide it with sufficient size and scale to compete at an appropriate level in the increasingly competitive industries in which Bard operates. Bard's size and scale relative to its competitors may adversely impact its ability to effectively compete. Through the merger, Bard will become part of a diversified company whose healthcare group is significantly larger than Bard on a stand-alone basis. A combination with Tyco will provide Bard with access to significantly greater financial and operational resources and a stronger market position than Bard would have on a stand-alone basis. Scale has importance in many areas, including customer penetration, distribution and other operations, product development, advertising and corporate services. The post-merger combined businesses of Bard and Tyco would provide greater opportunity for the development and commercial exploitation of Bard's products, particularly due to the complementary nature of certain of Bard's and Tyco's products, by utilizing Tyco's broader geographic scope, distribution network and customer base, thus allowing Bard both to attract Tyco's customers as new customers for Bard products and to offer Tyco products to Bard's current customers.

    - RISKS OF CURRENT STRATEGIC PLAN. Bard's long-term strategic plan of growth through strategic acquisitions, through expansion of existing markets and entering into new markets both domestically and abroad, new product development and reorganization and consolidation of manufacturing and administrative operations is subject to numerous risks and uncertainties which the Bard Board believes can be reduced by the merger with Tyco. These risks and uncertainties include (a) uncertainty as to whether Bard can identify and consummate attractive strategic acquisitions of sufficient size and scale, including the related risks of financing, integration and diversion of management's attention associated with any such acquisitions, (b) uncertainty as to whether Bard can successfully expand existing markets (particularly since Bard has a relatively large market share in certain of its product lines in the U.S.) and enter into new markets, both domestically and abroad, (c) the risk that new product development may not lead to commercially successful products, notwithstanding marketing and research and development investments which are significant for a company of Bard's size, and (d) uncertainty as to whether Bard can successfully reorganize and rationalize its worldwide manufacturing and administrative operations. Other risks and uncertainties that might adversely affect Bard's prospects on a stand-alone basis include the risk that Bard, as compared to Tyco, whose businesses are more diversified, will suffer a slowdown in late 2001 and in 2002 as a result of general economic conditions.

    - SYNERGIES. Bard's Board believes that, following the merger, additional cash flow and other short-term and long-term synergies can be generated by cost savings and incremental revenues. Through the elimination of duplication in corporate and administrative programs, greater efficiencies in operations and business processes are expected, as well as cost savings in purchasing, marketing and distribution of products.

    - OTHER BENEFITS. Bard's Board also believes that the merger will create other benefits. The combination of the two companies should accelerate the development of product ideas and create opportunities for new efficiencies and should allow the combined company to enhance its skill base, competitiveness, marketability, product quality and profitability. Furthermore, it is expected that the cost of future research and development activities can be spread over a larger base and that the combined research and development efforts of the two companies will promote enhanced productivity.

    In determining that the merger is advisable to and in the best interests of Bard and its shareholders, Bard's Board considered a number of factors and potential benefits, including, without limitation, the following:

    - The advantages and disadvantages of remaining independent, including the strategic factors considered by the Board as set forth above, particularly those relating to "Size and Scale" and "Risks of Current Strategic Plan";

    - The amount of consideration to be received by Bard shareholders in the merger relative to the earnings and cash flow of Bard, historical market prices and trading patterns of Bard common stock, comparable precedent transactions and public market prices of companies in businesses comparable to Bard's businesses;

    - The fact that the average of Bard's closing prices for its common stock was $45.59 over the twelve-month period ended May 29, 2001 (the trading date prior to the announcement of the merger) and was $44.37 over the 90-day period ended May 29, 2001;

    - The financial presentations by UBS Warburg to Bard's Board in connection with the Board's consideration of the merger, including the opinion of UBS Warburg delivered to the Board that as of May 29, 2001, and based upon and subject to the assumptions, limitations and qualifications referred to in such opinion, the consideration to be received by Bard shareholders in the merger was fair to the holders of Bard common stock from a financial point of view. We have attached the full text of the UBS Warburg written opinion dated as of May 29, 2001 as Annex B to this document. Bard shareholders are urged to read this opinion carefully and in its entirety;

    - The qualification of the merger as a reorganization for U.S. federal income tax purposes, which will permit Bard shareholders to receive Tyco common shares in a tax-free exchange under U.S. federal income tax laws;

    - The experience and high rate of success of Tyco in structuring and closing transactions similar to the merger, which should benefit Bard shareholders who retain Tyco common shares after the merger;

    - The financial condition, results of operations and businesses of Bard and Tyco, on both an historical and a prospective basis, and current industry, economic and market conditions. Bard's Board also considered the possible strategic growth opportunities that might be available to Bard other than the merger;

    - The fact that, after the merger, Bard shareholders will be able to participate in the growth of the businesses conducted by both Tyco and Bard and to benefit from the potential appreciation in the value of Tyco common shares;

    - The significantly larger public float and trading volume of Tyco common shares compared to the public float and trading volume of shares of Bard common stock, thus providing Bard shareholders the opportunity to gain greater liquidity in their investment;

    - The review of, and discussions with, Bard's senior management and legal and financial advisors regarding the business, financial, legal and accounting aspects of the merger, the results of legal and financial due diligence review of publicly available and certain additional information on Tyco in connection with the receipt by Bard shareholders of Tyco common shares and a review of the terms of, and conditions to, the merger;

    - The analysis and recommendation of Bard's management that the merger agreement be approved;

    - The effects of the merger on Bard's employees, suppliers, creditors, customers and community in which Bard operates and the long term, as well as short term interests of Bard and its shareholders, including that these interests may best be served by Bard's continued independence; and

    - The conclusion of Bard's Board that, after considering presentations by Bard's legal and financial advisors, the terms, conditions, covenants and representations contained in the merger agreement, including the specified conditions to Tyco's obligation to close the merger and the ability of Bard to consider proposed alternative business combinations under certain circumstances, are generally customary for transactions such as the merger.

    Bard's Board also considered and balanced against the potential benefits of the merger a number of potentially negative factors, including, without limitation, the following:

    - The risk that the merger would not be consummated;

    - The risk that the market value of the Tyco common shares to be received by Bard shareholders will be less than $60.00 per share at the time of the special meeting because the average share price of the Tyco common shares is less than $50.00 during the pricing period prior to the special meeting;

    - The risk that the market value of the Tyco common shares will decrease after the exchange ratio has been fixed, which will result in the Bard shareholders receiving less value than they were entitled to receive at the time of the special meeting. The market value of Tyco common shares fluctuates for many reasons, including changes in the business, operations or prospects of Tyco, regulatory considerations and general market or economic conditions;

    - The fact that even if the average share price of Tyco common shares is less than $50.00, Bard cannot terminate the merger agreement;

    - The fact that Bard shareholders will not share in any appreciation of the Tyco common shares that occurs before the exchange ratio is fixed before the special meeting;

    - The risks associated with integrating Bard's existing operations with those of Tyco, including the potential loss of key personnel of Bard and difficulty in integrating corporate, accounting, financial reporting and management information systems of Bard with those of Tyco;

    - The fact that Bard shareholders will not receive the full benefit of any future growth in the value of their equity that Bard may have achieved as an independent company, and the potential disadvantage to Bard shareholders in the event that Tyco does not perform as well in the future as Bard may have performed as an independent company;

    - The substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

    - The possibility that certain provisions of the merger agreement, including, among others, the non-solicitation and termination fee payment provisions, might have the effect of discouraging other persons potentially interested in merging with or acquiring Bard from pursuing such an opportunity; and

    - Other matters described under "Risk Factors" beginning on page       .

    After detailed consideration of these factors, Bard's Board concluded that the potential benefits of the merger outweighed these considerations.

    The above discussion of the information and factors considered by Bard's Board is not exhaustive and does not include all factors considered by the Board. Each member of Bard's Board also may have considered different factors. In view of the variety of factors considered in connection with its evaluation of the merger, Bard's Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the different factors. Rather, Bard's Board views its recommendation as being based on the totality of the information presented to, and considered by, it. Bard's Board considered all of these factors and determined that these factors, as a whole, supported the conclusions and recommendations described above. Based on the factors outlined above, Bard's Board determined that the merger is advisable and in the best interests of Bard and its shareholders.

    BARD'S BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF BARD AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    See "Background of the Merger" beginning on page   , "Opinion of Financial
Advisor to Bard" below, "Material U.S. Federal Income Tax and Bermuda Tax
Consequences" beginning on page   and "Comparative Per Share Prices and
Dividends" beginning on page   .

OPINION OF FINANCIAL ADVISOR TO BARD

    Under the terms of an engagement letter dated May 11, 2001, Bard retained UBS Warburg to provide financial advisory services to Bard and a financial fairness opinion to Bard's Board of Directors. At the meeting of Bard's Board of Directors held on May 29, 2001, UBS Warburg delivered its oral opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the consideration to be received by Bard shareholders in the merger is fair from a financial point of view to such holders. The opinion was confirmed by delivery of a written opinion dated
May 29, 2001.

    The following summary of the UBS Warburg opinion is qualified in its entirety by reference to the full text of the opinion. The full text of the opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, by UBS Warburg, and is attached as Annex B to this document and incorporated in this document by reference. We encourage you to read carefully the UBS Warburg opinion in its entirety.

    UBS Warburg's opinion:

    - is directed to Bard's Board of Directors;

    - relates only to the fairness from a financial point of view of the consideration to be received by Bard shareholders in the merger;

    - does not address Bard's underlying business decision to effect the merger;

    - does not constitute a recommendation to any shareholder about how to vote with respect to the merger agreement or any other matter; and

    - is necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to UBS Warburg as of, the date of the opinion.

    In arriving at its opinion, UBS Warburg, among other things:

    - reviewed selected publicly available business and historical financial information relating to Bard and Tyco;

    - reviewed the reported prices and trading activity for Bard common stock and Tyco common shares;

    - reviewed selected internal financial information and other data relating to the business and financial prospects of Bard, including estimates and financial forecasts prepared by the management of Bard, which were provided to UBS Warburg by Bard, and not publicly available;

    - reviewed selected internal financial information and other data relating to the business and financial prospects of Tyco, including estimates and financial forecasts prepared by the management of Tyco, which were provided to UBS Warburg by Tyco;

    - conducted discussions with members of the senior management of Bard and Tyco;

    - reviewed publicly available financial and stock market data with respect to selected other companies in lines of business UBS Warburg believed to be generally comparable to those of Bard and Tyco;

    - compared the financial terms of the merger with the publicly available financial terms of selected other transactions which UBS Warburg believed to be generally relevant;

    - reviewed drafts of the merger agreement;

    - considered specified pro forma effects of the merger on Tyco's financial statements and reviewed specified estimates of synergies prepared by Bard's management; and

    - conducted such other financial studies, analyses and investigations and considered such other information as UBS Warburg deemed necessary or appropriate.

    In connection with its review, UBS Warburg:

    - assumed, with the consent of Bard's Board of Directors, that the final executed form of the merger agreement did not differ in any material respect relevant to its opinion from the drafts that UBS Warburg examined, and that Bard, Tyco, and the Tyco subsidiaries parties thereto will comply with all material terms of the merger agreement;

    - assumed, with the consent of Bard's Board of Directors, that the merger will qualify as a tax-free reorganization;

    - did not assume, at the direction of Bard's Board of Directors, any responsibility for independent verification of any of the information referred to above and relied on it as being complete and accurate in all material respects;

    - did not make, at the direction of Bard's Board of Directors, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bard or Tyco, nor was UBS Warburg furnished with any such evaluation or appraisal; and

    - assumed, at the direction of Bard's Board of Directors, that the financial forecasts, estimates, pro forma results and calculations of synergies referred to above had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies.

    UBS Warburg was not asked to, and did not, at the direction of Bard's Board of Directors, offer any opinion as to the material terms of the merger agreement or the form of the transactions contemplated by the merger agreement, and expressed no opinion as to what the actual value of Tyco common shares will be when issued pursuant to the merger or the prices at which Tyco common shares will trade subsequent to the announcement or consummation of the merger.

    The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not susceptible to partial analysis or summary descriptions. In arriving at its opinion, UBS Warburg made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, UBS Warburg believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

    In performing its analyses, UBS Warburg made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Bard and Tyco. No company, transaction or business used in those analyses as a comparison is identical to Bard or Tyco or their respective businesses or the merger, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

    The estimates contained in the analyses performed by UBS Warburg and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    The following is a summary of the material financial analyses used by UBS Warburg in connection with the rendering of its opinion. The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

BARD ANALYSES

    HISTORICAL STOCK PERFORMANCE. UBS Warburg reviewed historical trading prices of Bard's common stock. This share price performance review indicated that for the three years ended May 25, 2001, the low and high closing prices for Bard common stock were $32.75 and $59.13, respectively.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. UBS Warburg compared selected financial information, ratios and public market multiples for Bard to the corresponding data for the following four publicly-traded medical devices companies:

    - Arrow International, Inc.

    - Becton, Dickinson and Company

    - Boston Scientific Corporation

    - Edwards Lifesciences Corporation

    UBS Warburg chose the selected companies because they were publicly-traded companies that, for purposes of the analysis, UBS Warburg considered reasonably similar to Bard in that these companies operate in the medical devices industry. The selected public companies may significantly differ from Bard based on, among other things, the size of the companies, the geographic coverage of the companies' operations and the particular business segments in which the companies focus.

    UBS Warburg reviewed, among other information, the comparable companies' multiples of total enterprise value, referred to as TEV, which consists of the market value of the particular company's equity plus the market value, when available, of the particular company's total debt and selected unfunded liabilities, minus cash, cash equivalents and marketable securities to:

    - latest twelve months, referred to as LTM, revenue; and

    - LTM earnings before interest, taxes, depreciation and amortization, referred to as EBITDA.

    UBS Warburg also reviewed, among other information, the comparable companies' projected price/ earnings multiples, referred to as P/E, based on I/B/E/S International Inc., referred to as IBES, consensus earnings estimates for the calendar years ending December 31, 2001 and 2002.

    The comparable companies analysis resulted in the following ranges of multiples as of May 25, 2001:

                                                                                                          IMPLIED
                                                                                                         MULTIPLES
                                                                                 IMPLIED MULTIPLES     OF BARD BASED
                                              IMPLIED MULTIPLES OF                   OF BARD AT          ON IMPLIED
                                              COMPARABLE COMPANIES:             MAY 25, 2001 CLOSING    TRANSACTION
                                    -----------------------------------------       STOCK PRICE            VALUE
MULTIPLE ANALYSIS                     LOW        MEAN      MEDIAN      HIGH        ($45.45/SHARE)      ($60.00/SHARE)
-----------------                   --------   --------   --------   --------   --------------------   --------------
TEV / LTM Revenue.................    2.2x       2.7x       2.8x       2.9x             2.2x                2.9x
TEV / LTM EBITDA..................    9.4x      10.3x      10.1x      11.5x             9.7x               13.0x
2001E P/E--IBES...................   16.9x      19.6x      19.5x      22.4x            16.5x               21.8x
2002E P/E--IBES...................   15.1x      17.0x      16.7x      19.3x            14.9x               19.6x

    Actual LTM data for Bard and the selected companies were based on the respective companies' Forms 10-K and 10-Q as well as internal financial reports for Bard.

    SELECTED COMPARABLE TRANSACTION ANALYSIS. UBS Warburg reviewed publicly available financial information relating to the following selected transactions in the medical devices industry since September 1997:

ACQUIROR                                       TARGET
--------                                       ------
Philips Medical Systems                        ADAC Laboratories
Siemens AG. Aktiengesellschaft                 Acuson Corporation
Tyco International Ltd.                        Mallinckrodt, Inc.
Novartis AG                                    Wesley Jessen Visioncare, Inc.
General Electric Company                       OEC Medical Systems, Inc.
Kimberly-Clark Corporation                     Ballard Medical Products, Inc.
Medtronic, Inc.                                Arterial Vascular Engineering, Inc.
General Electric Medical                       Marquette Medical Systems, Inc.
Stryker Corporation                            Howmedica, Inc.
Johnson & Johnson                              DePuy, Inc.
Boston Scientific Corporation                  Schneider Worldwide
Tyco International Ltd.                        United States Surgical Corporation
Becton, Dickinson and Company                  Ohmeda Medical Devices Division
Tyco International Ltd.                        Sherwood-Davis & Geck
Kimberly-Clark Corporation                     Tecnol Medical Products, Inc.

    UBS Warburg chose the selected transactions because they were business combinations that, for the purposes of the analysis, UBS Warburg considered to be reasonably similar to the merger in that these transactions involved companies in the medical devices industry. The selected transactions may differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated.

    UBS Warburg reviewed, among other things, the TEVs implied in the relevant transactions as a multiple of LTM revenue, LTM EBITDA, and LTM EBIT and the equity market value, referred to as EMV, implied in the relevant transactions as a multiple of LTM net income and next fiscal year, referred to as NFY, net income.

    The analysis indicated the following implied multiples for the selected transactions and for the merger:

                                                        IMPLIED MULTIPLES OF
                                                      COMPARABLE TRANSACTIONS:            IMPLIED MULTIPLES OF
                                              -----------------------------------------   BARD BASED ON IMPLIED
MULTIPLE ANALYSIS                               LOW        MEAN      MEDIAN      HIGH       TRANSACTION VALUE
-----------------                             --------   --------   --------   --------   ---------------------
TEV / LTM Revenue...........................    1.3x       2.9x       2.4x       6.4x              2.9x
TEV / LTM EBITDA............................    8.4x      12.6x      13.2x      16.4x             13.0x
TEV / LTM EBIT..............................   13.0x      17.8x      15.6x      33.6x             16.4x
EMV / LTM Net Income........................   15.5x      25.3x      24.1x      46.9x             24.1x
EMV / NFY Net Income........................   16.4x      22.1x      23.0x      26.3x             21.8x

    All multiples for the selected transactions were based on publicly available information at the time of the announcement of the particular transaction. LTM data for Bard was based on its applicable Forms 10-K and 10-Q and internal financial reports for Bard.

    DISCOUNTED CASH FLOW ANALYSIS. UBS Warburg performed a discounted cash flow analysis using the five-year financial forecasts internally prepared by management of Bard in order to derive an implied equity value reference range for Bard. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period covered by the financial forecasts and then added a terminal value based on a range of exit multiples applied to its estimated future 2005 EBITDA. For purposes of this analysis, UBS Warburg used discount rates of 10.0% to 13.0%, which were based on Bard's estimated weighted average cost of capital, and terminal 2005 EBITDA multiples of 9.0x to 11.0x, which were derived by reference to the selected public companies trading analysis. The analysis indicated an implied per share equity reference range for Bard of $48.23 to $63.79.

TYCO ANALYSES

    HISTORICAL STOCK PERFORMANCE. UBS Warburg reviewed historical trading prices for Tyco's common stock. This stock price performance review indicated that for the three years ended May 25, 2001, the low and high closing prices for Tyco's common stock were $22.34 and $62.80, respectively.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. UBS Warburg compared selected financial information, ratios and public market multiples for Tyco to the corresponding data for the following seven publicly-traded companies that are considered industrial conglomerates:

    - Danaher Corporation

    - Dover Corporation

    - General Electric Company

    - Illinois Tool Works, Inc.

    - Minnesota Mining and Manufacturing Company

    - Textron, Inc.

    - United Technologies Corporation

    UBS Warburg chose the selected companies because they were publicly-traded companies that, for purposes of the analysis, UBS Warburg considered reasonably similar to Tyco in that these companies are considered industrial conglomerates. The selected public companies may significantly differ from Tyco based on, among other things, the size of the companies, the geographic coverage of the companies' operations and the particular business segments in which the companies focus.

    UBS Warburg reviewed, among other information, the comparable companies' multiples of TEV to:

    - LTM revenue; and

    - LTM EBITDA.

    UBS Warburg also reviewed, among other information, the comparable companies' projected P/E multiples based on IBES consensus earnings estimates for the calendar years ending December 31, 2001 and 2002.

    The Tyco comparable companies analysis for the companies that are considered industrial conglomerates resulted in the following ranges of multiples as of May 25, 2001:

                                                           IMPLIED MULTIPLES OF                    TYCO AT
                                                           COMPARABLE COMPANIES:                MAY 25, 2001
                                                 -----------------------------------------   CLOSING STOCK PRICE
MULTIPLE ANALYSIS                                  LOW        MEAN      MEDIAN      HIGH       ($56.75/SHARE)
-----------------                                --------   --------   --------   --------   -------------------
TEV/LTM Revenue................................     1.2x       2.4x       2.3x       3.9x             3.7x
TEV/LTM EBITDA.................................     7.5x      12.3x      11.9x      18.9x            14.1x
2001E P/E--IBES................................    12.5x      23.1x      22.7x      33.8x            19.7x
2002E P/E--IBES................................    11.2x      19.8x      19.3x      29.0x            16.4x

PRO FORMA MERGER ANALYSIS

    UBS Warburg analyzed the potential pro forma financial effects of the merger on Tyco's estimated earnings per share, referred to as EPS, for fiscal year 2002, based both on internal estimates of Bard and Tyco managements with the effect of estimated synergies; and on IBES consensus 2002 EPS estimates for the companies. Based on estimated fiscal year 2002 EPS, UBS Warburg calculated the accretive or dilutive effect on Tyco shareholders--that is, the addition or reduction to estimated EPS of Tyco on a stand-alone basis. With synergies, this analysis indicated that the merger could have an accretive effect on Tyco's EPS for its fiscal year ended September 30, 2002. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    FEE ARRANGEMENT. Pursuant to the engagement letter dated May 11, 2001, between UBS Warburg and Bard, UBS Warburg earned a fee payable by Bard for rendering its financial fairness opinion, regardless of whether the merger is consummated, and will receive an aggregate fee equal to 0.41% of the equity value of the transaction upon the consummation of the merger against which the opinion fee will be credited. Bard also agreed to reimburse UBS Warburg for its expenses incurred in performing its services. UBS Warburg will not be entitled to any additional fees or compensation with respect to the merger. In addition, Bard has agreed to indemnify UBS Warburg and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS Warburg or any of its affiliates against certain liabilities and expenses related to or arising out of UBS Warburg's engagement and any related transactions.

    Bard selected UBS Warburg based on its experience, expertise and reputation. UBS Warburg is an internationally recognized investment banking firm that regularly engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade or have traded securities of Bard and/or Tyco for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

    THE FULL TEXT OF UBS WARBURG'S OPINION IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS.

REASONS OF TYCO FOR THE MERGER

    At a meeting held on May 14, 2001, Tyco's Board of Directors determined that the acquisition of Bard was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Tyco's existing operations and that are expected to be immediately accretive to earnings per share.

    In reaching its decision to approve the merger, Tyco's Board of Directors considered the following material factors:

    - the expectation that Bard's business could be readily integrated with Tyco's healthcare group, enabling Tyco to broaden and fill-in its line of product offerings;

    - the quality of Bard's research and development pipeline and the innovative products that it continues to produce;

    - the expectation that the merger, assuming the realization of certain of the cost savings referred to below and other synergies, would be immediately accretive to Tyco's earnings per share;

    - Bard's implementation of a cost reduction plan and the belief of Tyco's management that the plan can be enhanced;

    - the belief of Tyco's management that there are other prospects for reduction of Bard's corporate costs, possible elimination of facilities of the combined company and potential cost reductions for purchased materials and services;

    - the prospect of using Tyco's worldwide distribution network to promote future growth of Bard's products in international markets;

    - the prospect of utilization of some of Bard's businesses as a platform for further growth in the markets served by Bard;

    - the aggregate amount of Tyco shares to be delivered to Bard's shareholders in the merger; and

    - Tyco's history of growth through acquisitions, including its substantial experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL

    The executive officers and directors of Bard, in their capacity as such, may be deemed to have interests in the merger that are in addition to or different from their interests as shareholders of Bard generally. These include, among other things, provisions in the merger agreement relating to indemnification and the acceleration and/or payouts of benefits under certain agreements and employee benefit plans. Bard's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

AGREEMENTS WITH EXECUTIVES

    CHANGE OF CONTROL AGREEMENTS

    Bard has entered into 12 change of control agreements with selected executives, including each of Bard's executive officers. The agreements provide the terms of the executives' employment during the three-year period following a change of control, so long as such executives shall remain employed. The terms include, but are not limited to, a position commensurate in all material respects with the executive's position immediately preceding the change of control and a base salary and annual bonus at least equal to certain pre-change of control levels. If the executive's employment is terminated either by Bard without cause (as defined in the change of control agreements) or by the executive for good reason (as defined in the change of control agreements, but including termination for any reason during the six-month period following the first anniversary of the change of control) within three years following a change of control, then the executive shall receive:

    (1) accrued but unpaid base salary through termination at the highest rate in effect during the three years preceding the change of control;

    (2) a pro-rata bonus for the year of termination based on the average annual bonus paid in respect of the three fiscal years (or fewer years in which the executive was entitled to earn a bonus) prior to the change of control;

    (3) three times the sum of the base salary referred to in (1) above and the average annual bonus referred to in (2) above;

    (4) all deferred compensation owed to the executive; and

    (5) for one year after the date of termination, the executive and his family will continue to receive benefits at least equal to those which would have been provided in accordance with the welfare benefit plans of Bard if the executive's employment had not been terminated, if and as in effect at any time during the 90-day period immediately prior to the change of control or, if more favorable to the executive, as in effect at any time thereafter with respect to other key executives and their families. For purposes of retiree benefits pursuant to such plans, the executive shall be considered to have remained employed until the end of the three-year period following the change of control (or his normal retirement date, if earlier) and to have retired on such date.

    In the event the payments and benefits provided to any executive (under the change of control agreements or otherwise) are subject to excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended, Bard will provide the executive with certain gross-up payments in connection with the excise tax to which the executive is subject.

    Tyco is planning to offer to enter into retention agreements with these 12 executive officers, which would supersede the change of control agreements described above. The retention agreements would provide for certain levels of salary, bonus and benefits consistent with Tyco's practice, in exchange for the executive's continued employment for a "retention period" of three years following the merger and the executive's agreement to certain non-competition, non-solicitation and confidentiality covenants for a period of time following termination of employment. The amounts payable under the retention agreements would not materially exceed the amounts that would be payable under the change of control agreements.

    ARRANGEMENTS WITH MR. LONGFIELD

    Tyco has entered into a letter agreement with Mr. Longfield pursuant to which Tyco amends certain benefits provided to Mr. Longfield by Bard's compensation committee as of October 11, 2000. The letter agreement provides
(1) that any termination of Mr. Longfield's employment following consummation of the merger will be deemed a termination without "cause" under his change of control agreement (as described above), (2) limited airplane usage for Mr. Longfield's lifetime and (3) office and secretarial support for Mr. Longfield's lifetime. In addition, on October 11, 2000, the Bard compensation committee agreed to provide Mr. Longfield with (x) continuation of financial planning and tax services for his lifetime, (y) continued payment of certain club memberships for as long as Bard uses them for business, but at least for five years, and (z) his company car upon retirement.

AGREEMENTS WITH DIRECTORS

    Bard has entered into contracts with each of its non-employee directors providing for the deferral of their fees and the subsequent payment of the deferred fees, in either a lump sum or annual installments, upon the expiration of the period of the director's active service. Pursuant to these contracts, in the event of a change of control (such as the merger) these deferred fees must be paid in a lump sum.

SUPPLEMENTAL RETIREMENT BENEFITS

    Bard maintains supplemental retirement arrangements described below that provide for additional or different benefits upon the occurrence of a change of control such as the merger.

    In 2000, Bard entered into an amended and restated supplemental executive retirement agreement with Mr. Longfield that provides for additional benefits commencing upon (among other terminations) Mr. Longfield's voluntary termination of employment within two years following a change of control. The agreement provides for a benefit equal to 60% of Mr. Longfield's average salary and bonus over the five calendar years prior to such termination that provide the highest average, less any amounts (actuarially adjusted, as necessary) payable to Mr. Longfield under Bard's other qualified and nonqualified pension plans. The benefit will be paid in monthly installments on a 100% joint and survivor basis, until the later to occur of the death of Mr. Longfield or his spouse, except that the Board of Directors of Bard may accelerate the payment in whole of in part.

    Bard maintains two nonqualified retirement plans that provide benefits to those individuals whose benefits under Bard's qualified defined benefit pension plan are limited by reason of limitations prescribed by the Code. Upon a potential change of control or a change of control, no amendment or action of Bard's compensation committee or Board of Directors may affect any participant without the participant's prior written consent, and no termination of the plan may reduce any benefits accrued under the plans. In addition, under one of the plans, participants' benefits become vested upon a change of control.

    Bard provides supplemental annuities to certain of its officers, including its executive officers and other key employees, for a fifteen-year period commencing on such officer's retirement if the employee remains employed until such date. Certain officers in the program, including Bard's executive officers, will become fully vested in such retirement benefits if their employment is terminated within two years after a change of control.

    Pursuant to Bard's retirement plan for outside directors, upon a change of control, prior to the date that an outside director is eligible to receive a benefit under the plan, such director will become vested in the benefit that he would have been entitled to receive had he retired on the date of the change of control.

EQUITY PLANS

    Pursuant to the merger agreement, upon the consummation of the merger all outstanding stock options shall become fully vested and exercisable and shall be converted into stock options to purchase shares of Tyco's common stock in accordance with the merger agreement and all unvested shares of restricted stock
will become fully vested. See "Stock Options" on page   . In the aggregate,
     shares of Bard common stock issuable to executive officers and non-employee directors of Bard upon exercise of currently unvested stock options will become immediately exercisable upon consummation of the merger. In addition, an
aggregate of      shares of Bard restricted common stock held by executive
officers of Bard will vest upon consummation of the merger.

    Immediately prior to the consummation of the merger, all participants under Bard's management stock purchase plan will become fully vested in all shares of Bard common stock credited to their accounts at that time. In the aggregate, shares of unvested Bard common stock purchased by Bard's executive officers under the plan will vest and be distributed upon consummation of the merger. All participants in Bard's stock equivalent plan for outside directors will become fully vested in their benefits, which will then be paid in accordance with the plan.

RABBI TRUST

    Prior to the consummation of the merger, Bard will make cash contributions to its rabbi trust so that the assets of the trust equal the accrued benefits under the agreements and plans covered under the trust.

MATERIAL U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of Bard common stock for Tyco common shares in the merger and the ownership of Tyco common shares. The discussion which follows is based on the U.S. Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this document. The discussion below is also based on representations made by Tyco, Tyco Acquisition, Mergersub and Bard. If any of these representations is inaccurate, the tax consequences of the merger could differ from those described in this document.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to persons who hold Bard common stock and will hold Tyco common shares as capital assets (as defined in Section 1221 of the U.S. Internal Revenue Code). The tax treatment of a Bard shareholder may vary depending upon such shareholder's particular situation, and certain shareholders may be subject to special rules not discussed below, including for example, partners of partnerships that hold Bard common stock or will hold Tyco common shares, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and individuals who received Bard common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion, unless otherwise stated, does not address the tax consequences to any Bard shareholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco common shares after the merger, determined after taking into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code and applicable Treasury Regulations, or non-U.S. Holders, defined below, who have held more than 5% of the Bard common stock at any time within the five-year period ending at the consummation of the merger.

    As used in this section, a "U.S. Holder" means a beneficial owner of Bard common stock who exchanges Bard common stock for Tyco common shares and who is, for U.S. federal income tax purposes:

    - a citizen or resident of the U.S.;

    - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the U.S. or any political subdivision thereof;

    - an estate whose income is subject to U.S. federal income tax regardless of its source; or

    - a trust:

           1. if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or

           2. that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

    As used in this section, a non-U.S. Holder is a holder of Bard common stock who exchanges Bard common stock for Tyco common shares and who is not a U.S. Holder.

1.  CONSEQUENCES OF THE MERGER

    In the opinion of PricewaterhouseCoopers LLP and Simpson Thacher & Bartlett:

    - The merger will constitute a reorganization within the meaning of
      Section 368 of the U.S. Internal Revenue Code that is not subject to
      Section 367(a)(1) of the U.S. Internal Revenue Code (other than with respect to a Bard shareholder that is a "5% transferee shareholder" within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii)); and

    - Each of Tyco, Tyco Acquisition and Bard will be a party to the reorganization within the meaning of Section 368(b) of the U.S. Internal Revenue Code.

    Based on those opinions, the following additional material U.S. federal income tax consequences will result from the merger (other than with respect to Bard shareholders that are 5% transferee shareholders):

    - Bard shareholders will not recognize any gain or loss on the exchange of Bard common stock for Tyco common shares in the merger (except for gain or loss with respect to cash received in lieu of fractional shares);

    - the tax basis to a Bard shareholder of the Tyco common shares received in exchange for Bard common stock pursuant to the merger, including any fractional share interest in Tyco common shares for which cash is received, will equal such Bard shareholder's tax basis in the Bard common stock surrendered in exchange therefor;

    - the holding period of a Bard shareholder for the Tyco common shares received pursuant to the merger, including any fractional interests in Tyco common shares for which cash is received, will include the holding period of the Bard common stock surrendered in exchange therefor;

    - a Bard shareholder who is a U.S. Holder and who receives cash in lieu of a fractional share interest in Tyco common shares pursuant to the merger will be treated as having received such cash in redemption of such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Bard stock allocable to such fractional share. Non-U.S. Holders who receive cash in lieu of a fractional share interest in Tyco common shares will not be subject to United States income or withholding tax except as set forth in paragraph 3.b below; and

    - no income, gain or loss will be recognized by Tyco, Tyco Acquisition, Mergersub or Bard as a result of the transfer to Bard shareholders of the Tyco common shares provided by Tyco to Tyco Acquisition pursuant to the merger.

    Consummation of the merger is conditioned upon the receipt of opinions to the same effect as those described above as of the date that the merger is completed. If the condition relating to delivery of such opinions is waived and there is a material change in the tax consequences of the merger, Bard and Tyco will recirculate proxy materials regarding the merger and resolicit proxies. Such opinions are and will be based on, among other things, facts existing as of the dates of such opinions, certain representations as to factual matters made by Tyco, Tyco Acquisition, Mergersub and Bard and the assumption that the merger is consummated in accordance with the terms of the merger agreement. Such representations or assumption, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Such opinions are not binding on the U.S. Internal Revenue Service or the courts.

2.  TRANSFER TAXES

    In the event that any state or local transfer taxes are imposed on Bard shareholders as a result of the merger, Bard will pay all such transfer taxes, if any, directly to state and local taxing authorities on behalf of all Bard shareholders. Any such payments by Bard made on behalf of the Bard shareholders may result in dividend income to each Bard shareholder on behalf of whom such payment is made. The amount of such dividend income attributable to each share of Bard common stock cannot be determined at this time, but is not expected to be material.

3.  OWNERSHIP OF TYCO COMMON SHARES

    a.  U.S. Holders

    DISTRIBUTIONS

    Distributions made to U.S. Holders of Tyco common shares will be treated as dividends and taxable as ordinary income to the extent that such distributions are made out of Tyco's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of any distribution exceeds Tyco's current and accumulated earnings and profits for a taxable year, the excess will be treated as a tax-free return of capital which reduces such U.S. Holder's tax basis in the Tyco common shares to the extent thereof, and thereafter as capital gain. The U.S. federal income tax treatment described in the immediately preceding sentence applies whether or not such distributions are treated as a return of capital for non-tax purposes. Amounts taxable as dividends generally will be treated as foreign source "passive" income for foreign tax credit purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by Tyco. U.S. Holders of Tyco common shares that are corporations generally will not be entitled to claim a dividends-received deduction with respect to distributions by Tyco, because Tyco is not a U.S. corporation.

    DISPOSITION

    Gain or loss recognized by a U.S. Holder of Tyco common shares on the sale, exchange or other taxable disposition of Tyco common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Tyco common shares surrendered. Such gain or loss will be long term capital gain or loss if such U.S. Holder's holding period for its Tyco common shares (taking into account the holding period for Bard common stock exchanged for such U.S. Holder's Tyco common shares in the merger, as discussed above under "Consequences of the Merger") is more than one year. Any gain or loss so recognized generally will be from a U.S. source.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    Certain U.S. Holders may be subject to information reporting with respect to payments of dividends on, and the proceeds of the disposition of, Tyco common shares. U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowable as a refund or credit against such holder's U.S. federal income tax liability, provided that the required information or appropriate claim for refund is furnished to the U.S. Internal Revenue Service. U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on, and dispositions of, Tyco common shares.

    b.  Non-U.S. Holders

    DISTRIBUTIONS AND DISPOSITION

    In general, and subject to the discussion below under "Information Reporting and Backup Withholding", a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Tyco common shares, unless either (1) the income or gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (2) in the case of gain realized by an individual non-U.S. Holder upon a disposition of Tyco common shares, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

    In the event that clause (1) in the preceding paragraph applies, such income or gain generally will be subject to regular U.S. federal income tax in the same manner as if such income or gain, as the case may be, were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a corporation, such income or gain may be subject to a branch profits tax at a rate of 30%, although a lower rate may be provided by an applicable income tax treaty. In the event that clause (2), but not clause (1), in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    If the Tyco common shares are held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to distributions on and dispositions of Tyco common shares. Information reporting, and possibly backup withholding, may apply if the Tyco common shares are held by a non-U.S. Holder through a U.S., or U.S. related, broker or financial institution and the non-U.S. Holder fails to provide appropriate information. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowable as a refund or credit against such holder's U.S. federal income tax liability provided that the requested information or appropriate claim for refund is furnished to the U.S. Internal Revenue Service. Non-U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on and dispositions of Tyco common shares.

BERMUDA TAX CONSEQUENCES

    In the opinion of Appleby Spurling & Kempe, attorneys in Bermuda for Tyco, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of the delivery of Tyco common shares to Bard shareholders in exchange for Bard common stock pursuant to the merger. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Tyco common shares or in respect of distributions by Tyco with respect to Tyco common shares. Furthermore, Tyco has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Tyco or any of its operations, nor to its common shares nor to obligations of Tyco until the year 2016. This undertaking applies to Tyco common shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. BARD SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Bard will be recorded in Tyco's consolidated financial statements at their estimated fair market value at the date of the merger, with the remaining purchase price reflected as goodwill.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Each of Tyco Acquisition and Bard have agreed to use, and Tyco Acquisition has committed to cause Tyco to use, its reasonable best efforts to obtain all regulatory approvals required in order to consummate the merger. Tyco, Tyco Acquisition, Mergersub and Bard have either filed, or intend to file promptly after the date of this proxy statement/prospectus, applications and notifications to obtain the required regulatory approvals. Tyco and Bard cannot provide any assurances that the required regulatory approvals will be obtained and, if obtained, Tyco and Bard cannot provide assurances as to the date of any of these approvals or the absence of any litigation challenging them. Tyco and Bard are not aware of any other material governmental approvals or actions that are required prior to consummation of the merger other than those described below.

ANTITRUST MATTERS

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Tyco and Bard from completing the merger until certain information and materials have been furnished to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting periods have expired or been terminated. On June 15, 2001, Tyco and Bard filed their Premerger Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division. Tyco and Bard expect that the waiting period will expire at 11:59 p.m. New York City time on July 16, 2001, although the waiting period could be extended if the FTC or the Antitrust Division requests additional information or documentary material. If such a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the thirtieth day after substantial compliance by the parties with such request. Even after the waiting period expires or has been terminated, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or compel a divestiture of the shares being acquired or substantial assets of Tyco or Bard.

    The merger is also subject to notification to, and approval by, the Commission of the European Communities under Council Regulation (EEC)
No. 4064/89 of 21 December 1989, as amended, on the control of concentrations.
Tyco and Bard filed a formal notification with the Commission on             .
On receipt of a complete notification, the Commission will have approximately one calendar month in which to assess whether the proposed merger will create or strengthen a dominant position as a result of which competition would be impeded in the European common market or in a substantial part of it. At the end of the initial one month review period, the Commission must either clear the proposed merger or, where it has "serious doubts" as to the compatibility of the proposed merger with the European common market, open an in-depth second phase investigation, which may last for a further four months. The initial one month review period may be extended to six weeks if the notifying party offers commitments designed to address any competition concerns identified by the Commission, or if a member state of the European Union requests the transaction be referred for investigation by its own domestic competition authority in circumstances where the transaction impacts on a distinct national market. During the review process, conditions may be imposed on, or commitments required to be given by, the notifying party. Other than in exceptional circumstances, the proposed merger may not be implemented until the Commission has issued a clearance decision.

    Neither Tyco nor Bard believes that the consummation of the merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that no governmental agency will challenge the merger on antitrust grounds. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or to impose conditions on the merger.

    Tyco and Bard each conducts operations in a number of countries other than the U.S. and the European Union, and filings may have to be made with the governments of these countries under their respective pre-merger notification statutes. Where necessary, the parties intend to make such filings.

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
U.S. FEDERAL SECURITIES LAW CONSEQUENCES

    Bard shareholders who receive Tyco common shares in the merger can freely transfer such shares, except that persons who are deemed to be "affiliates", as such term is defined under the United States Securities Act of 1933, of Bard prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Bard, including directors and certain officers of Bard, are considered to be affiliates.

    In general, under Rule 145, for one year following the consummation of the merger, Bard affiliates will be subject to the following restrictions on the public sale of Tyco common shares acquired in the merger:

    - a Bard affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act;

    - the number of Tyco common shares a Bard affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period may not exceed the greater of 1% of the outstanding Tyco common shares or the average weekly trading volume of such shares during the four calendar weeks preceding such sale; and

    - a Bard affiliate may sell only if Tyco remains current with its informational filings with the SEC under the Exchange Act.

    After the end of one year from the consummation of the merger, a Bard affiliate may sell Tyco common shares received in the merger without such limitations on the manner of sale or volume, provided that Tyco is current with its Exchange Act informational filings and such Bard affiliate is not then an affiliate of Tyco. Two years after the consummation of the merger, an affiliate of Bard may sell such Tyco common shares without any restrictions, so long as such affiliate was not an affiliate of Tyco for at least three months prior to such sale.

DIVIDENDS

    Although the payment of dividends by Tyco in the future will depend on business conditions, Tyco's financial condition and earnings and other factors, Tyco expects to declare regularly scheduled dividends consistent with its past practices. The merger agreement restricts Bard and Tyco from declaring, setting aside, making or paying any dividend or other distribution in respect of their respective capital stock, other than their respective regularly scheduled dividend consistent with past practice, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

STOCK EXCHANGE LISTING

    It is a condition to the merger that the New York Stock Exchange authorize for listing the Tyco common shares to be delivered in connection with the merger. Tyco Acquisition has agreed to cause Tyco to use its best efforts to cause the Tyco common shares to be listed on the NYSE prior to completion of the merger.

DISSENTERS' RIGHTS

    Holders of Bard common stock will not have dissenters' rights under the New Jersey Business Corporation Act by reason of the merger agreement and the consummation of the merger.

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                              THE MERGER AGREEMENT

GENERAL

    This section describes the material provisions of the merger agreement and Tyco's guarantee of Tyco Acquisition's and Mergersub's obligations under the merger agreement. This description is not complete, and shareholders are encouraged to read the full text of the merger agreement which is attached as Annex A to this document. In addition, important information about the merger agreement and the merger is provided in the previous section entitled "The
Merger" beginning on page   .

THE MERGER

    At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the applicable provisions of the New Jersey Business Corporation Act, Mergersub will be merged with and into Bard, the separate corporate existence of Mergersub will cease and Bard will continue as the surviving corporation.

EFFECTIVE TIME

    Unless the merger agreement is terminated as described below, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the closing conditions set forth in the merger agreement, Mergersub and Bard will file merger documentation with the Treasurer of the State of New Jersey, as prescribed by the New Jersey Business Corporation Act. The effect of this filing is that Mergersub will merge with and into Bard, and Bard will become an indirect subsidiary of Tyco.

MERGER CONSIDERATION

GENERAL

    As a result of the merger, all shares of Bard common stock outstanding immediately prior to the merger, except as described below under "Cancellation", will be converted into Tyco common shares based on an exchange ratio calculated in accordance with the terms of the merger agreement.

THE EXCHANGE RATIO

    The exchange ratio is designed to give Bard shareholders a number of Tyco common shares with a value of $60.00 for each of their shares of Bard common stock, so long as the value of a Tyco common share is at least $50.00. If the value of a Tyco common share is less than $50.00, Bard shareholders will only receive 1.2 Tyco common shares for each of their shares of Bard common stock. The value of a Tyco common share for these purposes will be an average share price calculated by taking the average of the daily volume-weighted average of the per share selling prices of Tyco common shares on the New York Stock Exchange, as reported by Bloomberg Financial Markets, over the five consecutive trading days ending on the third trading day immediately preceding the date of the Bard special meeting. The exchange ratio is determined by dividing $60.00 by this average share price. Because the calculation of the Tyco average share price ends on the third trading day prior to the Bard special meeting, a minimum of two trading days (or a longer period, if other closing conditions remain to be satisfied) will transpire prior to the closing of the merger, during which time the market price of Tyco common shares will fluctuate. Consequently, even if the average share price of a Tyco common share is $50.00 or higher, if the price of Tyco common shares at closing is less than the average share price, Bard shareholders would receive Tyco common shares with a market value at the time of closing of less than $60.00 in exchange for each of their shares of their Bard common stock.

    See the risk factor entitled "Bard shareholders could receive less than $60.00 in value of Tyco common shares for each share of Bard common stock" on
page   .

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ADJUSTMENTS TO EXCHANGE RATIO

    If, prior to the effective time of the merger, any change in the outstanding shares of capital stock of Tyco or Bard occurs, including any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any stock dividend or the distribution, exercisability or exchange of rights under Bard's rights plan, the exchange ratio and any other amounts payable pursuant to the merger or the merger agreement will be adjusted appropriately.

FRACTIONAL TYCO SHARES

    A Bard shareholder will not receive a fraction of a Tyco common share in the merger. A Bard shareholder who would otherwise have been entitled to a fraction of a Tyco common share will instead receive a cash payment (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average share price of Tyco common shares.

STOCK OPTIONS

    Upon the consummation of the merger, each outstanding option to purchase shares of Bard common stock, whether or not then exercisable, will become 100% vested and exercisable. The merger agreement provides that each such stock option:

    - will be exercisable for that number of whole Tyco common shares equal to the product of the number of shares of Bard common stock issuable upon exercise of such option immediately prior to the consummation of the merger multiplied by the exchange ratio, rounded to the nearest whole number of Tyco common shares, and the per share exercise price for the Tyco common shares issuable upon exercise of Bard options will be equal to the quotient determined by dividing the exercise price per share of the Bard common stock at which such options were exercisable immediately prior to the consummation of the merger by the exchange ratio, rounded to the nearest whole cent; and

    - will otherwise be subject to the same terms and conditions as were applicable to such option immediately prior to the consummation of the merger.

CANCELLATION

    Each share of Bard common stock held in Bard's treasury and each share owned by Tyco immediately prior to the effective time of the merger will be cancelled and retired without payment of any consideration.

EXCHANGE OF BARD COMMON STOCK

    As soon as reasonably practicable after the consummation of the merger, Tyco Acquisition will instruct the designated exchange agent to mail to each holder of record of Bard common stock a letter of transmittal and instructions as to how to surrender certificates of Bard common stock in exchange for Tyco common shares and payment for any fractional Tyco shares. If you hold Bard common stock through a bank, broker or other nominee, such nominee will be responsible for effecting the exchange. BARD SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    Holders of certificates previously representing Bard common stock will not be paid dividends or distributions on the Tyco common shares and will not be paid cash in lieu of a fractional Tyco common share until such certificates are surrendered to the exchange agent for exchange. When such certificates are surrendered, any unpaid dividends declared by Tyco after the consummation of the merger and any cash in lieu of a fractional Tyco common share will be paid without interest. For all other corporate purposes, certificates that represented shares of Bard common stock prior to the consummation of the merger will represent, from and after the consummation of the merger, the number of Tyco common shares and cash in respect of fractional Tyco shares into which such shares of Bard common stock are actually converted in the merger.

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
    The exchange agent will deliver Tyco common shares in exchange for lost, stolen or destroyed certificates if the owner of such certificates signs an affidavit of loss, theft or destruction, as appropriate. Tyco Acquisition also may, in its discretion, require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that might be made against Tyco, Tyco Acquisition or the exchange agent with respect to alleged lost, stolen or destroyed certificates.

REPRESENTATIONS AND WARRANTIES

    Bard and Tyco Acquisition have made various customary mutual representations and warranties in the merger agreement about themselves and their respective subsidiaries, as well as, in the case of Tyco Acquisition, Tyco and its other subsidiaries. Tyco Acquisition's representations and warranties have been unconditionally guaranteed by Tyco.

CONDUCT OF BUSINESS BY BARD

    Bard has agreed that, prior to the consummation of the merger, Bard will conduct its business, and will cause the businesses of its subsidiaries to be conducted, only in the ordinary course of business and in a manner consistent with past practice; and Bard will use reasonable commercial efforts to preserve substantially intact the business organization of Bard and its subsidiaries, to keep available the services of the present officers, employees and consultants of Bard and its subsidiaries and to preserve the present relationships of Bard and its subsidiaries with customers, suppliers and other persons with which Bard or any of its subsidiaries has significant business relations. In particular, subject to certain exceptions, Bard has agreed that neither it nor any of its subsidiaries, without the prior written consent of Tyco Acquisition, will:

     1. amend or otherwise change Bard's Restated Certificate of Incorporation or By-laws;

     2. issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest (including, without limitation, any phantom interest) in Bard or any of its subsidiaries or affiliates (except for the issuance of shares of Bard common stock issuable upon the exercise of stock options outstanding on the date of the merger agreement, or pursuant to Bard's employee stock purchase plans as in effect on the date of the merger agreement);

     3. sell, pledge, dispose of or encumber any assets of Bard or any of its subsidiaries, other than sales of assets in the ordinary course of business and in a manner consistent with past practice or pursuant to other limited exceptions;

     4. - declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that (a) a wholly-owned subsidiary of Bard may declare and pay a dividend to its parent that is not a cross-border dividend, and (b) Bard may declare and pay prior the effective time quarterly cash dividends of $0.21 per share consistent with past practice,

       - split, combine or reclassify any of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

       - amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its or its subsidiaries' securities,

       - settle, pay or discharge any claim, suit or other action brought or threatened against Bard with respect to or arising out of a shareholder equity interest in Bard, or

       - make any cross-border capital contributions to a subsidiary;

     5. - make any acquisitions,

       - incur any indebtedness for borrowed money aggregating more than $200 million,

       - issue any debt securities, or assume, guarantee or endorse or otherwise become responsible for the obligations of any person, or make any loans or advances, other than in the ordinary course of business consistent with past practice (except Bard may not make loans and advances to employees of Bard to fund the exercise price of Bard options or otherwise to purchase shares of Bard common stock),

       - authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $10 million over the 12-month period beginning on the date of the merger agreement, or

       - enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the above;

     6. - increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except in accordance with past practice,

       - grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or prospective employee of Bard or any of its subsidiaries, except for certain new hires, or

       - establish, adopt, enter into or amend any collective bargaining agreement, company employee plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries;

     7. change accounting policies or procedures;

     8. make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

     9. pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $3 million in the aggregate; or

    10. take, or agree in writing or otherwise to take, any of the actions described in (1) through (9) above or any action which would make any of the representations or warranties of Bard contained in the merger agreement untrue or incorrect or prevent Bard from performing or cause Bard not to perform its covenants under the merger agreement.

CONDUCT OF BUSINESS BY TYCO

    Tyco Acquisition has agreed that, prior to the consummation of the merger, it will take all action necessary to cause Tyco to conduct its business and that of its subsidiaries in the ordinary course of business and consistent with past practice, including actions taken by Tyco or its subsidiaries in contemplation of the merger or other business acquisitions, and, subject to certain exceptions, to cause Tyco and its subsidiaries not to, without the prior written consent of Bard:

    1.  amend or otherwise change Tyco's Memorandum of Association or Bye-laws;

    2. make or agree to make any acquisition or disposition which would materially delay or prevent the consummation of the merger and the other transactions contemplated by the merger agreement;

    3. declare, set aside, make or pay any dividend or other distribution on any of its capital stock, other than the regular quarterly cash dividends of up to $0.0125 per share and other than a dividend paid by a wholly-owned subsidiary of Tyco to its parent;

    4.  change accounting policies or procedures; or

    5.  take, or agree in writing or otherwise to take, any actions described in
       (1) through (4) above or any action that would make any of the representations or warranties of Tyco Acquisition contained in the merger agreement untrue or incorrect or prevent Tyco Acquisition from performing or cause Tyco Acquisition not to perform its covenants under the merger agreement.

NO SOLICITATION

    Bard has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock or similar transactions involving Bard or any of its subsidiaries which, if consummated, would constitute an "Alternative Transaction". An Alternative Transaction means:

    - any transaction pursuant to which any third party acquires more than 25% of the outstanding shares of any class of Bard's equity securities, whether from Bard or pursuant to a tender offer or exchange offer or otherwise;

    - a merger or other business combination involving Bard pursuant to which any third party acquires more than 25% of the outstanding equity securities of Bard or the entity surviving such merger or business combination;

    - any transaction pursuant to which any third party acquires control of assets of Bard or any of its subsidiaries having a fair market value equal to more than 25% of the fair market value of all of the assets of Bard and its subsidiaries, taken as a whole, immediately prior to such transaction; or

    - any other consolidation, business combination, recapitalization or similar transaction involving Bard or any of its significant subsidiaries, other than transactions contemplated by the merger agreement.

    Any inquiry or proposal by a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal".

    Until the Bard shareholders approve the merger agreement, if Bard's Board of Directors, following consultation with independent legal counsel, reasonably determines in good faith that the following action is or is reasonably likely to be required to discharge properly its fiduciary duties, Bard's Board of Directors, after notice to Tyco Acquisition, is permitted to:

    - furnish information to a third party which has made a BONA FIDE Acquisition Proposal that Bard's Board of Directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a "Superior Proposal" not solicited in violation of the merger agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those in effect between Bard and a subsidiary of Tyco. A Superior Proposal means any proposal made by a third party to acquire, directly or indirectly, for cash and/or securities, all of Bard's common stock entitled to vote generally in the election of directors or all or substantially all of Bard's assets on terms which Bard's Board of Directors reasonably believes (after consultation with a nationally recognized financial advisor) to be more favorable from a financial point of view to Bard shareholders than the merger and the transactions contemplated by the merger agreement, taking into account at the time of determination any changes to the financial terms of the merger proposed by Tyco Acquisition; provided, however, that such proposal may be subject to a due diligence review of confidential information and to other customary closing conditions (other than financing conditions), and

    - consider and negotiate a bona fide Acquisition Proposal that Bard's Board of Directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of the merger agreement.

    Neither Bard nor Bard's Board of Directors may withdraw or modify, or propose to withdraw or modify, in a manner adverse to Tyco Acquisition or Mergersub, Bard's Board of Directors' approval of the merger agreement or the merger, except to the extent that Bard's Board of Directors reasonably determines in good faith and after consultation with independent legal counsel that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    In addition, unless the merger agreement has been terminated in accordance with its terms, neither Bard nor Bard's Board of Directors may redeem the rights issued under the Rights Agreement, dated as of October 11, 1995, between Bard and First Chicago Trust Company of New York, as rights agent, or waive or amend any provisions of the rights agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or enter into any agreement (other than a confidentiality agreement) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction.

    The merger agreement expressly provides that the foregoing covenants shall not prohibit Bard from taking and disclosing to its shareholders a position regarding an Alternative Transaction or Acquisition Proposal as required by the Exchange Act or from making any disclosure to its shareholders required by applicable law, rule or regulation or by the New York Stock Exchange.

    Bard has agreed:

    - to immediately cease and cause to be terminated any existing discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement;

    - not to release any third party from the confidentiality and, except as contemplated by the merger agreement, the standstill provisions of any agreement to which Bard is a party; and

    - to notify Tyco Acquisition orally and in writing within 24 hours after receipt of, or modification or amendment to, all Acquisition Proposals or any request for nonpublic information relating to Bard or any of its subsidiaries in connection with an Acquisition Proposal and to disclose to Tyco Acquisition the terms of all Acquisition Proposals and the identity of the person making any Acquisition Proposal.

    Bard will ensure that the officers and directors of Bard and its subsidiaries and any investment banker or other advisor or representative retained by Bard in connection with the merger are aware of the no-solicitation restrictions described above.

CERTAIN OTHER COVENANTS

AGREEMENTS WITH RESPECT TO AFFILIATES

    Prior to the effectiveness of the registration statement, Bard will identify to Tyco Acquisition all persons who are anticipated to be "affiliates" of Bard for purposes of Rule 145 under the Securities Act at the time of the special meeting of the Bard shareholders. Bard will use its reasonable best efforts to cause each person identified as an "affiliate" to deliver to Tyco Acquisition prior to the date of the Bard special meeting a written agreement in connection with restrictions on "affiliates" under Rule 145, in a form mutually agreeable to Bard and Tyco Acquisition.

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
INDEMNIFICATION AND INSURANCE

    For six years following the consummation of the merger, the certificate of incorporation and by-laws of the surviving corporation will contain the same indemnification provisions as are currently set forth in Bard's Restated Certificate of Incorporation and By-laws, and such provisions will not be amended, modified or otherwise repealed in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Bard at the consummation of the merger unless otherwise required by law.

    After the consummation of the merger, the surviving corporation will, to the fullest extent permitted under applicable law or under its certificate of incorporation or by-laws, indemnify and hold harmless each present and former director, officer or employee of Bard or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the merger, to the same extent as provided in Bard's Restated Certificate of Incorporation or By-laws or any applicable contract or agreement as in effect on the date of the merger agreement, in each case for a period of six years following the consummation of the merger.

    Following the merger, the surviving corporation will honor and fulfill in all respects Bard's obligations under the indemnification agreements and employment agreements with Bard's officers and directors existing at or before the consummation of the merger.

    In addition, Tyco Acquisition will provide, or cause the surviving corporation to provide, for a period of not less than six years after the consummation of the merger, Bard's current directors and officers that are currently covered with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than Bard's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Tyco Acquisition and the surviving corporation will not be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by Bard for such insurance, but in such case will purchase as much coverage as possible for such amount.

NOTIFICATION OF CERTAIN MATTERS

    Tyco Acquisition and Bard will each give each other prompt notice of the occurrence or nonoccurrence of any event which would reasonably be expected to cause any representation or warranty contained in the merger agreement to be materially untrue or inaccurate, or any failure of Bard, Tyco Acquisition or Mergersub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement contained in the merger agreement.

FURTHER ACTION/TAX TREATMENT

    The parties to the merger agreement will use all reasonable efforts to, and Tyco Acquisition will cause Tyco to use all reasonable efforts to, take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. This covenant includes the obligations of Tyco and Bard to agree to divest, abandon, license, hold separate or take similar action with respect to any assets which are, in the aggregate, not material to Tyco or Bard (but does not include any obligation by Tyco to agree to divest, abandon, license, hold separate or take similar action with respect to any assets material, in the aggregate, to Tyco or Bard). In addition, each of Tyco Acquisition, Mergersub and Bard will, and Tyco Acquisition will cause Tyco to, use its reasonable best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368 of the U.S. Internal Revenue Code and will not take any actions which might reasonably be expected to prevent the merger from so qualifying.

PUBLIC ANNOUNCEMENTS

    Tyco Acquisition, Tyco and Bard will not issue any press release or make any written public statement with respect to the merger or the merger agreement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the SEC or the New York Stock Exchange.

TYCO COMMON SHARES

    Tyco has guaranteed that it will issue to Tyco Acquisition the Tyco common shares to be delivered by Tyco Acquisition to the Bard shareholders in the merger. Tyco also has guaranteed to use its best efforts to list on the New York Stock Exchange the Tyco common shares to be delivered in the merger prior to the effective time of the merger.

CERTAIN EMPLOYEE BENEFITS

    During the period from the effective time of the merger through December 31, 2002, the surviving corporation will provide each person who is an employee of Bard or any subsidiary of Bard at the effective time with salary, bonus opportunity and employee benefits that are comparable in the aggregate to those provided to such employee immediately prior to the effective time. The parties have agreed that the merger will be a "change of control" of Bard under Bard's benefit plans (to the extent applicable). Notwithstanding the foregoing, during this same period, the surviving corporation will maintain certain severance plans, policies and programs of Bard in effect at the effective time of the merger, without any amendment or modification adverse to any such employee. After this period, subject to certain exceptions, the surviving corporation will provide these employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of Tyco. The surviving corporation will recognize service accrued by employees of Bard or any subsidiary of Bard prior to the effective time for all employee benefits purposes except for benefit accruals with respect to defined benefit plans, will waive pre-existing condition limitations (to the extent that such limitations did not apply to a pre-existing condition under Bard's group health plan) and eligibility waiting periods under any group health plan with respect to Bard's or any subsidiary's employees and their eligible dependents and will give credit for amounts paid during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any of Bard's or any subsidiary's employees becomes entitled to participate.

    Bard will amend its 401(k) plan to preclude additional purchases of Bard common stock as of two days prior to consummation of the merger. Bard will amend its employee stock purchase plan to preclude any additional purchases of Bard's common stock prior to the consummation of the merger.

    The merger agreement also provides for the amendment of certain employee benefit plans in connection with the merger, the termination of certain other employee benefit plans, the funding and payment of certain employee benefits upon consummation of the merger or as soon as practicable thereafter, for the granting of options to purchase Tyco common shares to eligible employees of Bard and its subsidiaries following the merger, and the payment, prior to the consummation of the merger, of certain prorated performance bonuses for 2001, all as more fully set forth in the merger agreement.

    These provisions are subject to certain limitations and qualifications set forth in the merger agreement. These provisions may not be enforced against the surviving corporation by any employee of Bard, and they do not prevent the surviving corporation or any other subsidiary of Tyco from otherwise amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any person other than as provided above.

CONDITIONS TO THE MERGER

CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

    The obligations of Tyco Acquisition, Mergersub and Bard to effect the merger are subject to the satisfaction at or prior to the effective time of the following conditions:

    1. EFFECTIVENESS OF REGISTRATION STATEMENT. The registration statement of which this document is a part has become effective under the Securities Act, and the SEC has not issued any stop order suspending the effectiveness of such registration statement, nor has it initiated or threatened any proceedings for that purpose or in respect of this document;

    2. SHAREHOLDER APPROVAL. The Bard shareholders have approved the merger agreement;

    3. ANTITRUST. All waiting periods applicable to the consummation of the merger under the HSR Act have expired or been terminated, and all necessary clearances and approvals for the merger under any non-U.S. antitrust laws have been obtained, other than clearances or approvals under any non-U.S. antitrust laws which, if not obtained, would not reasonably be expected to have a material adverse effect on Bard, Tyco or Tyco's healthcare group;

    4. LEGAL ACTIONS. No action or proceeding has been instituted or is pending or threatened by any governmental, administrative or regulatory authority or before any governmental, administrative or regulatory authority or court of competent jurisdiction, domestic or foreign, that is reasonably to be expected to result in an order, nor is there in effect any judgment, decree or order of any governmental, administrative or regulatory authority or court of competent jurisdiction or other legal restraint preventing the consummation of the merger, prohibiting or limiting Tyco Acquisition from exercising all material rights and privileges pertaining to its ownership of the surviving corporation or the ownership or operation by Tyco or any of its subsidiaries of all or a material portion, in the aggregate, of the business or assets of the surviving corporation and its subsidiaries, compelling Tyco or any of its subsidiaries, including the surviving corporation and its subsidiaries, to dispose of or hold separate assets which are material, in the aggregate, to Tyco or Bard, or imposing any liability, which if borne by Bard would have a material adverse effect on Bard, as a result of the merger or the transactions contemplated by the merger agreement;

    5. ILLEGALITY. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

    6. TAX OPINIONS. Bard has received a written opinion of Simpson Thacher & Bartlett, counsel to Bard, and Tyco Acquisition has received a written opinion of PricewaterhouseCoopers LLP, tax advisors to Tyco Acquisition, in form and substance reasonably satisfactory to each of them, with respect to the tax-free nature of the merger.

ADDITIONAL CONDITIONS TO OBLIGATION OF TYCO ACQUISITION

    The obligations of Tyco Acquisition and Mergersub to effect the merger are also subject to the following conditions:

    1. REPRESENTATIONS AND WARRANTIES. Except as set forth in the merger agreement, the representations and warranties of Bard in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct in all respects, and the representations and warranties that are not so qualified must be true and correct in all material respects, on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and

       Tyco Acquisition and Mergersub have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Bard;

    2. AGREEMENTS AND COVENANTS. Bard has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the date of the consummation of the merger, and Tyco Acquisition and Mergersub have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Bard;

    3. CONSENTS OBTAINED. Bard has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and has made all filings required to be made, by Bard for the authorization, execution and delivery of the merger agreement and the consummation by it of the transactions contemplated by the merger agreement, except where the failure to do so would not reasonably be expected, individually or in the aggregate with all other such failures, to have a material adverse effect on Bard, Tyco Acquisition or Tyco; and

    4. RIGHTS AGREEMENT. A distribution date has not occurred under Bard's rights agreement and the rights thereunder have been redeemed or are otherwise inapplicable to the merger.

ADDITIONAL CONDITIONS TO OBLIGATION OF BARD

    The obligation of Bard to effect the merger is also subject to the following conditions:

    1. REPRESENTATIONS AND WARRANTIES. Except as set forth in the merger agreement, the representations and warranties of Tyco Acquisition and Mergersub contained in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct in all respects, and the representations and warranties that are not so qualified must be true and correct in all material respects, on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Bard has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco Acquisition;

    2. AGREEMENTS AND COVENANTS. Tyco Acquisition and Mergersub have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the consummation of the merger, and Bard has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco Acquisition;

    3. CONSENTS OBTAINED. Tyco Acquisition, Mergersub and Tyco have obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and have made all filings required to be made, by either of them for the authorization, execution and delivery of the merger agreement and the guarantee and the consummation by them of the transactions contemplated by the merger agreement and the guarantee, except where the failure to do so would not reasonably be expected, individually or in the aggregate with all other such failures, to have a material adverse effect on Bard, Tyco Acquisition or Tyco; and

    4. LISTING. The New York Stock Exchange has authorized for listing the Tyco common shares to be delivered by Tyco Acquisition in connection with the merger.

TERMINATION

GROUNDS FOR TERMINATION

    The merger agreement may be terminated at any time prior to the consummation of the merger, notwithstanding the approval of the merger agreement by the Bard shareholders:

    1. by mutual written consent duly authorized by the Boards of Directors of Bard and Tyco Acquisition; or

    2. by either Tyco Acquisition or Bard, if the merger has not been consummated by January 31, 2002 (other than for reasons set forth in 4 below); PROVIDED, HOWEVER, that this right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before January 31, 2002; or

    3. by either Tyco Acquisition or Bard, if a court of competent jurisdiction or a governmental, administrative or regulatory authority issues a nonappealable final order, decree or ruling or takes any other nonappealable final action which permanently restrains, enjoins or otherwise prohibits the merger; or

    4. by either Tyco Acquisition or Bard, if Bard shareholders do not approve the merger agreement at the Bard special meeting or have not approved the merger agreement by January 31, 2002; provided, however, that this right to terminate the merger agreement is not available to Bard if Bard fails to call the Bard special meeting or fails to solicit proxies from the Bard shareholders in favor of the merger as required by the merger agreement; or

    5.  by Tyco Acquisition, if Bard or Bard's Board of Directors:

       - withdraws, modifies or changes its approval, adoption or recommendation of the merger agreement or the merger in a manner adverse to Tyco Acquisition or has resolved to do so,

       - approves or recommends to Bard shareholders an Acquisition Proposal or Alternative Transaction,

       - approves or recommends that Bard shareholders tender their shares in any tender or exchange offer that is an Alternative Transaction,

       - fails either (i) to include in this proxy statement/prospectus the recommendation of Bard's Board of Directors in favor of approval of the merger agreement, or (ii) to solicit from Bard's shareholders proxies in favor of approval of the merger agreement and to take all other reasonable action necessary or advisable to secure the vote or consent of Bard's shareholders in favor of such approval, or

       - takes any public position or makes any disclosures to Bard shareholders that has the effect of any of the foregoing, it being understood and agreed that a communication by Bard's Board of Directors to Bard's shareholders pursuant to Rule 14d-9(f)(3) of the Exchange Act or any similar type of communication in connection with the making or amendment of a tender offer or exchange offer shall not be deemed to constitute a basis of termination; or

    6.  by either Tyco Acquisition or Bard:

       - if any representation or warranty of Bard or Tyco Acquisition or Mergersub, as appropriate, set forth in the merger agreement was untrue when made or has become untrue, or

       - upon a breach by the other party of any covenant or agreement set forth in the merger agreement,

    such that, in either case, the conditions to the terminating party's obligation to complete the merger described above under "Conditions to the Merger" would not be satisfied; provided that, if such misrepresentation or breach is curable prior to January 31, 2002 and the party in breach exercises its reasonable best efforts to cure the same, the merger agreement may not be terminated under this clause while such party continues to exercise such efforts; or

    7.  by Bard, if:

       - Bard's Board of Directors has authorized Bard to enter into a definitive agreement with respect to a Superior Proposal,

       - Bard has notified Tyco Acquisition in writing that it intends to enter into a definitive agreement with respect to a Superior Proposal,

       - within two full business days of receipt of Bard's written notification, Tyco Acquisition has not made an offer that Bard's Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Bard shareholders as the Superior Proposal,

       - Bard has paid Tyco Acquisition the fee and expenses required to be paid pursuant to the merger agreement,

       - the merger agreement has not already been approved by the Bard shareholders at the Bard special meeting, and

       - Bard has complied with its no solicitation obligations as described on
         page   .

FEES AND EXPENSES

    Except as set forth below, each of Tyco Acquisition and Bard will pay its own fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated. However, if the merger is not consummated, Tyco Acquisition and Bard will share equally (1) all SEC filing fees and printing expenses incurred in connection with the printing and filing of this proxy statement/prospectus and the related registration statement and any amendments or supplements thereto and (2) all conveyance and similar taxes required to be paid or which Tyco Acquisition has agreed should be paid prior to the consummation of the merger.

    Bard must pay Tyco a fee of $105 million and must also pay Tyco and Tyco Acquisition their respective actual, documented and reasonable out-of-pocket expenses, other than financial advisor fees, relating to the transactions contemplated by the merger agreement in a combined amount not to exceed
$5 million, upon the first to occur of any of the following events:

    a. Tyco Acquisition or Bard terminate the merger agreement following the failure of the Bard shareholders to approve the merger agreement at the Bard special meeting and Bard or any third party publicly announces an Alternative Transaction during the period beginning on the date of the merger agreement and ending 12 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on terms substantially equivalent to or more favorable to Bard or Bard's shareholders than the terms of the Alternative Transaction previously announced, and the fair market value of the consideration for the Alternative Transaction is greater than $60.00 for each share of Bard common stock;

    b. Tyco Acquisition terminates the merger agreement for any of the reasons described in paragraph 5 under "Grounds for Termination" above;

    c. Tyco Acquisition terminates the merger agreement because (1) Bard has willfully breached any covenant or agreement of Bard in the merger agreement, as described in paragraph 6 under "Grounds for Termination" above, and (2) Bard or any third party publicly announces an Alternative Transaction during the period beginning on the date of the merger agreement and ending 12 months following the date of termination of the merger agreement and such transaction is at any time thereafter consummated on terms substantially equivalent to or more favorable to Bard or Bard's shareholders than the terms of the Alternative Transaction previously announced; and

    d. Bard terminates the merger agreement due to the acceptance by Bard's Board of Directors of a Superior Proposal as permitted by the merger agreement and described in paragraph 7 under "Grounds for Termination" above.

    If Tyco Acquisition terminates the merger agreement because (1) Bard has breached a covenant or agreement in the merger agreement, as described in paragraph 6 under "Grounds for Termination" above, and the conditions in paragraph (c) above are not satisfied, or (2) a representation or warranty of Bard was untrue when made, as described in paragraph 6 under "Grounds for Termination", Bard must pay Tyco and Tyco Acquisition their respective expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed $5 million.

    If Bard terminates the merger agreement because Tyco Acquisition has breached a covenant or agreement or because a representation or warranty of Tyco Acquisition was untrue when made, as described in paragraph 6 under "Grounds for Termination" above, Tyco Acquisition must pay Bard its expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed
$5 million.

    The fee and/or expenses described above are payable within one business day after a demand for payment following the occurrence of the event requiring such payment; PROVIDED that in no event will Bard be required to pay such fee and/or expenses to Tyco Acquisition nor shall Tyco Acqusition be required to pay any expenses to Bard if, immediately prior to the termination of the merger agreement, the entity otherwise entitled to receive such fee and/or expenses was in material breach of its obligations under the merger agreement. In addition, Bard will not be required to pay such fee and/or expenses if, immediately prior to the termination of the merger agreement, Tyco was in material breach of its obligations under the guarantee or Mergersub was in material breach of its obligations under the merger agreement.

    The fee payable under certain circumstances by Bard to Tyco is intended, among other things, to compensate Tyco and Tyco Acquisition for their respective costs, including lost opportunity costs, if certain actions or inactions by Bard or its shareholders lead to the abandonment of the merger. This may have the effect of increasing the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in Bard by increasing the cost of any such acquisition.

AMENDMENT AND WAIVER; PARTIES IN INTEREST

    The parties to the merger agreement may amend the merger agreement in writing by action taken by or on behalf of their respective Boards of Directors at any time prior to the consummation of the merger. However, after approval of the merger agreement by the Bard shareholders, the merger agreement cannot be amended without shareholder approval, if shareholder approval of such amendment is required by law.

    At any time prior to the consummation of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in writing by the party or parties granting such extension or waiver.

    The merger agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the merger agreement, express or implied, confers upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, including, without limitation, by way of subrogation, other than certain indemnification, employment and insurance obligations of Tyco Acquisition and Bard following the consummation of the merger, which are intended for the benefit of certain specified officers and directors of Bard and may be enforced by such individuals. In addition, Tyco may enforce the fee and expenses provisions
described under "Fee and Expenses" beginning on page   .

GUARANTEE

    Tyco has fully and unconditionally guaranteed the representations, warranties, covenants, agreements and other obligations of Tyco Acquisition under the merger agreement.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

TYCO

    Tyco common shares are listed and traded on the New York Stock Exchange, the London Stock Exchange and the Bermuda Stock Exchange. The following table sets forth the high and low sales prices per Tyco common share on the New York Stock Exchange, as reported by Bloomberg Financial Markets, and the dividends paid on such shares for the quarterly periods presented below. The price and dividends for Tyco common shares have been restated to reflect a two-for-one stock split distributed on October 21, 1999, which was effected in the form of a stock dividend. Tyco's fiscal year end is September 30, and the information below is presented on a fiscal year basis.

                                                              TYCO COMMON SHARES    DIVIDEND PER
                                                              -------------------      COMMON
                                                                HIGH       LOW         SHARE
                                                              --------   --------   ------------
FISCAL 1999:
First Quarter...............................................  $39.5938   $20.1563      $0.0125
Second Quarter..............................................   39.9688    33.7500       0.0125
Third Quarter...............................................   47.4063    35.1875       0.0125
Fourth Quarter..............................................   52.9375    47.1250       0.0125

FISCAL 2000:
First Quarter...............................................  $53.8750   $23.0625      $0.0125
Second Quarter..............................................   53.2500    32.0000       0.0125
Third Quarter...............................................   51.3750    41.0000       0.0125
Fourth Quarter..............................................   59.1875    45.5625       0.0125

FISCAL 2001:
First Quarter...............................................  $58.8750   $44.5000      $0.0125
Second Quarter..............................................   63.2100    41.4000       0.0125
Third Quarter (through June 14, 2001).......................   59.3000    40.1500       0.0125

    See "Comparative Market Value Information" on page   for recent Tyco common
share price information. Shareholders are urged to obtain current market quotations. See also the risk factor entitled "Bard shareholders could receive less than $60.00 in value of Tyco common shares for each share of Bard common
stock" on page   .

    Under the terms of the agreement, other than its regularly scheduled quarterly dividend of $0.0125 per Tyco common share, Tyco is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger. The payment of dividends by Tyco in the future will be determined by Tyco's Board of Directors and will depend on business conditions, Tyco's financial condition and earnings and other factors.

BARD

    Bard's common stock is listed and traded on the New York Stock Exchange. The following table sets forth the high and low sales prices per share of Bard common stock on the New York Stock Exchange, as reported by Bloomberg Financial Markets, and the dividends paid on such shares for the quarterly periods presented below.

                                                               BARD COMMON STOCK    DIVIDEND PER
                                                              -------------------      COMMON
                                                                HIGH       LOW         SHARE
                                                              --------   --------   ------------
1999:
First Quarter...............................................  $59.8750   $45.2500       $0.19
Second Quarter..............................................   54.7500    41.6875        0.19
Third Quarter...............................................   53.6875    43.9375        0.20
Fourth Quarter..............................................   58.3750    46.6250        0.20

2000:
First Quarter...............................................  $54.9375   $35.0000       $0.20
Second Quarter..............................................   52.0000    38.8125        0.20
Third Quarter...............................................   53.1250    40.1875        0.21
Fourth Quarter..............................................   50.0625    40.1875        0.21

2001:
First Quarter...............................................  $47.6300   $40.8600       $0.21
Second Quarter (through June 14, 2001)......................   57.0900    41.6000        0.21

    See "Comparative Market Value Information" on page   for recent Bard common
stock price information. Shareholders are urged to obtain current market quotations.

    Under the terms of the agreement, other than its regularly scheduled quarterly dividends of up to $0.21 per share of Bard common stock, Bard is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger.

     COMPARISON OF RIGHTS OF SHAREHOLDERS OF BARD AND SHAREHOLDERS OF TYCO

    Bard is a New Jersey corporation, and the rights of Bard's shareholders are governed by Bard's Restated Certificate of Incorporation, By-laws and the New Jersey Business Corporation Act (the "NJBCA"). Upon consummation of the merger, Bard's shareholders will become shareholders of Tyco. The shareholder rights of the holders of Tyco common shares are governed by Tyco's Memorandum of Association, its Bye-laws and Bermuda law.

    The following is a summary of material differences between the rights of a Bard shareholder and the rights of a Tyco shareholder arising from differences between the corporate laws of Bermuda and the NJBCA and the governing instruments of the two companies. This summary is not intended to be complete and is qualified in its entirety by reference to the applicable provisions of the NJBCA and the corporate laws of Bermuda and to the Tyco Memorandum of Association and Tyco Bye-laws and to the Bard Restated Certificate of Incorporation and Bard By-laws.

    Copies of Tyco's Memorandum of Association and Bye-laws and Bard's Restated Certificate of Incorporation and By-laws have been filed with the SEC and will be sent to shareholders of Bard upon request. See "Where You Can Find More Information" on page i.

                    NJBCA AND CURRENT                                            BERMUDA LAW AND CURRENT
               GOVERNING DOCUMENTS OF BARD                                     GOVERNING DOCUMENTS OF TYCO
----------------------------------------------------------      ----------------------------------------------------------
                                                AUTHORIZED CAPITAL SHARES

-          300,000,000 shares of common stock                   -          2,500,000,000 common shares
-          5,000,000 shares of preferred stock                  -          125,000,000 preference shares

                                             SPECIAL MEETINGS OF SHAREHOLDERS

-          Under the NJBCA, upon the application of the         -          Tyco shareholders holding at least 10% of the
           holder or holders of not less than 10% of all                   paid- up capital of Tyco entitled to vote may
           the shares entitled to vote at a meeting, the                   require Tyco to call a special general meeting.
           New Jersey Superior Court for good cause shown,                 The Court has a residual power to order a
           may order a special meeting of the shareholders                 meeting to be held if it is impracticable to
           to be called and held at such time and place,                   call or conduct a meeting of Tyco in accordance
           upon such notice and for the transaction of                     with the Tyco Bye-Laws or Bermuda law.
           such business as may be designated in such
           order.

-          In addition, under the NJBCA, if an annual           -          Under Bermuda law, if an annual general meeting
           meeting for election of directors is not held                   is not held within three months of the due date
           on the date designated therefore, the directors                 or any required number of directors is not
           shall cause the meeting to be held as soon as                   elected at such meeting, the Registrar of
           thereafter convenient. If there is a failure to                 Companies, any creditor or shareholder may
           hold an annual meeting for a period of 30 days                  apply to the Bermuda Supreme Court for the
           after the date designated therefor, or if no                    winding up of the company. On such application,
           date has been designated for a period of 13                     the Court may order the company to be wound up
           months after the organization of the                            or sanction the holding of a general meeting to
           corporation or after its last annual meeting,                   put the affairs of the company in order.
           the Superior Court may, upon the application of
           any shareholder, summarily order the meeting or
           the election or both, to be held at such time
           and place, upon such notice and for the
           transaction of business as may be designated in
           such order.

-          The Bard By-laws provide that the Chairman of        -          The Tyco Bye-laws provide that the Tyco Board
           Bard's Board of Directors, the President or, a                  of Directors may call a special general meeting
           majority of the Bard Board of Directors may                     of Tyco shareholders whenever it judges it
           call a special meeting of Bard shareholders at                  necessary.
           any time.

                                                          QUORUM

-          Under the NJBCA, the presence in person or by        -          The presence, in person or by proxy, of any two
           proxy of the holders of shares entitled to cast                 Tyco shareholders at a shareholders meeting
           a majority of votes at a meeting constitutes a                  generally constitutes a quorum.
           quorum at such meeting.

                                                      VOTING RIGHTS

-          Each share of Bard common stock is entitled to       -          Any proposal at a general meeting may be
           one vote on all matters submitted to Bard                       decided by a show of hands of the shareholders
           shareholders.                                                   present in person unless a poll is demanded.
                                                                           Where a poll is demanded, a shareholder is
                                                                           entitled to one vote for each Tyco common share
                                                                           held by the shareholder.

                                                                -          The Tyco Bye-laws provide that a Tyco
                                                                           shareholder will lose voting rights:
                                                                           (1)  for the period the shareholder fails to
                                                                           comply with a notice from Tyco requesting
                                                                           specified information regarding such person's
                                                                           interest in Tyco shares, plus an additional 90
                                                                           days;
                                                                           (2)  if such shareholder fails after notice by
                                                                           Tyco to make a takeover offer in accordance
                                                                           with the City Code on Takeovers and Mergers
                                                                           issued by the Panel on Takeovers and Mergers in
                                                                           the United Kingdom as applied by or in
                                                                           accordance with the Tyco Bye-laws;
                                                                           (3)  upon notice by the Tyco Board of
                                                                           Directors, for a period of 180 days if such
                                                                           shareholder acquires 3% or more of Tyco's
                                                                           issued share capital of any class and fails to
                                                                           notify Tyco of such acquisition within two
                                                                           days; or
                                                                           (4)  upon notice by the Tyco Board of
                                                                           Directors, for a period of 180 days if such
                                                                           shareholder holds 3% or more of Tyco's issued
                                                                           share capital of any class and fails to notify
                                                                           Tyco of a change in the shareholder's interests
                                                                           amounting to 1% or more of the share capital of
                                                                           any class.

                                              NOTICE OF SHAREHOLDER MEETINGS

-          Under the NJBCA and the Bard By-laws, written        -          Under Bermuda law and the Tyco Bye-laws, at
           notice of shareholders meetings must be given                   least 5 days' notice must be given of any
           to holders of record not more than 60 nor less                  shareholders meeting.
           than 10 days prior to an annual or special
           meeting.

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
                                          SHAREHOLDER NOMINATIONS AND PROPOSALS

-          Under Bard's By-laws, for a shareholder to           -          Any Tyco shareholder may nominate a director
           bring nominations or other business before an                   for election by notice to Tyco. To be timely,
           annual meeting, the shareholder (who must be a                  such a notice must be given to the Secretary of
           holder of record at the time such notice is                     Tyco not less than six and not more than 28
           given) must have given timely notice in writing                 clear days before the date of the relevant
           to Bard's Secretary and the business must be a                  general meeting. Under Bermuda law, only Tyco
           proper subject for shareholder action under the                 shareholders holding not less than 5% of the
           NJBCA. Notice is timely if it is delivered to                   total voting rights or 100 or more shareholders
           or mailed and received at the principal                         in number may require a proposal be submitted
           executive offices of Bard not less than 90 days                 to an annual general meeting. Generally, to be
           nor more than 120 days prior to the first                       timely, notice of such a proposal must be
           anniversary of the preceding year's annual                      received by Tyco not less than six weeks before
           meeting; provided, however, that in the event                   the annual general meeting. The Tyco Board can
           that the date of the annual meeting is more                     waive these requirements regarding shareholder
           than 30 days before or more than 60 days after                  proposals, and the staff of the SEC has taken
           such anniversary date, notice by the                            the position that the SEC's proxy rules may
           shareholder to be timely must be so received                    require Tyco to include in its proxy materials
           not later than the close of business on the                     proposals of shareholders who do not satisfy
           10th day following the day on which public                      these requirements.
           announcement of the date of the annual meeting
           is first made. Nominations of persons for
           election to the Bard Board of Directors may be
           made at a special meeting of shareholders at
           which directors are to be elected by any Bard
           shareholder who is entitled to vote at the
           meeting, who complies with the notice
           procedures and who is a shareholder of record
           at the time the notice is given.

                                              SHAREHOLDER PREEMPTIVE RIGHTS

-          Under the NJBCA, no shareholder shall have any       -          Bermuda law does not confer preemptive rights
           preemptive rights to purchase additional                        on shareholders, in respect of the issue of
           securities of the corporation unless the                        additional securities of a Bermuda company, but
           certificate of incorporation expressly grants                   would permit such rights to be conferred by a
           these rights. Bard's Certificate of                             company's bye-laws. The Tyco Bye-laws do not
           Incorporation does not provide for preemptive                   provide for any such preemptive rights.
           rights for Bard's shareholders.

                                                    DERIVATIVE ACTIONS

-          Bard shareholders do not have a direct and           -          Tyco shareholders may not generally initiate an
           individual right to enforce rights which could                  action for a wrongdoing to the company. In
           be asserted by Bard itself. Instead, under the                  certain limited circumstances, however, Tyco
           NJBCA, they may in certain circumstances                        shareholders may proceed in a derivative
           enforce the rights derivatively on behalf of                    action.
           Bard through a judicial process.

-          Under the NJBCA, a complaint in a derivative         -          The Bermuda courts would ordinarily follow
           suit must:                                                      English precedent, which permits a shareholder
           (1)  state that the plaintiff was a shareholder                 to commence a derivative action only if:
           at the time of the transaction with respect to                  (1)  the act complained of is alleged to be
             which the plaintiff complains or that the                          beyond the corporate power of the company
                plaintiff's shares thereafter became the                        or to be illegal;
                plaintiff's by operation of law; and                       (2)  the act complained of is alleged to
           (2)  (a) allege with particularity the efforts                  constitute a fraud against the minority
             plaintiff has made to obtain the action the                     shareholders by the majority shareholders who
             plaintiff desires from the directors of the                     have used their controlling position to
             company or                                                      prevent the company from taking action
           (b) state the reasons for the plaintiff's                         against the wrongdoers;
           failure to obtain the action or for not making                  (3)  an act requires approval by a greater
             the effort to obtain the action.                                   percentage of the company's shareholders
                                                                                than actually approved it; or
                                                                           (4)  there is an absolute necessity to waive
                                                                           the general rule that a shareholder may not
                                                                                bring a derivative action so that the
                                                                                company's Memorandum of Association or
                                                                                Bye-laws are not violated.

                                                                -          Under Bermuda law, a shareholder who complains
                                                                           that the affairs of a company are being or have
                                                                           been conducted in a manner oppressive or
                                                                           prejudicial to some of the shareholders,
                                                                           including himself, may petition the court for
                                                                           relief, and the court has wide discretion to
                                                                           grant relief if it is satisfied that the
                                                                           complaint is so justified and that:
                                                                           (1)  to wind up the company would unfairly
                                                                                prejudice those shareholders, but
                                                                           (2)  the facts otherwise would justify a
                                                                           winding-up order on just and equitable grounds.

                                                                -          Traditionally, such relief has been granted in
                                                                           relatively limited circumstances.

                                                    BOARD OF DIRECTORS

-          Bard's By-laws provide that Bard's Board of          -          The Tyco Bye-laws provide that the number of
           Directors will consist of no fewer than three                   directors may be determined by the shareholders
           and no more than fourteen directors.                            in a general meeting, provided that there are
                                                                           at least two directors.

-          Bard's By-laws provide for a classified Board        -          Bermuda law would permit a classified Board of
           of Directors by dividing the directors into                     Directors, but the Tyco Bye-laws do not provide
           three classes, each class consisting of not                     for one.
           fewer than one and not more than five
           directors, as the Board of Directors determines
           from time to time.

-          A Bard director does not have to be a                -          The Tyco Bye-laws require that a director be a
           shareholder.                                                    shareholder.

                                                   REMOVAL OF DIRECTORS

-          Bard directors may not be removed from office        -          A director of Tyco may be removed from office,
           without cause. Any vacancy occurring in the                     with or without cause, by the shareholders at a
           Bard Board of Directors may be filled until the                 general meeting or by written resolution signed
           next succeeding Annual Meeting of Shareholders                  by all the other directors. The Tyco Bye-laws
           by the affirmative vote of a majority of the                    authorize the Tyco Board of Directors to fill
           remaining directors though less than a quorum                   any vacancy in the Tyco Board of Directors and
           of the Board of Directors.                                      authorize the remaining Directors to act
                                                                           notwithstanding any vacancy. A director so
                                                                           appointed holds office until the next annual
                                                                           general meeting.

                                       AMENDMENTS TO CHARTER DOCUMENTS AND BY-LAWS

-          Under the NJBCA, any amendment of a certificate      -          Under Bermuda law, a company may alter its
           of incorporation requires:                                      Memorandum of Association by resolution passed
           (1)  the recommendation of the Board of                         at a general meeting of shareholders of which
             Directors;                                                    due notice has been given and, where required,
           (2)  the affirmative vote of a majority of the                  with the consent of the Minister of Finance.
             votes cast by the holders of the shares                       Such a resolution requires an affirmative vote
             entitled to vote thereon; and                                 of a majority of the votes cast and need not be
           (3)  the affirmative vote of a majority of the                  recommended by the Board of Directors.
             votes cast in each class entitled to vote
             thereon as a class.

-          The Bard Restated Certificate of Incorporation       -          Holders of at least 20% of any class of the
           provides that the following provisions of the                   company's share capital may apply to the
           Bard Restated Certificate of Incorporation may                  Bermuda Supreme Court to annul any alteration.
           be amended only upon the affirmative vote of                    Upon such application, the alteration will not
           75% of the outstanding shares of all classes of                 have effect until it is confirmed by the Court.
           capital stock of Bard entitled to vote thereon:
           (1)  the size and classification of the Bard
           Board of Directors;
           (2)  the prohibition against shareholders from
             removing directors without cause;
           (3)  the prohibition against certain
           transactions with interested shareholders and;
           (4)  the prohibition against the selective
           purchase of Bard Common Stock by Bard at a
             premium over market price.
           The Bard Restated Certificate of Incorporation
           further provides that the "fair price"
           provisions contained therein may be amended
           only upon the affirmative vote of a majority of
           the voting power of each class of capital stock
           of Bard, excluding those shares owned by an
           "interested shareholder".

-          Bard's By-laws may be altered, amended or            -          The Tyco Bye-laws may only be amended by the
           repealed or new By-laws may be adopted by the                   Tyco Board and such amendment becomes effective
           affirmative vote of a majority of the Board of                  only after confirmation by the Tyco
           Directors at any meeting or by the shareholders                 shareholders.
           at any meeting.

                                                                -          The Tyco Bye-laws provide that, if Tyco has two
                                                                           or more classes of shares, the rights attached
                                                                           to any class of shares, unless otherwise
                                                                           provided by the terms of such class, may be
                                                                           varied either by the consent in writing of the
                                                                           holders of three-fourths of the shares of the
                                                                           class, or by a resolution passed at a separate
                                                                           meeting of the holders of such class of shares
                                                                           by holders of three-fourths of the shares of
                                                                           such class voting at such separate meeting.
                                                                           Certain procedural rules of such a separate
                                                                           meeting differ from the rules of a Tyco general
                                                                           meeting.

                                                                -          Pursuant to Bermuda law, holders of at least
                                                                           10% of a class of shares in a company in which
                                                                           the share capital is divided into different
                                                                           classes may apply to the Bermuda Supreme Court
                                                                           to annul any variation in the rights attached
                                                                           to the class of shares. Upon such application,
                                                                           the variation will not have effect until it is
                                                                           confirmed by the Court.

                                                     SHARE PURCHASES

-          Under the NJBCA, no corporation may purchase or      -          Generally, Tyco may purchase its shares for
           redeem its own shares of capital stock for cash                 cancellation, unless, on the date on which the
           or other property if after such purchase or                     purchase is to be effected, there are
           redemption the corporation would be unable to                   reasonable grounds for believing that Tyco is,
           pay its debts in the usual course of business                   or after the purchase would be, unable to pay
           or the corporation's total assets would be less                 its liabilities as they become due and subject
           than its total liabilities or when such                         to certain statutory requirements as to the
           purchase or redemption would have such result.                  funds from which payment in respect of such
           No stock repurchase or redemption releases any                  purchase may be made.
           liability of any shareholder whose shares have
           not been fully paid.

-          Unless stock is held in a fiduciary capacity,        -          A subsidiary of Tyco also may purchase Tyco
           the NJBCA prohibits subsidiaries from voting                    shares. Tyco shares owned by a subsidiary of
           their parent company's stock or counting that                   Tyco may be voted on all matters on which
           stock for quorum purposes.                                      shareholders are entitled to vote and are
                                                                           counted for quorum purposes.

-          The NJBCA permits Bard to constitute and issue       -          Bermuda law permits Tyco to constitute and
           shares of stock of any class or series which                    issue preference shares which are redeemable at
           are redeemable at the option of either Bard or                  the option of either the company or the holder.
           the holder of the stock or upon the happening
           of a specified event.

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
                             SALE, LEASE OR EXCHANGE OF ASSETS, MERGERS, SHARE ACQUISITIONS,
                                       BUSINESS COMBINATIONS AND RELATED PROVISIONS

-          The NJBCA requires the affirmative vote of a         - Under Bermuda law, a company's shareholders are not
           majority of the votes cast by holders of shares        generally required to approve a sale, lease or exchange
           entitled to vote thereon to authorize any              of all or substantially all of a company's property and
           merger, consolidation, dissolution or sale of          assets. Bermuda law does require, however, that
           substantially all of the assets of a                   shareholders approve certain forms of mergers and
           corporation, except that, unless required by           reconstructions. A compromise or arrangement in
           its certificate of incorporation: (i) no               connection with a scheme for the reconstruction of the
           authorizing shareholder vote is required of a          company on terms which include the transfer of all or
           corporation surviving a merger if (A) that             part of the undertaking or the property of the company
           corporation's certificate of incorporation is          to another company requires the approval of a majority
           not amended in any respect by the merger, (B)          in number representing three-fourths in value of the
           each share of stock of that corporation                shareholders or class of shareholders, as the case may
           outstanding immediately prior to the effective         be, present and voting either in person or by proxy at
           date of the merger will be an identical                the meeting, and the sanction of the Bermuda Supreme
           outstanding or treasury share of the surviving         Court
           corporation after the effective date of the
           merger, (C) the number of voting shares to be        - Pursuant to Bermuda law, an amalgamation of two or more
           issued in the merger plus those issuable upon          companies requires Board approval and the approval of
           conversion of any other securities to be issued        the shareholders of each company by a three-fourths
           pursuant to the merger do not exceed by more           majority vote. The required vote of shareholders may be
           than 40% the total number of voting shares of          reduced to not less than a majority by a company's
           the corporation outstanding immediately before         Bye-laws. For purposes of approval of an amalgamation,
           the merger, and (D) the number of shares               all shares, whether or not otherwise entitled to vote,
           entitled to dividends to be issued in the              carry the right to vote. A separate vote of a class of
           merger plus those issuable upon conversion of          shares is required if the rights of such class would be
           any other securities to be issued pursuant to          altered by virtue of the amalgamation.
           the merger do not exceed by more than 40% the
           total number of shares of the corporation
           entitled to dividends immediately prior to the
           effective time.

- Shareholder approval is also not required under the NJBCA for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

-          Generally, Section 10A-3 of the NJBCA prohibits      - The Tyco Bye-laws permit the Tyco Board to make
           "business combinations", including mergers,            applicable to Tyco certain rules of the City Code on
           sales and leases of assets, issuances of               Takeovers and Mergers issued by the Panel on Takeovers
           securities and similar transactions, by a              and Mergers in the United Kingdom.
           corporation or a direct or indirect
           majority-owned subsidiary of the corporation         - The City Code on Takeovers and Mergers requires any
           with an "interested shareholder" who                   person or group acting in concert which acquires shares
           beneficially owns 10% or more of a                     that, together with shares previously owned by it, have
           corporation's voting stock within five years           30% or more of the voting power of a company, to make an
           after the person or entity becomes an                  offer to purchase all equity shares of the company and
           interested shareholder, subject to certain             any of the company's voting non-equity capital shares of
           exceptions.                                            the type held by such person or group. The offer price
                                                                  must not be less than the highest price paid in the
                                                                  preceding 12 months for shares of the same class by such
                                                                  person or anyone in such group and must be made in cash
                                                                  or include a cash alternative.

-          The Bard Restated Certificate of Incorporation       -          If a person or group owns 30% or more of the
           requires the following in connection with                       Tyco shares, and the Tyco Board determines that
           certain business combinations and transactions                  an offer under the City Code is not expedient
           involving any shareholder who owns in excess of                 or the person or group is required to make such
           5% of the outstanding shares of Bard Common                     an offer but fails to do so, the Tyco Board may
           Stock:                                                          by notice require such a person or group to
           (1)  the approval of at least 75% of the                        make an offer which:
                outstanding shares of all classes of                       (1)  includes all shares of every class of
                capital stock of Bard entitled to vote                     share capital of Tyco and, if the Tyco Board so
                thereon;                                                        requires, all securities of Tyco
           (2)  that the holders of shares of Bard Common                       convertible into Tyco shares;
                Stock receive consideration that is at                     (2)  is in cash or includes a cash alternative;
                least as favorable as that given to                        (3)  is made within 30 days of the Tyco Board's
                interested shareholders; and                                    notice;
           (3)  that certain procedures be followed,                       (4)  remains open for at least 14 days after
                including, without limitation,                             the offer becomes unconditional;
                restrictions on the payment of dividends                   (5)  requires payment to be made within 21 days
                or preferential treatment to such                               after the offer becomes unconditional; and
                shareholder.                                               (6)  is at a price not less than the highest
                                                                           price paid in the preceding 12 months for
                                                                                shares of the same class by the person or
                                                                                any member of the group, or if the price
                                                                                is unavailable or inappropriate, then at a
                                                                                price fixed by the Tyco Board. The
                                                                                purchase price for convertible securities
                                                                                must be on terms the Tyco Board considers
                                                                                fair and reasonable.

                                                                -          The Rules Governing Substantial Acquisitions of
                                                                           Shares issued by the Takeover Panel provide,
                                                                           subject to certain exceptions, that a person or
                                                                           group acting in concert may not acquire in a
                                                                           period of seven days shares representing 10% of
                                                                           more of the voting shares of a company if those
                                                                           shares, when aggregated with shares of the
                                                                           company already held by the person or group,
                                                                           would carry more than 15%, but less than 30%,
                                                                           of the total voting rights of the company. The
                                                                           Tyco Board may require compliance with these
                                                                           rules and may require any person or group to
                                                                           dispose of any Tyco shares acquired in
                                                                           violation of these rules.

                                                                -          Under the Tyco Bye-laws, any person who
                                                                           acquires an interest in 3% or more of the
                                                                           issued share capital of any class of Tyco is
                                                                           required to notify Tyco of that interest and of
                                                                           any change in that person's interest amounting
                                                                           to 1% or more of the issued capital of any
                                                                           class. Any such notification must be made
                                                                           within two business days after the relevant
                                                                           event. In determining the percentage interest
                                                                           of any person for these and similar purposes,
                                                                           interests of persons acting in concert may be
                                                                           aggregated.

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
                                 REQUIRED PURCHASE AND SALE OF SHARES; SHORT FORM MERGER

-          Under the NJBCA, a parent company may effect a       -          Pursuant to Bermuda law, if a scheme or
           merger with its subsidiary without shareholder                  contract involving the transfer of shares or
           approval if the parent company owns at least                    any class of shares in a Bermuda company to
           90% of each class of the outstanding stock of                   another company has, within four months after
           the subsidiary. If the parent company owns less                 the making of the offer in this regard by the
           than 100% of the subsidiary, the shareholders                   transferee company, been approved by the
           of the subsidiary have appraisal rights with                    holders of not less than 90% in value of the
           respect to the merger.                                          shares or class of shares for which the offer
                                                                           was made, then within two months after the date
                                                                           of such approval being obtained, the transferee
                                                                           company may give notice to any dissenting
                                                                           shareholder that it desires to acquire his or
                                                                           her shares. Such transferee company will then
                                                                           be entitled and bound to acquire such shares on
                                                                           the terms on which shareholders that approved
                                                                           such scheme or contract transferred their
                                                                           shares, unless the Bermuda Supreme Court orders
                                                                           otherwise upon application by the dissenting
                                                                           shareholder.

                                                                -          Under Bermuda law, within one month of the
                                                                           transfer of 90% in value of a Bermuda company's
                                                                           shares or any class of shares to another
                                                                           company under a scheme or contract, the
                                                                           transferee company is required to notify the
                                                                           holders of the remaining shares of such
                                                                           transfer. Within three months of the giving of
                                                                           such notice, any remaining holder of shares may
                                                                           require the transferee company to acquire his
                                                                           or her shares on the same terms as provided for
                                                                           in the scheme or contract, or upon such terms
                                                                           as may be agreed, or upon such terms as the
                                                                           Bermuda Supreme Court may determine upon
                                                                           application of the transferee company or the
                                                                           shareholder.

                                                                -          Under Bermuda law, a holder or holders of not
                                                                           less than 95% of the shares of any class of
                                                                           shares in a Bermuda company may give notice to
                                                                           the remaining shareholders or class of
                                                                           shareholders of the intention to acquire their
                                                                           shares, on the terms set out in the notice.
                                                                           Bermuda law provides that when such notice is
                                                                           given the acquiring holder or holders shall be
                                                                           entitled and bound to acquire the shares of the
                                                                           remaining shareholders on the terms set out in
                                                                           the notice, unless the remaining shareholders
                                                                           exercise statutory appraisal rights.

                                                                -          Under Bermuda law, an amalgamation is only
                                                                           permitted without a shareholder vote when it is
                                                                           between a parent company and its wholly-owned
                                                                           subsidiary or between two or more wholly-owned
                                                                           subsidiaries.

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
                                                    DISSENTERS' RIGHTS

-          Under NJBCA, in certain situations, dissenters'      -          Under Bermuda law, a properly dissenting
           rights may be available in connection with a                    shareholder who did not vote in favor of an
           merger or consolidation. Dissenters' rights are                 amalgamation and who is not satisfied that he
           not available under the NJBCA to shareholders                   or she has been offered fair value for his or
           of the surviving corporation when a corporation                 her shares may apply to the court to appraise
           is to be the surviving corporation and no vote                  the fair value of his or her shares. If the
           of its shareholders is required to approve the                  court appraised value is greater than the value
           merger. In addition, no dissenters' rights are                  received or to be received in the amalgamation,
           available under the NJBCA to holders of shares                  the company must pay the court appraised value
           of any class of or series of stock which is                     to the dissenting shareholder within one month
           either:                                                         of the appraisal, unless it decides to
                                                                           terminate the amalgamation.

           (1)  listed on a national securities exchange;       -          Bermuda law additionally provides a right of
                or                                                         appraisal in respect of the situations
           (2)  held of record by more than 1,000                          discussed under "Required Purchase and Sale of
                shareholders;                                              Shares; Short-Form Merger" above.
           or in connection with a merger or consolidation
           in which the holders will receive:
           (1)  cash;
           (2)  shares of stock of another corporation,
                which, as of the effective date of the
                merger or consolidation, are listed on a
                national securities exchange or held of
                record by more than 1,000 shareholders; or
           (3)  cash and such securities.

                                         SHAREHOLDER CONSENT IN LIEU OF MEETINGS

-          Under the NJBCA, any action required or              -          Pursuant to Bermuda law, action by written
           permitted to be taken at a meeting of                           consent of shareholders is permitted where the
           shareholders may be taken without a meeting if                  written resolution is signed by all of the
           all the shareholders entitled to vote thereon                   shareholders, or all the shareholders of the
           consent thereto in writing, except that in the                  relevant class of shares, who would be entitled
           case of mergers, consolidations, or sales of                    to attend and vote at a meeting, with the
           substantially all the assets of the                             exception of a resolution to remove an auditor
           corporation, such action may be taken without a                 or a director before the expiration of his or
           meeting only if all the shareholders consent                    her term of office.
           thereto in writing or if all shareholders
           entitled to vote thereon consent thereto in
           writing and the corporation provides notice
           prior to the effectiveness of such action to
           all other shareholders.

-          The NJBCA, the Bard Restated Certificate of
           Incorporation and the Bard By-laws further provide that any shareholder action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote were present and voting.

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
                                              FIDUCIARY DUTIES OF DIRECTORS

-          Under the NJBCA, a director of a New Jersey          -          Directors of a Bermuda company have fiduciary
           corporation may, in discharging his or her                      duties to the company. Pursuant to Bermuda law,
           duties to the corporation and in determining                    every director and officer of a company must,
           what he or she reasonably believes to be in the                 in exercising his or her powers and discharging
           best interest of the corporation (in addition                   his or her duties, act honestly and in good
           to considering the effects of any action on                     faith with a view to the best interests of the
           shareholders), consider the following:                          company and exercise the care, diligence and
           (1)  the effects of the action on the                           skill that a reasonably prudent person would
           corporation's employees, suppliers, creditors                   exercise in comparable circumstances. Bermuda
                and customers;                                             law and the Tyco Bye-laws also generally
           (2)  the effects of the action on the community                 require a director who is interested in any
           in which the corporation operates and;                          material contract with the company to disclose
           (3)  the long-term as well as the short-term                    the nature of that interest. The Tyco Bye-laws
                interests of the corporation and its                       also preclude a director from voting on any
                shareholders, including the possibility                    such contract, subject to certain limited
                that these interests may best be served by                 exceptions.
                the continued independence of the
                corporation.

-          If, on the basis of the foregoing factors, the       -          Bermuda courts have not interpreted the
           Board of Directors determines that any proposal                 fiduciary obligation of a director in a
           or offer to acquire the corporation is not in                   transaction that would be a "change of control"
           the best interest of the corporation, it may                    as necessarily requiring that the director seek
           reject such proposal or offer, in which event                   to obtain the highest value reasonably
           the Board of Directors will have no obligation                  available for the shareholders of the company.
           to facilitate, remove any barriers to, or
           refrain from impeding, such proposal or offer.

                                        INDEMNIFICATION OF OFFICERS AND DIRECTORS

-          Under the NJBCA, a corporation may indemnify a       -          Bermuda law permits a company to indemnify its
           director, officer, employee or agent against                    officers and employees with respect to any loss
           expenses and liabilities in connection with any                 arising or liability attaching to such person
           proceeding involving such person by reason of                   by virtue of any rule of law concerning any
           his or her being or having been a director,                     negligence, default, breach of duty, or breach
           officer, employee or agent, other than a                        of trust of which the officer or employee may
           proceeding by or in the right of the                            be guilty in relation to the company or any of
           corporation, so long as they acted in good                      its subsidiaries, provided that the company may
           faith and in a manner they reasonably believed                  not indemnify an officer or employee against
           to be in or not opposed to the best interests                   any liability arising out of his or her fraud
           of the corporation, and with respect to any                     or dishonesty. The Tyco Bye-laws provide that
           criminal action, they had no reasonable cause                   every director, secretary and other officer of
           to believe their conduct was unlawful. With                     Tyco shall be indemnified by Tyco by reason of
           respect to suits by or in the right of a                        any contract entered into, or any act or thing
           corporation, however, indemnification is not                    done, by such officer in the discharge of his
           available if a person is finally adjudged to be                 or her duties, to the extent permitted by
           liable to Bard, unless and only to the extent                   Bermuda law. Bermuda law also permits a company
           the court determines that indemnification is                    to indemnify an officer against liability
           appropriate.                                                    incurred in defending any civil or
-          Under the Bard Restated Certificate of                          criminal proceedings in which judgment is given
           Incorporation, Bard indemnifies its directors,                  in his or her favour or in which he or she is
           officers and employees in the manner and to the                 acquitted, or when the Bermuda Supreme Court
           extent permitted by the laws of the State of                    grants relief to such officer. The Court may
           New Jersey.                                                     relieve an officer from liability for
                                                                           negligence, default, breach of duty or breach
                                                                           of trust if it appears to the Court that such
                                                                           officer has acted honestly and reasonably and,
                                                                           in all the circumstances, ought fairly to be
                                                                           excused.

                                                    DIRECTOR LIABILITY

-          Bard's Restated Certificate of Incorporation         -          Bermuda law permits a company to exempt an
           eliminates the personal liability of each                       officer from loss or liability in circumstances
           director and officer of Bard to the fullest                     where it is permissible for the company to
           extent permitted by the NJBCA. The NJBCA                        indemnify such officer, as indicated above. The
           provides that the certificate of incorporation                  Tyco Bye-laws exclude the liability of any
           may include a provision which limits or                         officer of Tyco for any error of judgement,
           eliminates the liability of directors to the                    omission, default or oversight in relation to
           corporation or its shareholders for monetary                    the execution of his or her duties, except in
           damages for breach of fiduciary duty as a                       respect of willful negligence, willful default,
           director, provided the liability does not arise                 fraud or dishonesty.
           from certain prescribed conduct, including
           breach of the duty of loyalty, acts or
           omissions not in good faith or which involve
           intentional misconduct or a knowing violation
           of law, the payment of unlawful dividends or
           expenditure of funds for unlawful stock
           repurchases or redemptions or transactions for
           which a director derived an improper personal
           benefit.

                                                        DIVIDENDS

-          Under the NJBCA, a New Jersey corporation may        -          Bermuda law provides that a company may not
           pay dividends or distributions to its                           declare a dividend, or make a distribution out
           shareholders unless: (i) the corporation would                  of contributed surplus, if there are reasonable
           be unable to pay its debts as they become due                   grounds for believing that the company is, or
           in the usual course of business, or (ii) the                    after such payment would be, unable to pay its
           corporation's total assets would be less than                   liabilities as they become due, or if the
           its total liabilities. Bard's By-laws provide                   realizable value of the company's assets would
           that the directors have the right to declare                    thereby be less than the aggregate of its
           dividends to the full extent permitted by law.                  liabilities and its issued share capital and
                                                                           share premium accounts. Under the Tyco Bye-
                                                                           laws, dividends may only be paid out of profits
                                                                           available for the purpose. The Tyco Bye-laws
                                                                           provide that the Tyco Board of Directors may
                                                                           from time to time declare dividends.

                                                 SHAREHOLDER RIGHTS PLAN

-          On October 11, 1995, Bard adopted a rights           -          Tyco does not have a shareholder rights plan.
           agreement between it and First Chicago Trust
           Company of New York, as rights agent, and, in
           connection therewith, declared a dividend
           distribution of one right for each outstanding
           share of Bard common stock. Shares of Bard
           common stock issued subsequently were issued
           together with a right.

- The rights provide in certain circumstances generally relating to a potential change of control of Bard or acquisitions of a significant interest in Bard for Bard shareholders, other than those acquiring control or such significant interest in Bard, to purchase additional shares of Bard common stock at below market prices.

- Bard has agreed to take such action as is necessary so that the rights will be inapplicable to the merger.

                                 LEGAL MATTERS

    The validity of the Tyco common shares to be issued to Bard shareholders in connection with the merger will be passed upon by Appleby Spurling & Kempe, Hamilton, Bermuda, special counsel to Tyco. Certain other legal matters in connection with the merger will be passed upon for Tyco by Kramer Levin Naftalis & Frankel LLP, New York, New York and by Appleby Spurling & Kempe. Michael L. Jones, secretary of Tyco, is a partner of Appleby Spurling & Kempe. Certain U.S. federal income tax matters in connection with the merger will be passed upon for Bard by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Tyco as of September 30, 2000 and 1999, and for each of the three years in the period ended September 30, 2000, included in Tyco's Annual Report on Form 10-K filed on December 21, 2000, and incorporated by reference in this document, have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to a certain subsidiary its opinion is based upon the report of other independent accountants, namely Arthur Andersen LLP (as it relates to the consolidated balance sheet of AMP Incorporated and its subsidiaries as of September 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998). The consolidated financial statements and financial statement schedule referred to above have been incorporated herein in reliance on said reports given on the authority of such firms as experts in auditing and accounting.

    The consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows of CIT and its subsidiaries for each of the years in the three-year period ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

    The financial statements and the related financial statement schedule incorporated in this document by reference from the Annual Report of Form 10-K of Bard for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of said firm and upon the authority of said firm as experts in accounting and auditing.

                          FUTURE SHAREHOLDER PROPOSALS

    Bard does not currently expect to hold a 2002 Annual Meeting of Shareholders, unless the merger agreement is terminated. Proposals of Bard shareholders to be included in the proxy statement to be mailed to all Bard shareholders entitled to vote at the 2002 Annual Meeting of Shareholders are to be received at Bard's principal executive offices not later than November 9, 2001. In addition, under Bard's Amended and Restated By-laws, nominations for director or other business proposals to be addressed at the meeting by a shareholder are to be received not later than November 18, 2001. However, if the merger agreement is terminated and the 2002 Annual Meeting is held more than 30 days before or 60 days after April 18, 2002, shareholder nominations or business proposals will be timely if received no later than the 10th day after public announcement of the meeting date.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       TYCO ACQUISITION CORP. XXII (NV),

                               S2 MERGERSUB INC.

                                      AND

                                C. R. BARD, INC.

                                   INCLUDING

                                   GUARANTEE

                                       OF

                            TYCO INTERNATIONAL LTD.

                            Dated as of May 29, 2001

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
ARTICLE I               ............................................................     A-5
  SECTION 1.01.         The Merger..................................................     A-5
  SECTION 1.02.         Effective Time..............................................     A-5
  SECTION 1.03.         Effect of the Merger........................................     A-5
  SECTION 1.04.         Certificate of Incorporation; By-laws.......................     A-5
  SECTION 1.05.         Directors and Officers......................................     A-5
  SECTION 1.06.         Effect on Securities, Etc...................................     A-6
  SECTION 1.07.         Exchange of Shares..........................................     A-7
  SECTION 1.08.         Stock Transfer Books........................................     A-8
  SECTION 1.09.         No Further Ownership Rights in Company Common Stock.........     A-8
  SECTION 1.10.         Lost, Stolen or Destroyed Certificates......................     A-9
  SECTION 1.11.         Tax Consequences............................................     A-9
  SECTION 1.12.         Taking of Necessary Action; Further Action..................     A-9

ARTICLE II              ............................................................     A-9
  SECTION 2.01.         Organization and Qualification; Subsidiaries................     A-9
  SECTION 2.02.         Certificate of Incorporation and By-laws....................    A-10
  SECTION 2.03.         Capitalization..............................................    A-10
  SECTION 2.04.         Authority Relative to This Agreement........................    A-11
  SECTION 2.05.         Material Contracts; No Conflict; Required Filings and           A-11
                          Consents..................................................
  SECTION 2.06.         Compliance; Permits.........................................    A-13
  SECTION 2.07.         SEC Filings; Financial Statements...........................    A-13
  SECTION 2.08.         Absence of Certain Changes or Events........................    A-14
  SECTION 2.09.         No Undisclosed Liabilities..................................    A-14
  SECTION 2.10.         Absence of Litigation.......................................    A-14
  SECTION 2.11.         Employee Benefit Plans; Employment Agreements...............    A-14
  SECTION 2.12.         Employment and Labor Matters................................    A-18
  SECTION 2.13.         Registration Statement; Proxy Statement/Prospectus..........    A-19
  SECTION 2.14.         Restrictions on Business Activities.........................    A-20
  SECTION 2.15.         Title to Property...........................................    A-20
  SECTION 2.16.         Taxes.......................................................    A-20
  SECTION 2.17.         Environmental Matters.......................................    A-21
  SECTION 2.18.         Brokers.....................................................    A-22
  SECTION 2.19.         Intellectual Property.......................................    A-22
  SECTION 2.20.         Interested Party Transactions...............................    A-24
  SECTION 2.21.         Insurance...................................................    A-24
  SECTION 2.22.         Product Liability and Recalls...............................    A-24
  SECTION 2.23.         Opinion of Financial Advisor................................    A-24
  SECTION 2.24.         Supplements to the Company Disclosure Schedule..............    A-24

ARTICLE III             ............................................................    A-25
  SECTION 3.01.         Organization and Qualification; Subsidiaries................    A-25
  SECTION 3.02.         Capitalization..............................................    A-25
  SECTION 3.03.         Authority Relative to this Agreement........................    A-26
  SECTION 3.04.         No Conflicts; Required Filings and Consents.................    A-26
  SECTION 3.05.         Compliance..................................................    A-27
  SECTION 3.06.         SEC Filings; Financial Statements...........................    A-27
  SECTION 3.07.         Absence of Certain Changes or Events........................    A-28

                                                                                        PAGE
                                                                                      --------
  SECTION 3.08.         No Undisclosed Liabilities..................................    A-28
  SECTION 3.09.         Absence of Litigation.......................................    A-28
  SECTION 3.10.         Registration Statement; Proxy Statement/Prospectus..........    A-28
  SECTION 3.11.         Brokers.....................................................    A-29
  SECTION 3.12.         Ownership of Parent and Merger Sub..........................    A-29
  SECTION 3.13.         No Prior Activities.........................................    A-29
  SECTION 3.14.         Ownership Interest in the Company...........................    A-29
  SECTION 3.15.         No Vote Required............................................    A-29

ARTICLE IV              ............................................................    A-30
  SECTION 4.01.         Conduct of Business by the Company Pending the Merger.......    A-30
  SECTION 4.02.         No Solicitation.............................................    A-32
  SECTION 4.03.         Conduct of Business by Guarantor Pending the Merger.........    A-34

ARTICLE V               ............................................................    A-35
  SECTION 5.01.         Proxy Statement/Prospectus; Registration Statement..........    A-35
  SECTION 5.02.         Company Shareholders Meeting................................    A-36
  SECTION 5.03.         Access to Information; Confidentiality......................    A-36
  SECTION 5.04.         Consents; Approvals.........................................    A-36
  SECTION 5.05.         Agreements with Respect to Affiliates.......................    A-37
  SECTION 5.06.         Indemnification and Insurance...............................    A-37
  SECTION 5.07.         Notification of Certain Matters.............................    A-38
  SECTION 5.08.         Further Action/Tax Treatment................................    A-38
  SECTION 5.09.         Public Announcements........................................    A-39
  SECTION 5.10.         Guarantor Common Shares.....................................    A-39
  SECTION 5.11.         Option Plans and Stock Purchase Plans, etc..................    A-39
  SECTION 5.12.         Certain Employee Benefits...................................    A-40
  SECTION 5.13.         Rights Agreement............................................    A-42
  SECTION 5.14.         Conveyance Taxes............................................    A-42
  SECTION 5.15.         Accountant's Letters........................................    A-42
  SECTION 5.16.         Compliance with State Property Transfer Statutes............    A-42

ARTICLE VI              ............................................................    A-43
  SECTION 6.01.         Conditions to Obligation of Each Party to Effect the            A-43
                          Merger....................................................
  SECTION 6.02.         Additional Conditions to Obligations of Parent and Merger       A-44
                          Sub.......................................................
  SECTION 6.03.         Additional Conditions to Obligation of the Company..........    A-44

ARTICLE VII             ............................................................    A-45
  SECTION 7.01.         Termination.................................................    A-45
  SECTION 7.02.         Effect of Termination.......................................    A-47
  SECTION 7.03.         Fees and Expenses...........................................    A-47

ARTICLE VIII            ............................................................    A-48
  SECTION 8.01.         Effectiveness of Representations, Warranties and                A-48
                          Agreements................................................
  SECTION 8.02.         Notices.....................................................    A-48
  SECTION 8.03.         Certain Definitions.........................................    A-49
  SECTION 8.04.         Amendment...................................................    A-50
  SECTION 8.05.         Waiver......................................................    A-50
  SECTION 8.06.         Headings....................................................    A-50
  SECTION 8.07.         Severability................................................    A-51
  SECTION 8.08.         Entire Agreement............................................    A-51
  SECTION 8.09.         Assignment..................................................    A-51

                                                                                        PAGE
                                                                                      --------
  SECTION 8.10.         Parties in Interest.........................................    A-51
  SECTION 8.11.         Failure or Indulgence Not Waiver; Remedies Cumulative.......    A-51
  SECTION 8.12.         Governing Law; Jurisdiction.................................    A-51
  SECTION 8.13.         Counterparts................................................    A-51
  SECTION 8.14.         WAIVER OF JURY TRIAL........................................    A-52
  SECTION 8.15.         Performance of Obligations..................................    A-52
  SECTION 8.16.         Enforcement.................................................    A-52

GUARANTEE               ............................................................    A-53

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of May 29, 2001 (this "Agreement"), among Tyco Acquisition Corp. XXII (NV) ("Parent"), a Nevada corporation and a direct, wholly-owned subsidiary of Tyco International Ltd., a Bermuda company ("Guarantor"), S2 Mergersub Inc., a New Jersey corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and C. R. Bard, Inc., a New Jersey corporation (the "Company").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") and that the transactions contemplated by this Agreement be undertaken pursuant to such plan;

    WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a purchase for financial reporting purposes;

    WHEREAS, pursuant to the Merger, each outstanding share (together with the common stock purchase right associated therewith, a "Share") of the Company's common stock, par value $.25 per share (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein; and

    WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee the representations, warranties, covenants, agreements and other obligations of Parent and Merger Sub in this Agreement (the "Guarantee").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

DEFINITIONS:

    "Acquisition Proposal" is defined in Section 4.02(a).

    "Adjusted Option" is defined in Section 5.11(a).

    "affiliates" is defined in Section 8.03(a).

    "Affiliate Plan" is defined in Section 2.11(a).

    "Alternative Transaction" is defined in Section 4.02(a).

    "Alternative Transaction Condition" is defined in Section 7.03(b).

    "Benefits Continuation Period" is defined in Section 5.12.

    "business day" is defined in Section 8.03(b).

    "CERCLA" is defined in Section 2.17(e).

    "Certificate of Merger" is defined in Section 1.02.

    "Certificates" is defined in Section 1.06(f).

    "COBRA" is defined in Section 2.11(b).

    "Code" is defined in the preamble.

    "Company" is defined in the preamble.

    "Company Affiliate Letter" is defined in Section 5.05.

    "Company 2000 Form 10-K" is defined in Section 2.01.

    "Company Charter Documents" is defined in Section 2.02.

    "Company Common Stock" is defined in the preamble.

    "Company Disclosure Schedule" is defined in Section 2.01.

    "Company Employee" is defined in Section 5.12(a).

    "Company Employee Plans" is defined in Section 2.11(a).

    "Company Financial Advisor" is defined in Section 2.18.

    "Company Intellectual Property Assets" is defined in Section 2.19(a).

    "Company Permits" is defined in Section 2.06(b).

    "Company Preferred Stock" is defined in Section 2.03(a).

    "Company SEC Documents" is defined in Section 2.03(b).

    "Company Shareholders Meeting" is defined in Section 2.04(c).

    "Company Significant Subsidiaries" is defined in Section 2.01.

    "Company Stock Option Plans" is defined in Section 1.06(c).

    "Company Stock Purchase Plans" is defined in Section 1.06(c).

    "Confidentiality Agreement" is defined in Section 5.03.

    "control" is defined in Section 8.03(c).

    "Covered Persons" is defined in Section 5.06(c).

    "D&O Insurance" is defined in Section 5.06(d).

    "Defined Benefit Plan" is defined in Section 2.11(e).

    "DOL" is defined in Section 2.11(a).

    "dollars" or "$" is defined in Section 8.03(d).

    "Effective Time" is defined in Section 1.02.

    "Employee Benefits Supplemental Disclosure Schedule" is defined in Section 2.11(a).

    "Environmental Claim" is defined in Section 2.17(e).

    "Environmental, Health and Safety Laws" is defined in Section 2.05(c).

    "Environmental Laws" is defined in Section 2.17(e).

    "ERISA" is defined in Section 2.11(a).

    "Exchange Act" is defined in Section 2.05(a).

    "Exchange Agent" is defined in Section 1.07.

    "Exchange Ratio" is defined in Section 1.06(a).

    "Expenses" is defined in Section 7.03(b).

    "Fee" is defined in Section 7.03(b).

    "GAAP" is defined in Section 2.07(b).

    "Governmental Authority" is defined in Section 2.05(c).

    "Guarantee" is defined in the preamble.

    "Guarantor" is defined in the preamble.

    "Guarantor Charter Documents" is defined in Section 3.01(a).

    "Guarantor Common Shares" is defined in Section 1.06(a).

    "Guarantor Preference Shares" is defined in Section 3.02(a).

    "Guarantor SEC Documents" is defined in Section 3.05.

    "Guarantor 2000 Form 10-K" is defined in Section 3.01(b).

    "HSR Act" is defined in Section 2.05(c).

    "Indemnified Parties" is defined in Section 5.06(b).

    "Intellectual Property Assets" is defined in Section 2.19(a).

    "IRS" is defined in Section 2.11(b).

    "ISO" is defined in Section 2.11(c).

    "knowledge" is defined in Section 8.03(e).

    "Material Adverse Effect" is defined in Section 8.03(f).

    "Materials of Environmental Concern" is defined in Section 2.17(e).

    "Merger" is defined in the preamble.

    "Merger Consideration" is defined in Section 1.07(b).

    "Merger Sub" is defined in the preamble.

    "NJBCA" is defined in the preamble.

    "Non-Competition Agreement" is defined in Section 2.11(h).

    "Non-U.S. Monopoly Laws" is defined in Section 2.05(c).

    "Non-U.S. Plan" is defined Section 2.11(a).

    "NYSE" is defined in Section 1.06(a).

    "OSHA" is defined in Section 2.17(e).

    "Parent" is defined in the preamble.

    "Parent Disclosure Schedule" is defined in Section 3.01(b).

    "PBGC" is defined in Section 2.11(b).

    "person" is defined in Section 8.03(g).

    "Post-1998 Company SEC Documents" is defined in Section 2.07(a).

    "Post-1998 Guarantor SEC Documents" is defined in Section 3.06(a).

    "Proxy Statement/Prospectus" is defined in Section 2.13(a).

    "RCRA" is defined in Section 2.17(e).

    "Registration Statement" is defined in Section 3.10(a).

    "Rights" is defined in Section 4.02(d).

    "Rights Agreement" is defined in Section 4.02(d).

    "Rule 145" is defined in Section 5.05.

    "SEC" is defined in Section 2.03(b).

    "Securities Act" is defined in Section 2.05(c).

    "Share" is defined in the Preamble.

    "Stock Option" is defined in Section 1.06(c).

    "subsidiary or "subsidiaries" is defined in Section 8.03(h).

    "Subsidiary Documents" is defined in Section 2.02.

    "Superior Proposal" is defined in Section 4.02(a).

    "Surviving Corporation" is defined in Section 1.01.

    "Tax" is defined in Section 2.16(b).

    "Tax Return" is defined in Section 2.16(b).

    "Terminating Breach" is defined in Section 7.01(h).

    "Terminating Change" is defined in Section 7.01(g).

    "Termination Misrepresentation" is defined in Section 7.01(f).

    "Third Party" is defined in Section 4.02(a).

    "Third Party Intellectual Property Assets" is defined in Section 2.19(c).

    "TSCA" is defined in Section 2.17(e).

    "2001 Balance Sheet" is defined in Section 2.09.

    "2001 Guarantor Balance Sheet" is defined in Section 3.08.

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the NJBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

    SECTION 1.02. EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a properly executed agreement or certificate of merger as contemplated by the NJBCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Treasurer of the State of New Jersey, in such form as required by, and executed in accordance with the relevant provisions of, the NJBCA. The Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Merger (the "EFFECTIVE TIME"). Prior to such filing, a closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) CERTIFICATE OF INCORPORATION. At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the NJBCA and such Certificate of Incorporation; PROVIDED, however, that Article Third of the Surviving Corporation's Certificate of Incorporation shall be amended in the Merger to read in its entirety as follows: "ARTICLE THIRD. The aggregate number of shares authorized is 1,000 shares of common stock, par value $0.01 per share"; that Article Sixth of the Surviving Corporation's Certificate of Incorporation shall be amended in the Merger as follows: "The number of directors of the corporation shall be not less than three (3) or more than nine (9) from time to time to be determined by the board of directors. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which such director was elected and until a successor has been elected and qualified"; and that Articles Eleventh, Twelfth and Thirteenth shall be deleted in their entirety.

    (b) BY-LAWS. Subject to Section 5.06, at the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the NJBCA.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the

Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.06. EFFECT ON SECURITIES, ETC. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

        (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Sections 1.06
    (e) and (f), into the right to receive from Parent that number of fully paid and nonassessable common shares of Guarantor, par value US$.20 per share ("GUARANTOR COMMON SHARES"), equal to the ratio provided below (the "EXCHANGE RATIO"). If the Average Share Price (as hereinafter defined) is:

        (i) greater than $50.00, the Exchange Ratio shall be equal to $60.00 divided by the Average Share Price; or

        (ii) equal to or less than $50.00, the Exchange Ratio shall be fixed at 1.2.

    For purposes of this Agreement:

        "AVERAGE SHARE PRICE" means the average (rounded to the nearest 1/10,000) of the Daily Per Share Prices for the five consecutive trading days ending on the third trading day immediately preceding the date of the Company Shareholders Meeting.

        "DAILY PER SHARE PRICE" for any trading day means the volume-weighted average (rounded to the nearest 1/10,000) of the per share selling price on the NYSE of Guarantor Common Shares for that day, as reported by Bloomberg Financial Markets (or if such service is unavailable, a service providing similar information selected by Parent and the Company).

        "NYSE" means the New York Stock Exchange.

        (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Guarantor immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

        (c) STOCK OPTIONS; STOCK PURCHASE PLANS. At the Effective Time, (i) all options or rights to purchase shares of Company Common Stock (a "STOCK OPTION") then outstanding, whether under (A) the Company's 1990 Stock Option Plan, (B) the Company's 1993 Long Term Incentive Plan, as amended, (C) the Company's 1997 Stock Equivalent Plan for Outside Directors, (D) the Company's 1988 Directors' Stock Award Plan, as amended, (E) the MedChem Products, Inc. 1994 Stock Option Plan or (F) any other stock option or stock plan or agreement of the Company (collectively, the "COMPANY STOCK OPTION PLANS"), which by its terms is not extinguished in the Merger, and (ii) all rights outstanding under the Company's (A) 1998 Employee Stock Purchase Plan and (B) any other similar U.S. or non-U.S. plan (collectively, the "COMPANY STOCK PURCHASE PLANS"), shall be treated in accordance with Section 5.11 of this Agreement.

        (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

        (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio, the Merger Consideration and any other relevant amounts and terms in this Agreement shall be appropriately adjusted to reflect fully the effect of: any stock split, reverse split, or stock dividend (including any dividend or distribution of securities convertible into Guarantor Common Shares or Company Common Stock); any distribution, exercise or exchange of Rights or such Rights becoming exercisable; or any reorganization, recapitalization, reclassification, readjustment, split up, combination or exchange of shares, or other like event with respect to Guarantor Common Shares or Company Common Stock, in any case occurring after the date hereof and prior to the Effective Time.

        (f) FRACTIONAL SHARES. No certificates or scrip representing less than one Guarantor Common Share shall be issued in exchange for Shares upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Guarantor Common Share upon surrender of Certificates for exchange shall be paid upon such surrender (and after taking into account all Certificates surrendered by such holder) cash (without interest) in an amount equal to such fraction multiplied by the Average Share Price.

    SECTION 1.07. EXCHANGE OF SHARES. (a) EXCHANGE AGENT. Parent shall cause to be supplied to or for such bank or trust company as shall be designated by Parent and shall be reasonably acceptable to the Company (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, as needed for exchange and payment in accordance with this Section 1.07 through the Exchange Agent, the Guarantor Common Shares deliverable pursuant to Section 1.06(a), the cash to be paid in lieu of fractional shares in exchange for outstanding Shares pursuant to Section 1.06(f) and the cash or other property in respect of any dividends or other distributions payable pursuant to Section 1.07(c).

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the Guarantor Common Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor solely (A) that number of whole Guarantor Common Shares which such holder has the right to receive in accordance with Section 1.06(a) in respect of the Shares formerly evidenced by such Certificate and (B) cash in respect of fractional shares as provided in Section 1.06(f) (the Guarantor Common Shares and cash in respect of fractional shares being referred to, collectively, as the "MERGER CONSIDERATION"). Guarantor Common Shares may be delivered in uncertificated form pursuant to Guarantor's Direct Registration System.

    The holder of such Certificate, upon its exchange for Guarantor Common Shares, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c). Certificates surrendered shall forthwith be canceled following the Effective Time. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends or other distributions, to evidence the ownership of the number of full Guarantor Common Shares, and cash in respect of fractional shares, into which such Shares shall have been so converted.

    Shares held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of the Depository Trust Company.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Guarantor Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Guarantor Common Shares such holder is entitled to receive until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 1.07(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the whole Guarantor Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Guarantor Common Shares.

    (d) TRANSFERS OF OWNERSHIP. If any Guarantor Common Shares are to be delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the delivery thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the delivery of Guarantor Common Shares in any name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) ESCHEAT. Neither Parent, Merger Sub nor the Company nor any of their respective affiliates shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, and from any cash dividends or other distributions that the holder is entitled to receive under
Section 1.07(c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-United States tax law. To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 1.07(c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

    (g) UNDISTRIBUTED MERGER CONSIDERATION. Any portion of the Guarantor Common Shares, the cash to be paid in lieu of fractional shares and the cash or other property in respect of dividends or other distributions that the holder is entitled to receive under Section 1.07(c) supplied to the Exchange Agent which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.07 shall thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends or distributions with respect to Guarantor Common Shares.

    SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article I; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Guarantor, Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 1.11. TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X (the "Company Significant Subsidiaries"), is included as an exhibit to the Company's 2000 Annual Report on Form 10-K (the "Company 2000 Form 10-K"). A list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company is contained in Section 2.01 of the written disclosure schedule previously delivered by the Company to the Parent (the "Company Disclosure Schedule"). Except as set forth in
    Section 2.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), excluding (i) interests in non-publicly traded entities with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest less than $5,000,000, and (ii) securities in any publicly-traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

        SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of its Restated Certificate of Incorporation and By-laws as amended to date (the "COMPANY CHARTER DOCUMENTS"), and will make available to Parent, as promptly as practicable, the Certificate of Incorporation and By-laws (or equivalent organizational documents) of each of its subsidiaries (the "SUBSIDIARY DOCUMENTS") reasonably requested by Parent. All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents, except for violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity.

        SECTION 2.03. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share (the "COMPANY PREFERRED STOCK"). As of April 30, 2001, (i) 50,969,564 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote), and none of which has been issued in violation of preemptive or similar rights, (ii) no shares of Company Common Stock were held by subsidiaries of the Company,
    (iii) 5,441,652 shares of Company Common Stock were reserved for existing grants and 1,346,009 shares of Company Common Stock were reserved for future grants pursuant to the Company Stock Option Plans, and (iv) 352,977 shares of Company Common Stock were reserved and available for future issuance pursuant to the Company Stock Purchase Plans. There are no outstanding shares of Company Preferred Stock. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since April 30, 2001 except for changes resulting from the exercise or termination of Stock Options which were outstanding and exercisable as of April 30, 2001 (or were outstanding as of April 30, 2001 and became exercisable in accordance with their terms thereafter), forfeiture of restricted stock or transactions pursuant to the Company Stock Purchase Plans or transactions permitted by Section 4.01. Except as set forth in
    Section 2.01, this Section 2.03 or Section 2.11 or in Section 2.03 or
    Section 2.11 of the Company Disclosure Schedule or the Company SEC Documents and except for the Rights and this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable and will not be issued in violation of preemptive or similar rights.

        (b) Except as set forth in Section 2.03 of the Company Disclosure Schedule or the reports, schedules, forms, statements, registration statements, proxy statements and other documents filed by the Company with the Securities and Exchange Commission ("SEC") since December 31, 2000 and prior to the date of this Agreement, including those incorporated by reference therein but not including any periodic reports filed pursuant to
    Section 13(a) of the Exchange Act during or for the Company's fiscal year ended December 31, 1999 incorporated by reference therein (the "COMPANY SEC DOCUMENTS"), there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries and intercompany book entry transactions, in either case entered into in the ordinary course of business. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and (ii) all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

        SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the requisite approval by the Company's shareholders in accordance with NJBCA and the Company Charter Documents and the filings and recording of appropriate merger documents as required by the NJBCA).

        (b) Assuming the accuracy of the representations and warranties in
    Section 3.14, the provisions of Article 11 and 12 of the Company's Restated Certificate of Incorporation will not apply to the Merger.

        (c) As of the date hereof, the Board of Directors of the Company has unanimously (i) determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement in accordance with the applicable provisions of the NJBCA, and (iii) recommended the approval of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's shareholders at a meeting of the shareholders of the Company to consider the Merger Agreement (the "COMPANY SHAREHOLDERS MEETING"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub of this Agreement and/or the Guarantee hereof, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        SECTION 2.05. MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Subject to the following sentence, Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of
    (i) other than intercompany, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount equal to or exceeding $10,000,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the

    Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contact, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $5,000,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and
    (iii) all agreements which are required to be filed as "MATERIAL CONTRACTS" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "EXCHANGE ACT") but which have not been so filed with the SEC. The Company may omit from Section 2.05 of the Company Disclosure Schedule any contract, agreement, commitment or other understanding or arrangement referred to in clause (i) or (ii) of the preceding sentence (other than a contract, agreement or other understanding or arrangement for money borrowed) which the Company is in good faith unable to identify because of time constraints or the desire of the Company to limit the number of persons involved in the matters contemplated by this Agreement; provided that (A) the Company shall include any such contract, agreement, commitment or other understanding or arrangement in a supplement to the Company Disclosure Schedule delivered to the Parent no later than 14 days after the date of this Agreement; and that
    (B) the amount in question of such contract, agreement, commitment or other understanding or arrangement does not exceed $10,000,000. With regard to agreements for the purchase or sale of raw materials or inventory in the ordinary course of business and licensing or royalty arrangements, the thresholds referred to in the preceding sentence and clause (ii) of the second preceding sentence shall be measured on an annual basis.

        (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not,
    (i) conflict with or violate the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 2.05(c), conflict with or violate the Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
    (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company or any of its subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative or regulatory authority, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the "SECURITIES ACT"), the Exchange Act, state securities laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), and the NYSE; filings and consents under any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("NON-U.S. MONOPOLY LAWS"); filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement ("ENVIRONMENTAL, HEALTH AND SAFETY LAWS"); and the filing and recordation of appropriate merger or other documents as required by the NJBCA; (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

        SECTION 2.06.  COMPLIANCE; PERMITS.  (a) Except as set forth in
    Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or
    (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company's knowledge, no investigation by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened, except as disclosed in the Company SEC Documents.

        (b) Except as set forth in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Documents, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since December 31, 1998 (the "POST-1998 COMPANY SEC DOCUMENTS"). Except as set forth in Section 2.07 of the Company Disclosure Schedule or the Company SEC Documents, such reports, schedules, forms, statements and other documents
    (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Company SEC Documents was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the

    Company SEC Documents), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) should be read in conjunction with the Company 2000 Form 10-K, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 2.08 or 4.01 of the Company Disclosure Schedule or the Company SEC Documents, since December 31, 2000, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals, except that with respect to Non-U.S. Plans (as defined in Section 2.11(a)), any such material changes that the Company in good faith is not able to list on the Company Disclosure Schedule by the date of this Agreement may be included on the Employee Benefits Supplemental Disclosure Schedule (as defined in
    Section 2.11(a)); (iv) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) any material change by the Company in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date hereof); or (vi) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

        SECTION 2.09.  NO UNDISCLOSED LIABILITIES.  Except as set forth in
    Section 2.09 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities
    (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "2001 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Balance Sheet, (c) incurred since March 31, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.10.  ABSENCE OF LITIGATION.  Except as set forth in
    Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) "COMPANY EMPLOYEE PLANS" shall mean all "EMPLOYEE PENSION BENEFIT PLANS" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3(1) of ERISA), all similar plans maintained outside the United States and not required by applicable law (any non-U.S., non-statutory Company Employee Plan, a "NON-U.S. PLAN") and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), whether maintained in the U.S. or a Non-U.S. Plan, written or otherwise, as amended, modified or supplemented, maintained or contributed to by the Company or a subsidiary of the Company for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "AFFILIATE PLAN" shall mean any other such plan, program or arrangement with respect to which the Company or any subsidiary of the Company has or would reasonably be expected to have any liability, either as a member of a controlled group of corporations or trades or businesses, as defined under section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement.
    Section 2.11(a) of the Company Disclosure Schedule lists each material Company Employee Plan and each material Affiliate Plan; PROVIDED, HOWEVER, that the Company may omit from the Company Disclosure Schedule and instead include in an employee benefits supplement to the Company Disclosure Schedule (the "EMPLOYEE BENEFITS SUPPLEMENTAL DISCLOSURE SCHEDULE") any Non-U.S. Plan or division-level bonus arrangement that the Company in good faith is not able to list on Section 2.11 of the Company Disclosure Schedule by the date of this Agreement. The Employee Benefits Supplemental Disclosure Schedule shall be delivered to Parent as promptly as practicable but in no event later than 30 days after the date hereof. With respect to each plan included on the Company Disclosure Schedule or the Employee Benefits Supplemental Disclosure Schedule the Company shall indicate based on the Company's reasonable best efforts, with respect to employee benefit welfare plans, whether such plan is fully insured or has a stop-loss insurance contract. With respect to each Company Employee Plan or Affiliate Plan listed in Section 2.11(a) of the Company Disclosure Schedule, the Company has provided or made available to Parent, and, with respect to each Company Employee Plan or Affiliate Plan listed in the Employee Benefits Supplemental Disclosure Schedule, the Company will provide or make available at such time as the Employee Benefits Supplemental Disclosure Schedule is provided to
    Parent: (i) each such written Company Employee Plan (or, with respect to Company Employee Plans that provide benefits that are based on the value of the Company's stock or that cover 50 or more participants, a written description in English of any Company Employee Plan which is not written and a written description in English of any such plan that is written in a language other than English, PROVIDED HOWEVER, that such written descriptions may be included on the Employee Benefits Supplemental Disclosure Schedule to the extent that the Company in good faith is not able to provide such descriptions by the date hereof) and any related trust agreement, insurance and other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Company Employee Plan document, if any, and communications distributed to one or more plan participants that contain terms materially different from the applicable Company Employee Plan, to the extent not incorporated into the Company Employee Plan, a summary plan description or a summary of material modifications; (ii) the three most recent annual reports on Form 5500 series (or equivalent filing with respect to Non-U.S. Plans), with accompanying schedules and attachments, filed with respect to each Company Employee Plan, whether maintained in the U.S. or a Non-U.S. Plan, required to make such a filing;
    (iii) the most recent actuarial valuation, if any, for each Company Employee Plan and Affiliate Plan subject to Title IV of ERISA and all Non-U.S. Plans, to the extent applicable; (iv) the latest reports, if any, which have been filed with the Department of Labor ("DOL") to satisfy the alternative method of compliance for pension plans for certain selected employees pursuant to DOL regulation Section 2520.104-23; and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

        (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule or, with respect to Non-U.S. Plans or division-level bonus arrangements, the Employee Benefits Supplemental Disclosure Schedule,
    (i) none of the Company Employee Plans or Affiliate Plans promises or provides material medical or material other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state laws; (ii) none of the Company Employee Plans or Affiliate Plans is a "MULTIEMPLOYER PLAN" as such term is defined in Section 3(37) of ERISA and no Non-U.S. Plan is a multiemployer plan and no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied and the transactions contemplated herein are not reasonably likely to result in the assessment of any withdrawal liability that would, in either case, reasonably be expected to have a Material Adverse Effect;
    (iii) neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which would reasonably be expected to subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code and, to the knowledge of the Company, no other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in any such transaction that, in either case, would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company or any of its subsidiaries, nor any executive of the Company or one of its subsidiaries as fiduciary of the Company Employee Plans, has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA and, to the knowledge of the Company, no other fiduciary of any Company Employee Plan has committed such a breach, in either case that would reasonably be expected to have a Material Adverse Effect; (v) all Company Employee Plans, and, to the knowledge of the Company, all Affiliate Plans have been established and maintained substantially in accordance with their terms and have been operated in compliance in all material respects with the requirements of applicable law (including, but not limited to, to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998) except for such failure as would not reasonably be expected to have a Material Adverse Effect; (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and, to the knowledge of the Company, nothing has occurred which would reasonably be expected to impair such determination; (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof) except to the extent any failure to have made such a contribution on or before its due date could not reasonably be expected to result in a current or future liability that would reasonably be expected to have a Material Adverse Effect; (viii) with respect to each Company Employee Plan and, to the knowledge of the Company, Affiliate Plan, no "REPORTABLE EVENT" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to which the Company or one of its subsidiaries has any material outstanding liability, and no Company action has occurred that resulted or is reasonably likely to result in any adverse liability for any Non-U.S. Plan that, in any case, reasonably would be expected to have a Material Adverse Effect; (ix) none among the Company or any subsidiary thereof has incurred (or would reasonably be expected to incur) any liability that remains unsatisfied, or reasonably expects to incur any liability, under Title IV of ERISA with respect to either a Company Employee Plan or, to the knowledge of the Company, an Affiliate Plan including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of

    ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course) that, in either case, would reasonably be expected to have a Material Adverse Effect; and (x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no pending, nor to the Company's knowledge, any threatened, claims, investigations or causes of action with respect to any Company Employee Plan or Affiliate Plan, whether maintained in the U.S. or a Non-U.S. Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or, to the knowledge of the Company, Affiliate Plan that, in any case, would reasonably be expected to have a Material Adverse Effect.

        (c) The Company has provided to Parent, or, as applicable, will include on the Employee Benefits Supplemental Disclosure Schedule, a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of May 18, 2001, holds (i) any option to purchase the Company Common Stock (other than under the Company Stock Purchase Plans and the Company's Management Stock Purchase
    Plan) as of the date hereof, together with the number of shares of the Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of
    Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that, as of May 18, 2001, were unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the shareholder's employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting; and (iii) any other award or right (including share units), directly or indirectly, to receive Company Common Stock (or any other unit of Company equity) or any amount payable by reference to Company Common Stock (or any other unit of Company equity), together with the number of shares of Company Common Stock (or any other unit of Company equity) subject to such right. On, or as soon as practicable after, the date hereof the Company shall provide Parent with a schedule that updates such list for any changes or additions between May 18, 2001 and the date hereof.

        (d) To the extent not already included and so labeled in
    Section 2.11(a) or such other section of the Company Disclosure Schedule as is specifically referenced in Section 2.11(d) of the Company Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any individual consultants who provide services to the Company or any of its subsidiaries; (ii) list of all material agreements with respect to the services of individual independent contractors or individual leased employees who provide services to the Company or any of its subsidiaries, whether or not they participate in any of the Company Employee Plans;
    (iii) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non-traditional employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non-traditional employees; and (iv) list of all worker council agreements of the Company or any of its subsidiaries with or relating to its employees. To the extent that the Company, in good faith, is unable to make available the information relating to consultants, leased employees and independent contractors as of the date hereof, it may be included in Section 2.11(d) of the Employee Benefits Supplemental Disclosure Schedule and provided to the Company within 30 days of the date hereof, PROVIDED, HOWEVER, that any such agreements that include change in control provisions shall be included in

    Section 2.11(d) of the Company Disclosure Schedule and provided as of the date hereof, to the extent not otherwise so identified in another section of the Company Disclosure Schedule.

        (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, and other than changes affecting the securities markets generally, with respect to each Company Employee Plan or Affiliate Plan that is subject to Title IV of ERISA, since the date of the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, to the knowledge of the Company after due inquiry, nothing has occurred that would materially adversely affect the funding status of such plan.

        (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule or, with respect to Non-U.S. Plans, the Employee Benefits Supplemental Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any payment (including, without limitation, severance, golden parachute or bonus payments or otherwise) becoming due pursuant to any Company Employee Plan to any current or former director, officer, employee or consultant of the Company, (ii) result in any increase in the amount of compensation or benefits payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company.

        (g) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "LEASED EMPLOYEE" (within the meaning of section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its subsidiaries is reasonably likely to incur any such liability that in each case would reasonably be expected to have a Material Adverse Effect.

        (h) The Company shall indicate on Section 2.11(h) of the Company Disclosure Schedule (i) with respect to each participant in the Company's Executive Severance Plan, whether such employee has entered into an agreement or a provision of an agreement prohibiting or restricting such employee from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company (a "NON-COMPETITION AGREEMENT"); and (ii) a description of those classes of employees that are required to execute a Non-Competition Agreement. Other than as set forth on Section 2.11(h) of the Company Disclosure Schedule, no employee is entitled to any benefits that include a gross-up with respect to excise taxes pursuant to Section 280G of the Code.

        SECTION 2.12.  EMPLOYMENT AND LABOR MATTERS.  Except as set forth in
    Section 2.11(b) or Section 2.12 of the Company Disclosure Schedule or the Company SEC Documents:

        (a) Each of the Company and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "LEASED EMPLOYEES" (within the meaning of Section 414(n) of the Code) of the Company or any of its subsidiaries including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority, except where the failure to be or have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any of its subsidiaries is a party to any U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

        (c) Neither the Company nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which breach, strike, slowdown, work stoppage, lockout or threat would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.13.  REGISTRATION STATEMENT; PROXY
    STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of Parent and Merger Sub in Section 3.10:

       (i) the information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.10) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

       (ii) the information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection the Company Shareholders Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS") will not, on the date the Proxy Statement/ Prospectus (or any amendment thereof or supplement thereto) is first filed with the SEC or mailed to shareholders or at the time of the Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

        (b) If at any time prior to the vote of shareholders at the Company Shareholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub.

        (c) The Proxy Statement/Prospectus shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

        (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Guarantor, Parent or Merger Sub that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement/Prospectus.

        SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.15. TITLE TO PROPERTY. Except as set forth in Sections 2.15 and 2.19(b) of the Company Disclosure Schedule or the Company SEC Documents, each of the Company and its subsidiaries has good title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 2001 Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.16. TAXES. Except as set forth in Section 2.16 of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

        (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Balance Sheet have been established or which are being contested in good faith. There are no claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2001 Balance Sheet have been established or which are being contested in good faith). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes. Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of

    Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to any amounts of Taxes.

        (b) For purposes of this Agreement, the term "TAX" shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

        SECTION 2.17.  ENVIRONMENTAL MATTERS.  (a) Except as set forth in
    Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

        (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "ARRANGER LIABILITY," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

        (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Documents, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in
    Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Documents, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls ("PCBS") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

        (e) For purposes of this Agreement:

       (i) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

       (ii) "ENVIRONMENTAL LAWS" means, as they exist on the date hereof, all applicable United States federal, state, local and non-United States laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
            Section 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

       (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

        SECTION 2.18. BROKERS. No broker, finder or investment banker, other than UBS Warburg LLC (the "COMPANY FINANCIAL ADVISOR"), the fees and expenses of which will be paid by the Company, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

        SECTION 2.19. INTELLECTUAL PROPERTY. (a) As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, copyrights, and registrations and applications therefor, licenses, trade names, Internet domain names, know-how, trade secrets, computer software programs and development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "COMPANY INTELLECTUAL PROPERTY ASSETS" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

        (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all the Company Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without infringing or violating the rights of others.

        (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are, to the knowledge of the Company, currently pending or threatened by any person with respect to the Intellectual Property Assets of a third party (the "THIRD PARTY INTELLECTUAL PROPERTY ASSETS") to the extent arising out of any use, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

        (d) Except as set forth in Section 2.19(d) of the Company Disclosure Schedule, to the knowledge of the Company, there are no valid grounds for any bona fide claim to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either (i) now used, offered for sale, sold or licensed or, (ii) to the Company's knowledge as of the date hereof, scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets.

        (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a list of (i) to the Company's knowledge, all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) to the Company's knowledge, all trademark and service mark registrations and all trademark and service mark applications; (iii) all material common law trademarks, material trade dress and material slogans; (iv) to the Company's knowledge, all trade names owned by the Company and/or each of its subsidiaries worldwide; (v) to the Company's knowledge, all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; (vi) to the Company's knowledge, all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (vii) to the Company's knowledge, all licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names, Internet domain names, or copyrights listed in Section 2.19(e) of the Company Disclosure Schedule which are material to the Company or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "OFF THE SHELF." Except as set forth in Section 2.19(e)(viii) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, Internet domain names, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (f) To the knowledge of the Company, except as set forth in
    Section 2.19(e)(viii) or 2.19(f) of the Company Disclosure Schedule or the Company SEC Documents: (i) each patent, trademark or service mark registration and copyright registration of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each material license of the Company Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable.

        (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

        SECTION 2.20.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
    Section 2.20 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $300,000, since the Company's proxy statement dated March 9, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        SECTION 2.21. INSURANCE. Except as set forth in Section 2.21 of the Company Disclosure Schedule or the Company SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets, and are in character and amount appropriate for the businesses conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A list of all such policies will be provided to Parent as a supplement to the Company Disclosure Schedule as soon as practicable, but in no event later than thirty
    (30) days after the date hereof.

        SECTION 2.22. PRODUCT LIABILITY AND RECALLS. (a) Except as set forth in Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no claim, pending or threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        SECTION 2.23. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date of this Agreement, the consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders.

        SECTION 2.24. SUPPLEMENTS TO THE COMPANY DISCLOSURE SCHEDULE. No disclosure which will be made on any supplements to the Company Disclosure Schedule will be of a matter which would be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Guarantor, Parent and Merger Sub is duly incorporated, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each of Guarantor, Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent has heretofore made available to the Company true and complete copies of Guarantor's Memorandum of Association and Bye-Laws, as amended to date (the "GUARANTOR CHARTER DOCUMENTS").

    (b) Each subsidiary of Guarantor is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.01 of written disclosure schedule previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"), all of Guarantor's significant subsidiaries and their respective jurisdictions of incorporation are included in the subsidiary list contained in Guarantor's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "GUARANTOR 2000 FORM 10-K,CFN").

    SECTION 3.02. CAPITALIZATION. (a) The authorized capital stock of Guarantor consists of 2,500,000,000 Guarantor Common Shares and 125,000,000 Preference Shares, par value $1.00 per share ("GUARANTOR PREFERENCE SHARES"). As of March 31, 2001 (i) 1,752,768,324 Guarantor Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights, (ii) one Guarantor Preference Share has been designated as a Super Voting Preference Share, and when issued will be validly issued, fully paid and non-assessable and not issued in violation of preemptive or similar rights, and (iii) no more than 14,000,000 Guarantor Common Shares and no Guarantor Preference Shares were held by subsidiaries of Guarantor. As of March 31, 2001, no more than 224,000,000 Guarantor Common Shares were reserved for issuance upon exercise of stock options issued under Guarantor's stock option plans.

    (b) Except (i) as set forth in Section 3.02(a), (ii) for changes since
March 31, 2001 resulting from the exercise of stock options, (iii) for securities of Guarantor or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Guarantor set forth in the Guarantor SEC Documents and the conversion or exchange thereof, (iv) for other rights to acquire immaterial (individually or in the aggregate) amounts of Guarantor Common Shares and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees or (vi) for changes resulting from the issuance of stock or other securities in connection with a merger or other acquisition or business combination, an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act approved by Guarantor's Board of Directors and undertaken in compliance with Section 4.03(b), as applicable, there are no outstanding (x) shares of capital stock or voting securities of Guarantor, (y) securities of Guarantor convertible into or exchangeable for shares of capital stock or voting securities of Guarantor or
(z) options or other rights to acquire from Guarantor or other obligations of Guarantor to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Guarantor. Except as set forth in the Guarantor SEC Documents (as defined in Section 3.05), there are no outstanding obligations of Guarantor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its equity securities.

    (c) The Guarantor Common Shares to be delivered as Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

    SECTION 3.03. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The execution, delivery and performance by Guarantor, Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Guarantor, Parent and Merger Sub and have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, and the Guarantee has been duly and validly executed and delivered and constitutes a valid and binding agreement of Guarantor enforceable against it in accordance with its terms.

    (b) At a meeting duly called and held, or by written consent in lieu of meeting, the respective Boards of Directors of Parent and Merger Sub, as applicable, have (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Parent, Merger Sub and Merger Sub's shareholders, as applicable, and
(ii) approved this Agreement and the transactions contemplated hereby. At a meeting duly called and held, Guarantor's Board of Directors has approved the Guarantee and the transactions contemplated thereby and the issuance of the Guarantor Common Shares to be delivered to the Company shareholders in connection with the Merger.

    SECTION 3.04. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby, as applicable, require no action by or in respect of, or filing with, any Governmental Authority, other than
(i) the filing of a Certificate of Merger with respect to the Merger with the Treasurer of the State of New Jersey, (ii) compliance with any applicable requirements of the HSR Act and applicable Non-U.S. Monopoly Laws,
(iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws, the NYSE, the London Stock Exchange and the Bermuda Stock Exchange, (iv) compliance with Environmental, Health and Safety Laws and (v) any actions or filings the absence of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or the ability of Guarantor to fulfill its obligations under the Guarantee.

    (b) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor, Parent and Merger Sub of the Merger and other transactions contemplated hereby and thereby, as applicable, do not and will not
(i) contravene, conflict with, or result in any violation or breach of any provision of the Guarantor Charter Documents or the certificate of incorporation or by-laws of Parent or Merger Sub (or equivalent organizational documents),
(ii) assuming compliance with the matters referred to in Section 3.04(a), contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Guarantor or any of its subsidiaries, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Guarantor or any of its subsidiaries is entitled under any provision of any Material Agreement or instrument binding upon Guarantor or any of its subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its subsidiaries; PROVIDED that, for purposes of this subsection 3.04(b)(iii), "MATERIAL AGREEMENT" shall mean any agreement identified in the Guarantor 2000 Form 10-K or in any of Guarantor's quarterly reports on Form 10-Q filed with respect to any quarter of its 2001 fiscal year or any agreement entered into since the date of Guarantor's latest quarterly report on Form 10-Q that would be required to be so identified in Guarantor's Annual Report on Form 10-K for the year ended September 30, 2001 or (iv) result in the creation or imposition of any encumbrance on any material asset of Guarantor or any of its subsidiaries.

    SECTION 3.05. COMPLIANCE. Except as set forth in the reports, schedules, forms, statements, registration statements, proxy statements and other documents (the "GUARANTOR SEC DOCUMENTS") filed by the Guarantor with the SEC since September 30, 2000 and prior to the date of this Agreement, including those incorporated therein by reference therein but not including any periodic reports filed pursuant to Section 13(a) of the Exchange Act during or for Guarantor's fiscal year ended September 30, 1999 incorporated by reference therein, neither Guarantor nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Guarantor or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    To Parent's knowledge, no investigation by any Governmental Authority with respect to Guarantor or any of its subsidiaries is pending or threatened, except as disclosed in the Guarantor SEC Documents.

    SECTION 3.06. SEC FILINGS; FINANCIAL STATEMENTS. (a) Guarantor has filed with the SEC all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since September 30, 1998 (the "POST-1998 GUARANTOR SEC DOCUMENTS"). Except as set forth in the Guarantor SEC Documents, such reports, schedules, forms, statements and other documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.06 of the Parent Disclosure Schedule, none of the Guarantor's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Guarantor SEC Documents were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Guarantor SEC Documents), and each fairly presents in all material respects, the consolidated financial position of Guarantor and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements
(i) should be read in conjunction with the Guarantor's consolidated financial statements contained in the Guarantor 2000 Form 10-K, and (ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

    SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Guarantor SEC Documents, since September 30, 2000, the business of Guarantor and its subsidiaries has been conducted in the ordinary course and there has not occurred: (i) any change, effect or circumstance, including any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Guarantor Charter Documents, except as necessary to designate Guarantor's Super Voting Preference Share;
(iii) any material change by Guarantor in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date of this Agreement); or (iv) any sale of a material amount of assets of Guarantor, except in the ordinary course of business.

    SECTION 3.08. NO UNDISCLOSED LIABILITIES. Except as set forth in the Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities
(a) in the aggregate adequately provided for in Guarantor's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 included in Guarantor's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2001 (the "2001 GUARANTOR BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Guarantor Balance Sheet, (c) incurred since March 31, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.09. ABSENCE OF LITIGATION. Except as set forth in the Guarantor SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Guarantor, threatened against Guarantor or any of its subsidiaries, or any properties or rights of Guarantor or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.10.  REGISTRATION STATEMENT; PROXY
STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of the Company in Section 2.13:

    (i) the registration statement on Form S-4 (or on such other form as shall be appropriate) (as it may be amended, the "REGISTRATION STATEMENT"), pursuant to which the Guarantor Common Shares to be delivered to the shareholders of the Company by Parent in connection with the Merger will be registered with the SEC, shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading; and

    (ii) the information supplied by Guarantor, Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/

         Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC or first mailed to shareholders or, at the time of the Company Shareholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

    (b) If at any time prior to the vote of shareholders at the Company Shareholders Meeting any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Guarantor, Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company.

    (c) The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

    (d) Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

    SECTION 3.11. BROKERS. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Guarantor who might be entitled to any fee or commission from Parent, Guarantor or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

    SECTION 3.12. OWNERSHIP OF PARENT AND MERGER SUB. Merger Sub is a direct, wholly-owned subsidiary of Parent, and Parent is a direct, wholly-owned subsidiary of Guarantor.

    SECTION 3.13. NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) Except for obligations or liabilities incurred by Merger Sub in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.14. OWNERSHIP INTEREST IN THE COMPANY. Other than by reason of this Agreement or the transactions contemplated hereby, neither Parent nor any of its affiliates is an "INTERESTED STOCKHOLDER" of the Company, as that term is defined in Section 14A:10A-3 of the NJBCA. Neither Parent nor any of its affiliates is the "BENEFICIAL OWNER" (as defined in the Company's Restated Certificate of Incorporation), directly or indirectly, of more than 5% of the outstanding shares of Company Common Stock.

    SECTION 3.15. NO VOTE REQUIRED. No vote of the shareholders of Guarantor is required by law, Guarantor's Charter Documents or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby as applicable.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which, in the case of clauses (c), (d)(iv), (e), (f), (h) or (i), will not be unreasonably withheld or delayed:

        (a) amend or otherwise change the Company Charter Documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof, or pursuant to the Company Stock Purchase Plans as in effect on the date hereof);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice,
    (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $3,000,000 in the aggregate);

        (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend, and except that the Company may declare and pay prior to the Effective Time quarterly cash dividends of $0.21 per share consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except (A) as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01 of the Company Disclosure Schedule, (B) for the redemption of the Rights (as defined in Section 4.02(d)) to permit or facilitate the Merger and (C) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder equity interest in the Company, or (v) make any cross-border capital contributions to a subsidiary;

        (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for (A) commercial paper in the ordinary course of business and consistent with past practice, in an amount not to exceed, in the aggregate together with all borrowings or reborrowings under the Company's or any of its subsidiaries' committed or uncommitted credit facilities, $200 million at any one time outstanding, (B), after providing Parent with prior notice of any such borrowing or reborrowing, borrowings and reborrowings under the Company's or any of its subsidiaries' existing committed or uncommitted credit facilities listed on Section 4.01 of the Company Disclosure Schedule in an amount not to exceed, in the aggregate together with all outstanding commercial paper, $200 million, and (C) other borrowings not in excess of $5,000,000 in the aggregate; (iii) issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect on the date hereof and identified in Section 4.01 of the Company Disclosure Schedule) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock); (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $10 million over the next 12-month period; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

        (f) except as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or as provided in an existing obligation of the Company, (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; (ii) grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company or any of its subsidiaries, except for new hire employees in the ordinary course of business whose annual salary does not exceed $150,000 and whose severance benefits do not exceed one times annual salary; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement.

        (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof;

        (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

        (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $3,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice; or

        (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect such that the conditions in
    Section 6.02(a) would not be satisfied or prevent the Company from performing or cause the Company not to perform its covenants hereunder such that the condition in Section 6.02(b) would not be satisfied.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and a subsidiary of Guarantor or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; provided, however, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Shareholders Meeting and (y) the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Simpson Thacher & Bartlett) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    For purposes of this Agreement, "ALTERNATIVE TRANSACTION" means any of
(i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any "significant subsidiary" (as defined in Rule 1-02 under Regulation S-X) of the Company, other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent; provided, however, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

    (b) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Parent, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

    (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Simpson Thacher & Bartlett) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any, Acquisition Proposal, it may take such contrary action only after the second full business day (disregarding any partial business days) following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement or the Merger.

    (d) The Company and the Board of Directors of the Company shall not
(i) redeem the rights (the "RIGHTS") issued under the Rights Agreement, dated as of October 11, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGREEMENT"), or waive or amend any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or
(ii) enter into any agreement (other than a confidentiality agreement entered into not in violation of Section 4.02(a)) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms. It is understood and agreed that a deferral of the distribution of Rights following the commencement of a tender offer or exchange offer shall not be prohibited hereunder.

    (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its shareholders a position required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders required by applicable law, rule or regulation or by the NYSE.

    (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party (i) from the confidentiality provisions of, or, (ii) except with respect to a party to whom the Board of Directors is permitted to furnish information or with whom the Board of Directors is permitted to negotiate pursuant to Section 4.02(a), from the standstill provisions of, any agreement to which the Company is a party.

    (g) The Company shall ensure that the officers and directors of the Company and the Company's subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or the Company subsidiaries and any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a breach of this
Section 4.02 by the Company.

    SECTION 4.03. CONDUCT OF BUSINESS BY GUARANTOR PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.03 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall take all action necessary so that (i) Guarantor shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Guarantor or its subsidiaries in contemplation of consummation of the Merger or other business acquisitions otherwise in compliance with this Agreement, and
(ii) Guarantor shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change the Guarantor Charter Documents;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or would reasonably be expected to prevent the consummation of the Merger and the other transactions contemplated by this Agreement;

        (c) eclare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Guarantor may declare and pay a dividend to its parent, and except that Guarantor may declare and pay quarterly cash dividends on the Guarantor Common Shares of up to $0.0125 per share consistent with past practice;

        (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

        (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above, or any actions that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect such that the conditions in Section 6.03(a) would not be satisfied or prevent Parent from performing or cause Parent not to perform its covenants hereunder such that the condition in
    Section 6.03(b) would not be satisfied.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. (a) As promptly as practicable after the execution of this Agreement, the Company shall, and Parent shall cause Guarantor to prepare and file with the SEC, preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and, if the parties so agree at the time, the Registration Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Guarantor of all information required to be contained therein, the Company shall, and Parent shall cause Guarantor to, file with the SEC the definitive Proxy Statement/Prospectus and the Registration Statement (or, if the Registration Statement has been previously filed, an amendment thereto) relating to approval of this Agreement by the Company's shareholders as set forth in Section 2.04(c), and to the payment of the Merger Consideration in the form of Guarantor Common Shares pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and the Company shall mail the Proxy Statement/Prospectus to its shareholders, as soon thereafter as practicable. Parent shall also cause Guarantor to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of Guarantor Common Shares in connection with the Merger, and the Company shall furnish to Guarantor all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus.

    The Company shall, and Parent shall cause Guarantor to, notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any other filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any other filing. Neither Guarantor nor the Company will file any amendment or supplement to, nor any correspondence to the SEC or its staff with respect to, the Proxy Statement/Prospectus, without providing the other party a reasonable opportunity to review and comment thereon.

    Parent will advise the Company, promptly after Guarantor receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantor Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    If at any time prior to the vote of shareholders at the Company Shareholders Meeting any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus or any other filing, the Company will, or Parent will cause Guarantor to, as the case may be, promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to shareholders of Company, such amendment or supplement.

    (b) Parent shall cause Guarantor to include as an exhibit to the Registration Statement tax opinions of PricewaterhouseCoopers LLP and Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary representations, warranties and covenants of Guarantor, Parent and the Company and assumptions set forth in such opinions, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code (other than with respect to Company shareholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation
Section 1.367(a)-3(c)(5)(ii)), and that each of Guarantor, Parent and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code.

    (c) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.01 or
Section 5.02, the Company shall not be obligated to take the action set forth in the preceding sentence of this Section 5.01(c) or to take the actions set forth in Section 5.02 to the extent that the Board of Directors of the Company determines (after due consultation with independent counsel, which may be Simpson Thacher & Bartlett) that such action is, or is reasonably likely that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

    SECTION 5.02. COMPANY SHAREHOLDERS MEETING. The Company shall establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's shareholders and to hold the Company Shareholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall solicit from its shareholders proxies in favor of approval of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of shareholders in favor of such approval.

    SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) and Parent shall cause Guarantor and its subsidiaries to (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to the properties, books, contracts, commitments and records of the Company or the Guarantor, as applicable, and, (ii) during such period, furnish promptly to the other all information concerning the business, properties and personnel of the Company or the Guarantor, as applicable, as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's or Guarantor's, as applicable, business, properties and personnel as either Parent or the Company may reasonably request. Such information shall be kept confidential in accordance with the terms of the confidentiality agreement, dated September 13, 1999 (the "CONFIDENTIALITY AGREEMENT,CFN"), BETWEEN A SUBSIDIARY OF GUARANTOR AND THE COMPANY.

    SECTION 5.04. CONSENTS; APPROVALS. (a) The Company and Parent shall each use its reasonable best efforts (and Parent shall cause Guarantor to use its reasonable best efforts) to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company and Parent shall make (and Parent shall cause

Guarantor to make) all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish (and Parent shall cause Guarantor to furnish) all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement.

    (b) The Company shall, and Parent shall cause Guarantor to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 5.01 and this Section 5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

    SECTION 5.05. AGREEMENTS WITH RESPECT TO AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "COMPANY AFFILIATE LETTER") identifying all persons who are, at the time of the Company Shareholders Meeting, anticipated to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("RULE 145"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Company Affiliate Letter to deliver to Parent prior to the Effective Time a written agreement in connection with restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Parent.

    SECTION 5.06. INDEMNIFICATION AND INSURANCE. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative,
(x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; PROVIDED that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement or applicable law and
(iii) the Surviving Corporation shall cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the parties under such agreements being referred to as the "COVERED PERSONS") with the Company's directors and officers existing at or before the Effective Time, provided such agreements do not violate Section 4.01(f).

    (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O INSURANCE") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

    (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

    SECTION 5.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED,CFN, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(b), 6.03(b) or 7.01(h) unless the failure to give such notice results in material prejudice to the other party.

    SECTION 5.08. FURTHER ACTION/TAX TREATMENT. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to, and Parent shall cause Guarantor to use all reasonable efforts to, take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant (i) shall include the obligation by the Company to, and (ii) shall include the obligation by Guarantor to, and/or to permit the Company to, agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are, in the aggregate, not material to Guarantor or the Company, as applicable (but shall not include any obligation by Guarantor to agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) material, in the aggregate, to Guarantor or the Company). For this purpose, (i) assets shall be deemed not to be material to the Company if they account for no more than 2.5% of the total revenues of the Company and its subsidiaries taken as a whole, and (ii) assets shall be deemed not to be material to Guarantor if they account for no more than 2.5% of the total revenues of Guarantor's Healthcare Group.

    (b) Notwithstanding anything herein to the contrary, each of Parent, Merger Sub and the Company shall, and Parent shall cause Guarantor to, use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after the Effective Time) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code (other than with respect to Company shareholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). Parent shall, and shall cause the Surviving Corporation and Guarantor to, report, to the extent required by the Code or the regulations thereunder, the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and the Company shall make, and shall cause their affiliates (including Guarantor) to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by PricewaterhouseCoopers LLP and Simpson Thacher & Bartlett in order for such firms to render their opinions referred to in Section 5.01(b).

    SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing (and in the case of Parent, before Guarantor issues) any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law (including, without limitation, Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange Act) or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party.

    SECTION 5.10. GUARANTOR COMMON SHARES. (a) Parent shall obtain from Guarantor, and shall cause Guarantor to transfer to Parent, the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Merger.

    (b) Parent shall cause Guarantor to use its best efforts to cause the Guarantor Common Shares to be delivered by Parent to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    (c) Parent shall cause Guarantor on a timely basis to take any action required to be taken under non-U.S. securities laws in connection with the issuance of Guarantor Common Shares in the Merger.

    SECTION 5.11. OPTION PLANS AND STOCK PURCHASE PLANS, ETC. (a) At the Effective Time, Parent shall, and shall cause its affiliates to, take all necessary action to provide that each outstanding Company Stock Option and related stock appreciation right, if any, shall become 100% vested and exercisable at the Effective Time, will continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan or stock appreciation rights plan and applicable award agreement immediately prior to the Effective Time; except that, (i) each Company Stock Option and related stock appreciation right, if any, will be exercisable for that number of whole Guarantor Common Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option or related stock appreciation right, immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of Guarantor Common Shares, and (ii) the per share exercise price for the Guarantor Common Shares issuable upon exercise of such Company Stock Option or related stock appreciation right will be equal to the quotient determined by dividing the exercise price per share of the Company

Common Stock at which such Company Stock option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (each such Company Stock Option, as modified, an "ADJUSTED OPTION"); PROVIDED, HOWEVER, that to the extent that any Company Stock Option qualified as an incentive stock option pursuant to section 422 of the Code immediately prior to the Effective Time, the provisions of this Section 5.11 shall be applied in good faith to comply with sections 422 and 424(a) of the Code.

    (b) Parent will cause Guarantor to take all corporate action necessary to reserve for issuance as of or as soon as administratively practicable after the Effective Time a sufficient number of Guarantor Common Shares for delivery upon exercise of the Adjusted Options and to deliver to holders of Adjusted Options upon the exercise of such options Guarantor Common Shares registered pursuant to the Securities Act and listed on the NYSE.

    (c) Beginning on the date hereof, the Company shall not establish any new employee stock purchase plans or extend the availability of the Company Stock Purchase Plans to any employees not previously included in the Company Stock Purchase Plans, or, in either case, implement any decisions to do the same, whether or not such decisions have been communicated to employees. The Company shall take such action as is necessary to cause the ending date of the then current offering period under the Company Stock Purchase Plans to be prior to the Effective Time and to terminate such plans as of the Effective Time. All shares of Company Common Stock and other awards under the Company Stock Purchase Plans shall become fully vested and be issued to participants in a manner such that the shares will be treated as all other shares of Company Common Stock. Parent shall, to the extent legally and administratively feasible, enable employees of the Company and its subsidiaries to participate in Guarantor's employee stock purchase plan, in a manner consistent with the current practice of Parent's affiliates.

    (d) As of the date hereof, no further deferrals shall be made under the Company's Management Stock Purchase Plan after the date hereof and as of the Effective Time such plan shall be terminated. Immediately prior to the Effective Time, all shares of Company Common Stock under such plan and any restricted shares of Company Common Stock issued under any other plan of the Company shall become fully vested and shall be issued to participants in a manner such that the shares will be treated as all other shares of Company Common Stock.

    (e) As of the Effective Time, all accrued benefits under the Company's Long Term Performance Incentive Plan shall be fully funded through the Company's rabbi trust and such plan shall be terminated; and the accrued benefits thereunder shall be paid to participants in accordance with the terms thereof.

    SECTION 5.12. CERTAIN EMPLOYEE BENEFITS. (a) From the Effective Time through December 31, 2002 (the "Benefits Continuation Period"), the Surviving Corporation shall provide each person who, as of the Effective Time, is an employee of the Company or any subsidiary of the Company (a "COMPANY EMPLOYEE") with salary, bonus opportunity and employee benefits that are comparable in the aggregate to those provided to such Company Employee immediately prior to the Effective Time, PROVIDED, HOWEVER, subject to applicable law and contractual restrictions, that the Surviving Corporation shall have the right to amend any Company Employee Plans, including without limitation, any retiree welfare benefit plans or pension benefit plans, in effect as of the Effective Time. Notwithstanding the foregoing, from the Effective Time through December 31, 2002, the Surviving Corporation shall maintain severance plans, policies and programs for the benefit of each Company employee that are set forth on
Section 5.12(a) of the Company Disclosure Schedule without any amendment or modification adverse to any such Company Employee. The parties hereto agree that the transactions contemplated hereunder will be a "change of control" of the Company to the extent applicable under the Company Employee Plans. Subject to the provisions of this Agreement, including the preceding sentences of this
Section 5.12, Guarantor shall, or shall cause the Surviving Corporation to, assume the Company Employee Plans and administer them in accordance with their terms.

    (b) After the Benefits Continuation Period the Surviving Corporation shall provide the Company Employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of the Guarantor. For the avoidance of doubt, it is understood that the Surviving Corporation shall have no obligation to provide Company Employees with post-termination welfare or pension benefits, except to the extent required by applicable law or contractual agreement.

    (c) With respect to the benefits provided pursuant to this Section 5.12,
(i) service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes except for benefit accruals with respect to defined benefit pension plans, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Employee Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii) Company Employees shall be given credit for amounts paid under a Company Employee Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Company Employee becomes entitled to participate.

    (d) It is expressly agreed that (i) the provisions of Section 5.12 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Company Employees and (ii) except as provided in Section 5.12(a) and except as required by law, nothing herein shall prevent the Surviving Corporation or any other subsidiary of Guarantor from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person.

    (e) The Company shall amend its 401(k) savings plan and any other Company Employee Plan which permits participants to elect to invest in stock of the Company, where necessary, to preclude any additional purchases of stock of the Company, as of the date two (2) days prior to the Effective Time, and the Company shall communicate this amendment to the participants in such plans.

    (f) Any Company Employee Plan that provides for benefits that are measured by the value of the Company's stock but do not entail the granting of Company stock, except as set forth on Section 5.12(f) of the Company Disclosure Schedule, shall be amended as of the Effective Time to provide a different measure of such benefits thereunder providing substantially similar opportunity for appreciation.

    (g) Prior to the Effective Time, the Company shall terminate any Company Employee Plan that provides for a group relocation (excluding the Company's relocation policy for individual employees) and group severance program (excluding the severance plans and policies in Section 5.12(a) of the Company Disclosure Schedule), including, without limitation, the S.O.A.R., Nordstrom (U.S. Distribution I, II, III) and Manufacturing I, II, III plans.

    (h) The Company shall cause the Company's rabbi trust to be fully funded with respect to all accrued benefits (excluding gross-up liability for excise taxes) under the plans and agreements listed on Exhibit A to such rabbi trust.

    (i) As of the Effective Time, the Company's Deferred Compensation Contracts with individuals shall be fully funded through the Company's rabbi trust, and such Contracts shall be terminated, and the accrued benefits thereunder shall be paid to participants at the Effective Time or as soon as practicable thereafter.

    (j) The Company's Stock Equivalent Plan for Outside Directors shall be terminated as of the Effective Time and all accrued benefits thereunder shall be paid in accordance with the terms of such plan.

    (k) Within 90 days after the Effective Time, Guarantor will grant stock options to purchase Guarantor Common Shares to employees of the Company and its subsidiaries. Such options shall be granted pursuant to Guarantor's stock option plans and shall be made in the same amounts and subject to the same terms as Guarantor grants to similarly situated employees of Guarantor in the ordinary course of Guarantor's business.

    (l) The Company shall (i) amend its annual bonus and executive bonus plans to provide that, effective as of the date of this Agreement, no employee of the Company or any subsidiary of the Company may make an election to defer receipt of his or her bonus, (ii) terminate such plans as of the Effective Time and
(iii) immediately prior to the Effective Time, pay to participants in such plans 125% percent of their earned bonuses in respect of 2001 (based on actual performance and targets through the last day of the month ending immediately prior to the Effective Time), prorated for the period from January 1, 2001 through the Effective Time; provided that employees of the Company or any subsidiary of the Company who have "change of control" agreements with the Company will not be grossed-up for excise taxes, if any, related to the 25% additional bonus (i.e., in excess of 100% prorated).

    SECTION 5.13. RIGHTS AGREEMENT. Prior to the Company Shareholders Meeting, the Board of Directors of the Company shall take all action necessary in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, by redemption or otherwise.

    SECTION 5.14. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees. If the Merger is consummated, in no event shall Parent or any affiliate thereof (other than a subsidiary of the Company) reimburse the Company for the payment of such taxes and fees.

    SECTION 5.15. ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company shall use its reasonable efforts to cause Arthur Andersen LLP to deliver to Parent, and Parent shall use its reasonable efforts to cause PricewaterhouseCoopers LLP to deliver to the Company, a letter covering such matters as are reasonably requested by Parent or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

    SECTION 5.16. COMPLIANCE WITH STATE PROPERTY TRANSFER STATUTES. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Parent, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws, except where the failure to so comply will not materially affect the right to use or enjoy any applicable property after the Effective Time. The Company agrees to provide Parent with any documents required to be submitted to the relevant state agency prior to submission. Parent shall provide, and shall cause Guarantor to provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The SEC shall have declared the Registration Statement effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

        (b) SHAREHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of the shareholders of the Company;

        (c) ANTITRUST. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor or Guarantor's Healthcare Group;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any Governmental Authority or before any Governmental Authority or court of competent jurisdiction, United States or non-United States, that is reasonably to be expected to result in an order, nor shall there be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction, or any other legal restraint,
    (i) preventing consummation of the Merger, (ii) prohibiting or limiting Parent from exercising all material rights and privileges pertaining to
    (A) its ownership of the Surviving Corporation or (B) the ownership or operation by Guarantor or any of its subsidiaries of all or a material portion, in the aggregate, of the business or assets of the Surviving Corporation and its subsidiaries, (iii) compelling Guarantor or any of its subsidiaries (including the Surviving Corporation and its subsidiaries) to dispose of or hold separate assets which are material, in the aggregate, to Guarantor or, in the case of the Surviving Corporation and its subsidiaries, to the Company, or (iv) imposing any liability as a result of the Merger or the transactions contemplated by this Agreement, which if borne by the Company would have a Material Adverse Effect on the Company (it being understood that any matter or circumstance that would cause clause (ii)(B) or clause (iii) not to be satisfied but for the last proviso of this
    Section 6.01(d) shall not cause clause (ii)(A) or clause (iv) not to be satisfied); provided that for purposes of this Section 6.01(d), a portion of the business or assets shall be deemed to be not material to the Company or the Surviving Corporation, if such portion of the business or assets accounts for no more than 2.5% of the total revenues of the Company and its subsidiaries taken as a whole, and a portion of the business or assets shall be deemed to be not material to Guarantor, if such portion of the business or assets accounts for no more than 2.5% of the total revenues of Guarantor's Healthcare Group;

        (e) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

        (f) TAX OPINIONS. The Company shall have received a written opinion of Simpson Thacher & Bartlett, and Parent shall have received a written opinion of PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to each of them, delivered as of the date of the

    Effective Time and on the basis of customary representations, warranties and covenants of Guarantor, Parent and the Company and assumptions set forth in such opinions, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code (other than with respect to Company shareholders who are or will be "FIVE-PERCENT TRANSFEREE SHAREHOLDERS" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and that each of Guarantor, Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; PROVIDED, HOWEVER, that unless the Company knowingly breaches Section 4.01(j), the Company shall be deemed to have complied with
    Section 4.01(j) unless the failure to comply with such section also results in the failure of the condition set forth in Section 6.02(a);

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor; and

        (d) RIGHTS AGREEMENT. A Distribution Date shall not have occurred under the Rights Agreement, and the Rights shall have been redeemed or shall otherwise be inapplicable to the Merger and to the other transactions contemplated by this Agreement.

    SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and the representations and warranties of Parent and Merger Sub that are not so qualified shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company shall have received a certificate to such effect signed by the President or Chief Financial Officer of Parent;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent to such effect signed by the President or Chief Financial Officer of Parent; PROVIDED, HOWEVER, that unless Parent knowingly breaches Section 4.03(e), Parent shall be deemed to have complied with
    Section 4.03(e) unless the failure to comply with such section also results in the failure of the condition set forth in Section 6.03(a);

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent, Merger Sub or Guarantor for the authorization, execution and delivery of this Agreement and the Guarantee, as applicable, and the consummation by them of the transactions contemplated hereby and thereby shall have been obtained and made by Parent, Merger Sub or Guarantor, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor; and

        (d) LISTING. The Guarantor Common Shares to be delivered by Parent in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII
                                  TERMINATION

    SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 2002 (other than for the reasons set forth in clause (d) below); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by either Parent or the Company, if the requisite vote of the shareholders of the Company shall not have been obtained by January 31, 2002, or if the shareholders of the Company shall not have approved this Agreement at the Company Shareholders Meeting; PROVIDED, HOWEVER, that the Company may not terminate pursuant to this clause if the Company has not complied with its obligations under Section 5.02; or

        (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval, adoption or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so;
    (ii) approve or recommend to the shareholders of the Company an Acquisition Proposal or Alternative Transaction; (iii) approve or recommend that the shareholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction; or (iv) fail to include the recommendation of the Board of Directors of the Company in favor of approval of this Agreement pursuant to Section 5.01(c) or fail to take the action required by the second sentence of Section 5.02; or (y) take any public position or make any disclosures to the Company's shareholders, whether or not permitted pursuant to Section 4.02, which has the effect of any of the foregoing (it being understood and agreed that a communication by the Board of Directors of the Company to the Company's shareholders pursuant to Rule 14d-9(f)(3) of the Exchange Act, or any similar type of communication to the Company's shareholders in connection with the making or amendment of a tender offer or exchange offer, shall not be deemed to constitute a basis for termination under this Section 7.01(e)); or

        (f) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "TERMINATING MISREPRESENTATION"); provided that if such Terminating Misrepresentation is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this
    Section 7.01(f); or

        (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (in either case, a "TERMINATING CHANGE"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that if any such Terminating Change is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g);

        (h) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "TERMINATING BREACH"); provided that, except for any breach of the Company's obligations under
    Section 4.02, if such Terminating Breach is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

        (i) by the Company, if (w) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, including Section 4.02, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof,
            (x) Parent shall not have made, within two full business days (disregarding any partial business days) of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, (y) the Company prior to such termination pursuant to this clause (i) shall have paid to Parent in immediately available funds the Fee and the Expenses required to be paid pursuant to Section 7.03(b), and (z) this Agreement shall not theretofore have been approved at the Company Shareholders Meeting.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except that (i) the Company, Parent or Merger Sub may have liability or obligations as set forth in
Section 7.03 and as set forth in or contemplated by Section 8.01 hereof. Notwithstanding the foregoing, nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful breach hereof or willful misrepresentation herein (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach).

    SECTION 7.03.  FEES AND EXPENSES.  (a) Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that if the Merger is not consummated, Parent and the Company shall share equally
(i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and
(ii) conveyance and similar taxes required to be paid by the Company prior to the Effective Time pursuant to Section 5.14.

    (b) The Company shall pay Guarantor a fee of $105 million (the "FEE"), and shall pay Parent's and Guarantor's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("EXPENSES," as applicable to Parent, Guarantor or the Company), in a combined amount not to exceed $5 million, upon the first to occur of any of the following events:

       (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) following the Company Shareholder Meeting at which the shareholders of the Company failed to approve this Agreement, PROVIDED that the Alternative Transaction Condition (as defined below) is satisfied; or

       (ii) the termination of this Agreement by Parent pursuant to
            Section 7.01(e); or

       (iii) the termination of this Agreement by the Company pursuant to
             Section 7.01(i).

    The "ALTERNATIVE TRANSACTION CONDITION" shall be satisfied in respect of a termination of this Agreement if an Alternative Transaction shall be publicly announced by the Company or any third party during the period beginning on the date of this Agreement and ending 12 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on terms substantially equivalent to or more favorable to the Company or its shareholders than the terms theretofore announced, and in the case of
Section 7.03(b)(i), such transaction provides for a per Share consideration with a fair market value greater than $60.00; provided that for purposes of this definition, the definition of Alternative Transaction set forth in
Section 4.02(a) shall be modified to replace "25%," as it appears in such definition, with "40%".

    (c) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(h), the Company shall pay to Guarantor and Parent their respective Expenses relating to the transactions contemplated by this Agreement in a combined amount not to exceed $5 million; and, in addition, the Company shall pay Guarantor the Fee provided that (i) such Terminating Breach is willful and
(ii) the Alternative Transaction Condition is satisfied.

    (d) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(f), the Company shall pay to Parent and Guarantor their respective Expenses relating to the transactions contemplated by this Agreement in a combined amount not to exceed $5 million. Upon termination of this Agreement by Company pursuant to Sections 7.01(f) or 7.01(h), Parent shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, in an amount not to exceed $5 million.

    (e) The Fee and/or Expenses payable pursuant to this Section 7.03 shall be paid within one business day after a demand for payment following the first to occur of any of the events described in the aforesaid Sections, as applicable; provided that in no event shall the Company be required to pay the Fee or any Expenses to Parent, nor shall Parent be required to pay any Expenses to the Company if, immediately prior to the termination of this Agreement, the entity otherwise entitled to receive such fee and/or expenses was in material breach of its obligations under this Agreement or, in the case of Parent, Merger Sub was in material breach of its obligations under this Agreement or Guarantor was in material breach of the Guarantee.

    (f) Each of the Company, Parent and Merger Sub agrees that the payments provided for in this Section 7.03 shall be the sole and exclusive remedy of Parent and Merger Sub upon a termination of this Agreement by Parent pursuant to
Section 7.01(d), (e), (f), (h) or (i), and the payments provided for in this
Section 7.03 shall be the sole and exclusive remedy of the Company upon a termination of this Agreement by the Company pursuant to Section 7.01(f) or (h), regardless of the circumstances giving rise to such termination; PROVIDED, HOWEVER, that the foregoing shall not apply to any willful breach of this Agreement or any willful misrepresentation hereunder giving rise to such termination. Subject to Section 7.03(e), if a party is entitled to terminate this Agreement pursuant to more than one clause of Section 7.01, such party shall be entitled to receive the Fees and Expenses to which it is entitled as a result of any such termination, provided that in no event shall there be any duplication of payment.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreements set forth in Article I and Sections 5.06 and 5.08(b) and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this
Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

    SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Parent or Merger Sub:

       Tyco Acquisition Corp. XXII (NV)
       S2 Merger Sub Inc.
       c/o Tyco International (US) Inc.
       One Tyco Park
       Exeter, NH 03833
       Attn: President
       Telecopy: (603) 778-7700

    With a copy (which shall not constitute notice) to:

       Tyco International (US) Inc.
       One Tyco Park
       Exeter, NH 03833
       Attn: General Counsel
       Telecopy: (603) 778-7700

    and

       Kramer Levin Naftalis & Frankel LLP
       919 Third Avenue
       New York, NY 10022
       Attn: Abbe L. Dienstag, Esq.
            Peter G. Smith, Esq.
       Telecopy: (212) 715-8000
       Confirm: (212) 715-9100

    (b) If to the Company:

       C.R. Bard, Inc.
       730 Central Avenue
       Murray Hill, NJ 07974
       Attn: General Counsel
       Telecopy: (908) 277-8025

    With a copy (which shall not constitute notice) to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, NY 10017-3954
       Attn: Alan D. Schnitzer, Esq.
       Telecopy: (212) 455-2502
       Confirm: (212) 455-2000

    SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "affiliates," with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

        (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "dollars" or "$" means United States dollars;

        (e) "knowledge" means, with respect to any matter in question, that the executive officers or any employee having primary or substantial oversight responsibility for the matter of the Company, Parent or Guarantor, as the case may be, have or at any time had actual knowledge of such matter;

        (f) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries or Guarantor or any of its Subsidiaries, as the case may be, means any change, effect or circumstance that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur: changes, effects or circumstances, that are applicable to (A) the healthcare, pharmaceutical or medical device industries generally, (B) the United States securities markets generally, (C) personnel and other changes customarily attendant to transactions of the type contemplated by this Agreement and
    (D) changes in economic, regulatory or political conditions generally.

        (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent, Guarantor or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent, Guarantor or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    When reference is made in this Agreement to the Company, Parent or Guarantor, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07. SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    SECTION 8.08. ENTIRE AGREEMENT. This Agreement and the Guarantor's guarantee hereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

    SECTION 8.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to Guarantor or any direct or indirect wholly-owned subsidiary of Guarantor, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and Section 7.03 (which contains provisions intended to be for the benefit of Guarantor and may be enforced by Guarantor).

    SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 8.12. GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, except to the extent that the NJBCA applies and, to that extent, by the internal laws of the State of New Jersey.

    (b) Each of the parties hereto submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

    SECTION 8.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES (AND IN RESPECT OF ANY DISPUTE IN RESPECT OF THE GUARANTEE, PARENT SHALL CAUSE GUARANTOR TO WAIVE), TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 8.15. PERFORMANCE OF OBLIGATIONS. Unless otherwise previously performed, Parent shall cause each of Merger Sub and the Surviving Corporation to perform all of its obligations set forth in this Agreement and Guarantor to perform all of its obligations under the Guarantee.

    SECTION 8.16. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       TYCO ACQUISITION CORP. XXII (NV)

                                                       By:  /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                            Name: Mark H. Swartz
                                                            Title: Vice President

                                                       S2 MERGERSUB INC.

                                                       By:  /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                            Name: Mark H. Swartz
                                                            Title: Vice President

                                                       C.R. BARD, INC.

                                                       By:  /s/ WILLIAM H. LONGFIELD
                                                            -----------------------------------------
                                                            Name: William H. Longfield
                                                            Title: Chairman and Chief Executive
                                                            Officer

                                   GUARANTEE

    Tyco International Ltd. ("Guarantor") irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Parent and Merger Sub, and/or any of their respective permitted assigns (and where any such representation or warranty is made to the knowledge of Parent or Merger Sub, such representation or warranty shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Parent's and Merger Sub's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

    Guarantor hereby waives, for the benefit of the Company, (i) any right to require the Company as a condition of payment or performance by Guarantor, to proceed against Parent or Merger Sub or pursue any other remedy whatsoever and
(ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Parent or Merger Sub.

    Without limiting in any way the foregoing guarantee, Guarantor covenants and agrees to take all actions to enable Parent and Merger Sub to adhere to the provisions of Sections 1.06, 1.07, 1.12, 4.03, 5.01, 5.03, 5.04, 5.08, 5.10,
5.14, 5.15 and 5.16 and each other provision of the Agreement which requires an act or omission on the part of Guarantor or any of its subsidiaries to enable Parent or Merger Sub to comply with its obligations under the Agreement.

    The provisions of Article VIII of the Agreement are incorporated herein, MUTATIS MUTANDIS, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Corporate Counsel and Chief Financial Officer, Telecopy No. (441) 295-9647, Confirm No.
(441) 292-8674 (with a copy as provided therefor in Section 8.02(a)).

    We understand that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                                       TYCO INTERNATIONAL LTD.

                                                       By:              /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                                          Mark H. Swartz
                                                                   EXECUTIVE VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER

                                                                         ANNEX B

                                                                    May 29, 2001

The Board of Directors
C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

Members of the Board of Directors:

    We understand that C. R. Bard, Inc., a New Jersey corporation (the "Company"), is considering a transaction (the "Transaction"), whereby Tyco International Ltd., a Bermuda corporation ("Guarantor"), will acquire the Company. Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 29, 2001 (including the guarantee by Guarantor of the obligations of Parent and Merger Sub thereunder, the "Merger Agreement"), among Tyco Acquisition Corp. XXII (NV), a Nevada corporation ("Parent") and a direct, wholly owned subsidiary of Guarantor, S2 Mergersub Inc., a New Jersey corporation ("Merger Sub") and a direct, wholly owned subsidiary of Parent, and the Company, among other things,
(i) Merger Sub will be merged with and into the Company (the "Merger"), and
(ii) in connection with the Merger, each issued and outstanding share of common stock, par value $.25 per share (the "Shares"), of the Company (other than Shares owned by the Company or Guarantor or any direct or indirect, wholly owned subsidiary of the Company or Guarantor) will be converted into the right to receive that number of common shares, par value $.20 per share ("Guarantor Common Shares"), of Guarantor equal to the Exchange Ratio (as defined in the Merger Agreement). No Guarantor Common Shares will be issued in connection with the Merger to holders of fractional Shares. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

    You have requested our opinion as to the fairness from a financial point of view to the holders of Shares of the consideration to be received by such holders in the Merger.

    UBS Warburg LLC has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. UBS Warburg LLC will receive a fee from the Company for its services, a significant portion of which is contingent upon the consummation of the Transaction and a portion of which is payable upon delivery of this opinion. In the ordinary course of business, UBS Warburg LLC, its successors and affiliates may trade or have traded securities of the Company and/or Guarantor for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not address the Company's underlying business decision to effect the Transaction or the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to any matter relating to the Transaction or the Merger. We have not been asked to, nor do we, at your direction, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction contemplated thereby. We express no opinion as to what the actual value of Guarantor Common Shares will be when issued pursuant to the Merger or the prices at which Guarantor Common Shares will trade subsequent to the announcement or consummation of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect relevant to our opinion from the respective drafts that we have examined, and that the Company, Guarantor, Parent and Merger Sub will comply with all the material terms of the Merger Agreement. In rendering our opinion, we have also assumed, with your consent, that the Transaction will qualify as a tax-free reorganization.

    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and Guarantor, (ii) reviewed the reported prices and trading activity for the Shares and the Guarantor Common Shares, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available, (iv) reviewed certain internal financial information and other data relating to the business and financial prospects of Guarantor, including estimates and financial forecasts prepared by management of Guarantor, that were provided to us by the Guarantor and not publicly available,
(v) conducted discussions with members of the senior management of the Company and Guarantor, (vi) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and Guarantor, (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant,
(viii) reviewed drafts of the Merger Agreement, (ix) considered certain pro forma effects of the Transaction on the Guarantor's financial statements and reviewed certain estimates of synergies prepared by the Company's management, and (x) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Guarantor, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, pro forma effects and calculations of synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future financial performance of their respective companies. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Shares in the Merger is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          /s/ UBS WARBURG LLC

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-law 102 of the Tyco Bye-laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 of Bermuda. Section 98 of the Companies Act 1981 prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $250,000,000 of insurance to reimburse the directors and officers of Tyco and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 21.  EXHIBITS

         2.1            Agreement and Plan of Merger, dated as of May 29, 2001, by and between Tyco Acquisition Corp. XXII (NV), S2 Mergersub
                        Inc. and C. R. Bard, Inc., including Guarantee of Tyco
                        International Ltd. (included as Annex A to the proxy
                        statement/prospectus which forms a part of this Registration
                        Statement).

         5 Opinion of Appleby Spurling & Kempe regarding the validity of the Tyco common shares registered hereunder*

         8.1            Tax Opinion of PricewaterhouseCoopers LLP*

         8.2            Tax Opinion of Simpson Thacher & Bartlett*

         8.3            Tax Opinion of Appleby Spurling & Kempe*

        23.1            Consent of PricewaterhouseCoopers

        23.2            Consent of Arthur Andersen LLP (Philadelphia, PA)

        23.3            Consent of KPMG LLP

        23.4            Consent of Arthur Andersen LLP (Roseland, NJ)

        23.5            Consent of Appleby Spurling & Kempe (contained in Exhibit 5 and Exhibit 8.3)*

        23.6            Consent of PricewaterhouseCoopers LLP (contained in Exhibit
                        8.1)*

        23.7            Consent of Simpson Thacher & Bartlett (contained in Exhibit
                        8.2)*

        24.1            Power of Attorney (included on the signature page hereto)

        99.1            Form of Proxy Card of C. R. Bard, Inc.*

        99.2            Consent of UBS Warburg LLC

------------------------

*   To be filed by amendment.

ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 15th day of June, 2001.

                                                       TYCO INTERNATIONAL LTD.

                                                       By:              /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                                          Mark H. Swartz
                                                                   EXECUTIVE VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER
                                                               (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                             OFFICER)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 426(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 15, 2001 in the capacities indicated below.

                        NAME                                               TITLE
                        ----                                               -----
               /s/ L. DENNIS KOZLOWSKI                 Chairman of the Board, President, Chief
     -------------------------------------------       Executive Officer and Director (Principal
                 L. Dennis Kozlowski                   Executive Officer)

               /s/ LORD ASHCROFT KCMG
     -------------------------------------------       Director
                 Lord Ashcroft KCMG

                /s/ JOSHUA M. BERMAN
     -------------------------------------------       Director
                  Joshua M. Berman

                /s/ RICHARD S. BODMAN
     -------------------------------------------       Director
                  Richard S. Bodman

                        NAME                                               TITLE
                        ----                                               -----
                  /s/ JOHN F. FORT
     -------------------------------------------       Director
                    John F. Fort

                 /s/ STEPHEN W. FOSS
     -------------------------------------------       Director
                   Stephen W. Foss

                  /s/ WENDY E. LANE
     -------------------------------------------       Director
                    Wendy E. Lane

              /s/ JAMES S. PASMAN, JR.
     -------------------------------------------       Director
                James S. Pasman, Jr.

                /s/ W. PETER SLUSSER
     -------------------------------------------       Director
                  W. Peter Slusser

                 /s/ MARK H. SWARTZ                    Executive Vice President, Chief Financial
     -------------------------------------------       Officer and Director (Principal Financial and
                   Mark H. Swartz                      Accounting Officer)

               /s/ FRANK E. WALSH, JR.
     -------------------------------------------       Director
                 Frank E. Walsh, Jr.

                 /s/ JOSEPH F. WELCH
     -------------------------------------------       Director
                   Joseph F. Welch

                               INDEX TO EXHIBITS

      EXHIBITS
---------------------
        23.1            Consent of PricewaterhouseCoopers
        23.2            Consent of Arthur Andersen LLP (Philadelphia, PA)
        23.3            Consent of KPMG LLP
        23.4            Consent of Arthur Andersen LLP (Roseland, NJ)
        99.2            Consent of UBS Warburg LLC